As filed with the Securities and Exchange Commission on December 19, 2023

Registration No. 333-275195

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Silynxcom LTD.

(Exact name of registrant as specified in its charter)

State of Israel	3651	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19 Yad Ha’Harutzim St. Netanya, 4250519, Israel Tel: +972-9-8658-370
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Silynx Communications Inc. Campus Drive 4630, Suite 109 Newport Beach, CA 92660 571-368-4423
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) HaArba’a Towers 28 HaArba’a St. North Tower, 35th Floor Tel-Aviv, Israel 6473925 Tel: +972.74.758.0480	David Huberman, Esq. Gary Emmanuel, Esq. Win Rutherfurd, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th Floor 132 Menachem Begin Rd Tel Aviv, Israel 6701101 Tel: +972 3.636.6033

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 19, 2023

1,075,000 Ordinary Shares

Silynxcom Ltd.

This is a firm commitment initial public offering of Silynxcom Ltd. We are offering 1,075,000 ordinary shares, no par value, of our Company, or the Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We anticipate that the initial public offering price of our shares will be between $4.00 and $6.00.

We intend to apply to list the Ordinary Shares on the NYSE American LLC, or the “NYSE American”, under the symbol “SYNX”. This offering is contingent upon the Ordinary Shares being listed. We will not complete this offering if the Ordinary Shares are not approved for listing.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are subject to reduced public company reporting requirements.

We are, and following the consummation of this offering will continue to be, a “controlled company” as defined under the Israeli Companies Law 5759-1999, or the Companies Law, and under the NYSE American rules because our existing controlling shareholders, Mr. Nir Klein and Mr. Ron Klein, will own 52.11% of the total voting power of our issued and outstanding Ordinary Shares immediately after the consummation of this offering, assuming the sale of all of the Ordinary Shares we are offering. As a result, Mr. Nir Klein and Mr. Ron Klein will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendment of our amended and restated articles of association and approval of significant corporate transactions.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)(2)	$	$

(1)

Excludes a non-accountable expense allowance equal to 1.0% of the initial public offering price payable to the underwriters. See the section titled “Underwriting” beginning on page 95 of this prospectus for additional information regarding underwriters’ compensation.

(2)

We have granted the underwriters an option for a period of up to 45 days to purchase from us, at the public offering price, up to 161,250 additional Ordinary Shares, less underwriting discounts and commissions, to cover over-allotments, if any.

The underwriters expect to deliver the Ordinary Shares on or about              , 2023.

ThinkEquity

The date of this prospectus is           , 2023

SILYNX

SUPERIOR SOUND CONNECTION
& COMUNNICATION

SILYNX AT A GLANCE

We expect our In-Ear headsets to rapidly replace bulky and outdated Over-Ear headsets, providing improved hearing in stealth operations and reliable, clear radio communication in noisy/kinetic environments

Silynxcom (Silynx) develops, designs, manufactures and sells advanced ruggedized tactical and commercial communication headsets to military, law enforcement, and homeland security agencies and professionals worldwide.

$150M in revenue since 2005
300+ active customers
100% revenue growth from 2020 to 2022
Cumulatively **cash flow positive**, over the last 3 years
6X growth in distributor network over the last 2 years
SILYNX

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell the securities and seeking offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company”, “Silynx” and “Silynxcom” refer to Silynxcom Ltd., an Israeli corporation, Silynx Communications Inc., a Delaware corporation and Source of Sound Ltd., an Israeli corporation.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

On August 6, 2023, a 5.612-for-one reverse split of our Ordinary Shares became effective. Furthermore, on November 28, 2023 a 1.065472054-for-one reverse split of our outstanding Ordinary Shares, or the November Reverse Split, became effective. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein reflect the amounts after giving effect to the November Reverse Split. The number of Ordinary Shares currently issued and outstanding is 3,161,779.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. While we believe the estimated market position, market opportunity and market size information included in this prospectus is generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Other market data and industry information is based on management’s knowledge of the industry and good faith estimates of management. All of the market data, panel data and industry information used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

Our Company

For over a decade, we have been developing, manufacturing, marketing, and selling ruggedized tactical communication headset devices as well as other communication accessories, all of which have been field-tested and combat-proven. Our in-ear headset devices, or In-Ear Headsets, are used in combat, the battlefield, riot control, demonstrations and weapons training courses. Our In-Ear Headsets seamlessly integrate with third party manufacturers of professional-grade ruggedized radios that are used by soldiers in combat or police officers in riot situations. Our In-Ear Headsets also fit tightly into the protective gear to enable users to speak and hear clearly and precisely while they are protected from the hazardous sounds of combat, riots or dangerous situations.

Our sleek, lightweight, In-Ear Headsets include active sound protection to eliminate unsafe sounds, while maintaining ambient environmental awareness, giving our customers 360° situational awareness.

We work closely with our customers and seek to improve the functionality and quality of our products based on actual feedback from soldiers and police officers “in the field.” Our headset devices are compatible and easily integrate with the various communication equipment devices currently being used by tens of thousands of military and law enforcement personnel in leading military and law enforcement units globally.

We sell our In-Ear Headsets and communication accessories directly to military forces, police and other law enforcement units around the world. We also sell indirectly, through a specialized network of local distributors in each geography in which we operate, as well as through key strategic partnerships with radio equipment manufacturers. Our direct sales are generally conducted through government-run official tender processes. Our indirect sales are conducted through our distributor network, specialized agents, and strategic original equipment manufacturers, or OEMs. Our distributor network has grown by six times from 2020 to 2022. While our primary markets are currently in Israel, Europe, Asia and the United States, we intend to expand our sales, marketing and distribution network into new markets such as Southeast Asia and Latin America.

Recent Developments

On October 7, 2023, Hamas terrorists invaded southern Israel and launched thousands of rockets in a widespread terrorist attack on Israel. On the same day, the Israeli government declared that the country was at war. In the days that followed, the Israeli military began to call-up reservists for active duty and deploy units across all service branches to take positions in preparation for a war that, according to Israeli government officials, could last for months.

We sell our products directly and indirectly to the Israel Defense Forces. From October 10, 2023 until the date of this prospectus, we received purchase orders from the Israel Defense Forces and police forces in Israel, amounting to an aggregate of over $4.0 million to supply certain products in the near-term to be used by all branches of the Israel Defense Forces and police departments in Israel as well as in the longer term to resupply inventory stockpiles of equipment for the Israel Defense Forces. We expect to receive additional purchase orders as a result of the ongoing war. There is no assurance, however, that any further purchase orders will materialize in connection with this war. For further information, see “Business—Our Technology—Sales and Marketing” and “Risk Factors—Risks Related to Israeli Law and Our Operations in Israel”.

Corporate Information

We are an Israeli corporation and were incorporated under the name Silynxcom Ltd. Our principal executive offices are located at 19 Yad Haruzim Street in Netanya, Israel. Our telephone number in Israel is +972 9-8658-370. Our website address https://www.silynxcom.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus contains trademarks, trade names and service marks, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Controlled Company under the Companies Law

The term “control” is defined in the Companies Law as the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder “holds” (within the meaning of the Companies Law) 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

As of the date of this prospectus, Mr. Nir Klein, the Company’s Chief Executive Officer, owns more than 50% of our voting power.

Following the consummation of the offering, Mr. Nir Klein and Mr. Ron Klein may not own, in the aggregate, more than 50% of the voting rights in the Company. The Board will periodically assess and decide whether any person(s) retain control of our Company within the meaning of the Companies Law.

For so long as we have one or more controlling shareholder(s) (as defined above) following the consummation of the offering, any transaction which involves the controlling shareholder(s) must be approved by a special majority of our shareholders general meeting, in addition to other required approvals under Companies Law, without taking the controlling shareholder(s) vote into consideration in the said matter. Certain exemptions may apply to transactions with our controlling shareholder(s), as described in the Companies Law regulations.

Additionally, for so long as the Company has a controlling shareholder(s), members of the audit and compensation committees of the board of directors may not be an employee or service provider of the controlling shareholder(s).

Under regulations promulgated pursuant to the Companies Law, in case we do not have a controlling shareholder(s) in the future, the Board may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation.

Implications of being a Controlled Company under NYSE American Rules

In addition for purposes of the NYSE American rules, we are a “controlled company”, meaning a company over which 50% of the voting power for the election of directors is held by an individual a group, or another company.

Since Mr. Ron Klein and Mr. Nir Klein will own together 52.11% of our Ordinary Shares immediately after the consummation of this offering, assuming the sale of all of the Ordinary Shares we are offering, which means that they will control 52.11% of our voting power, we are eligible for exemptions from certain NYSE American corporate governance standards.

Under these rules, a controlled company may elect to be exempt from the requirements that a majority of its board of directors are independent and that the compensation committee is composed entirely of independent directors. However, we have decided not to avail ourselves of the exemptions available for controlled companies under NYSE American rules. However, our decision not to rely on the “controlled company” exemption could change. As a result, you may in the future not have the same protection afforded to shareholders of companies that are subject to all of the NYSE American corporate governance requirements. See “Risk Factors – Risks Relating to this Offering and Ownership of our Securities – As a “controlled company” within the meaning of the NYSE American rules, we qualify for exemptions from certain corporate governance standards. We do not currently expect or intend to rely on any of these exemptions, but we cannot assure that we will not rely on these exemptions in the future.”

Implications of being a “Foreign Private Issuer”

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements, we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors, and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the  NYSE American rules for domestic U.S. issuers and are not required to be compliant with all NYSE American rules as of the date of our initial listing on the NYSE American as would domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

Risk Factor Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in the Ordinary Shares. In particular, our risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

●	Our consolidated financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

●	A reduction in the spending patterns of government agencies or delays in obtaining government approval for our products could materially and adversely affect our net sales, results of operations, earnings and cash flow.

●	The markets in which we compete are highly competitive and some of our competitors have greater financial and other resources than we do. The competitive pressures faced by us could materially and adversely affect our business, results of operations and financial condition.

●	A significant portion of our revenues is derived from certain customers.

●	If any customer accounts for a significant portion of our revenue in our operations, the loss of any such customers or a material decline in the transaction would have an adverse effect on our operating results

●	We generally do not have long-term contracts with our distributors, which makes forecasting our revenues and operating results difficult.

Risks Related to the Supply and Manufacturing of our Products

●	Disruptions of our production could adversely affect our operating results.

●	We use a variety of raw materials, supplier-provided parts, electronic and acoustic among other components, local manufacturing sub-contractors and contract manufacturing services, and significant shortages, capacity constraints, production disruptions or price increases could increase our operating costs and adversely impact the competitive positions of our products.

●	Security, geopolitical and political conditions in Israel and across the world may adversely impact our financial conditions and business operations in particular impact on access to acquire components and raw material and other supply chain disruptions.

●	Our customers who purchase our products for defense applications typically incorporate our products into their products, which are sold to the U.S. government under contracts. U.S. government contracts generally are not fully funded at inception and may be terminated or modified prior to completion, which could adversely affect our business.

●	Unfavorable outcomes in legal proceedings may harm our business and results of operations.

Risks Related to Intellectual Property

●	Any loss or limitations on our right to use intellectual property licensed from third parties could have a material adverse effect on our business, operating results and financial condition.

●	We consider our industry know-how proprietary but own no registered intellectual property or technology, and others may seek to copy it without compensating us.

●	Our results of operations may be adversely affected if we are subject to a protracted infringement claim or a claim that results in a significant damage award.

Risks Related to this Offering and Ownership of Our Securities

●	The market price of our Ordinary Shares may be highly volatile, and you may not be able to resell your shares at or above the initial public offering price.

●	We will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

●	Section 404 of the Sarbanes-Oxley Act requires us to assess the effectiveness of our internal controls over financial reporting, which assessment, as a private company, we have not yet performed.

●	Raising additional capital would cause dilution to our existing shareholders and may adversely affect the rights of existing shareholders.

●	If you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

●	Since we are deemed to be a controlled company under the Companies Law and NYSE American Rules, we qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies. The controlling shareholder(s) will continue to be able to exert significant control over matters submitted to our shareholders for approval. Investors often perceive disadvantages in owning shares in companies with controlling shareholders which may adversely affect the trading price for our Ordinary Shares.

Risks Related to Israeli Law and Our Operations in Israel

●	Potential political, economic and military instability in the State of Israel, where our headquarters, members of our management team, our production and research and development facilities are located, may adversely affect our results of operations.

●	Our financial performance is subject to risks associated with changes in the value of the U.S. dollar, Israeli shekel, versus local currencies.

●	We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.

●	We may be required to pay monetary remuneration to our Israeli employees for their inventions, even if the rights to such inventions have been duly assigned to us.

●	It may be difficult to enforce a judgment of a U.S. court against us and our executive officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our executive officers and directors and these experts.

THE OFFERING

Issuer	Silynxcom Ltd.

Ordinary Shares offered by us	1,075,000 Ordinary Shares.

Ordinary Shares currently issued and outstanding	3,161,779.

Ordinary Shares to be issued and outstanding after this offering	5,075,000 Ordinary Shares (or 5,236,250 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares).

Over-allotment option

We have granted the underwriters an option for a period of up to 45 days to purchase, at the public offering price, up to 161,250 additional Ordinary Shares, representing 15%, less underwriting discounts and commissions, to cover over-allotments, if any.

Use of proceeds

We expect to receive approximately $4.0 million in net proceeds from the sale of  the securities offered by us in this offering (approximately $4.74 million if the underwriters exercise their over-allotment option in full ), based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

●      approximately $1.5 million for marketing and business development;

●      approximately $1.0 million for research and development; and

●      the remainder for working capital and general corporate purposes.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering.

See “Use of Proceeds” on page 31 of this prospectus for a more complete description of the intended use of proceeds from this offering as well as “Risk Factors — Risks Related to this Offering and Ownership of Our Securities.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 8 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Ordinary Shares.

Listing	We intend to apply to list our shares on the NYSE American, under the symbol SYNX.

The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 3,161,779 Ordinary Shares outstanding as of June 30, 2023. This number excludes:

●	454,105 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our Employee Share Option Plan, or the ESOP, outstanding as of June 30, 2023, at a weighted average exercise price of $2.15, of which 454,105 were vested as of June 30, 2023;

●	53,624 Ordinary Shares issuable upon exercise of warrants issued to an employee, at an exercise price of NIS 2.965; and

●	696,171 Ordinary Shares reserved for future issuance under our ESOP.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the Representative’s Warrants;

●	no exercise of the underwriters’ over-allotment option;

●	no exercise of the outstanding options described above;
●	102,346 Ordinary Shares issuable upon the conversion of certain equity investment agreements, which we refer to as Simple Agreements for Future Equity, or SAFEs, for aggregate proceeds of NIS 1.14 million (approximately $342 thousand), which will automatically convert upon the consummation of this offering, based on an offering price of $5.00, which is the midpoint of the price range set forth on the cover page of this prospectus; and

●	735,875 Ordinary Shares to be issued upon consummation of this offering under the Investors Agreement (as defined below).

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2022 and 2021 from our audited consolidated financial statements, which are included elsewhere in this prospectus. We have derived the following statements of operations data for the six months ended June 30, 2023 and 2022, and balance sheet data as of June 30, 2023 from our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with IFRS, as issued by the IASB and its interpretations. Our historical results are not necessarily indicative of the results that may be expected in the future and interim results are not necessarily indicative of the results that may be achieved in an entire fiscal year. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto, which are included elsewhere in this prospectus.

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars in thousands, except share and per share data	2022	2021	2023	2022
			(Unaudited)
Consolidated Statement of Comprehensive Income:
Revenues	7,264	9,581	3,096	1,980
Cost of revenue	4,836	6,379	1,901	1,318
Gross Profit	2,428	3,202	1,195	662
Research and development expenses	439	448	569	200
Selling and marketing expenses	672	852	1,989	348
General and administrative expenses	837	1,255	965	392
Other income	-	166	-	-
Operating profit (loss)	480	813	(2,328)	(278)
Finance income	1,443	-	35	69
Finance expenses	123	964	37	1,356
Income (loss) before income tax	1,800	(151)	(2,326)	1,009
Income tax expenses	2	2	-	-
Net income (loss)	1,798	(153)	(2,326)	1,009
Other comprehensive income (loss)
Gain (loss) from remeasurement of defined benefit plans	16	(5)	-	-
Total comprehensive income (loss)	1,814	(158)	(2,326)	1,009
Basic earnings (loss) per share	0.605	(0.051)	(0.783)	0.339
Diluted earnings (loss) per share	0.577	(0.051)	(0.783)	0.305

	As of June 30, 2023
U.S. dollars in thousands	Actual	Pro Forma as Adjusted(1)
Consolidated Balance Sheet Data:	(Unaudited)
Cash and cash equivalents	351	4,422
Total assets	4,541	8,612
Total non-current liabilities	155	155
Accumulated loss	(19,780)	(21,065)
Total shareholders’ equity	1,276	5,569

(1)	Pro forma as adjusted data gives effect to: (a) the sale of 1,075,000 Ordinary Shares in this offering, at an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses (assuming no exercise of the over-allotment option and no exercise of any of the Representative’s Warrants issued pursuant to this offering), (b) the issuance of 102,346 Ordinary Shares to be issued upon the conversion of the SAFEs upon the consummation of this offering, and (c) the issuance of 735,875 Ordinary Shares to be issued upon consummation of this offering based on the Investors Agreement as if such events had occurred on June 30, 2023.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making a decision to invest in our securities. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks and uncertainties. The trading price and value of our securities could decline due to any of these risks and uncertainties and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our consolidated financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2022 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of Ordinary Shares.

A reduction in the spending patterns of government agencies or delays in obtaining government approval for our products could materially and adversely affect our net sales, results of operations, earnings and cash flow.

The demand for our products sold to the military market, the homeland security market and other government agencies is, in large part, driven by available government funding. Government budgets are set annually and may fluctuate. A significant reduction in available government funding could result in declines in our net sales, results of operations, earnings and cash flow.

A significant portion of our sales are made to government agencies (such as ministries of defense and ministries of interior affairs) or municipal parties (such as police departments, security departments and fire services), which operate in accordance with multi-year investment and work plans that are approved and budgeted by relevant government authorities. Our sales may be impacted if these government agencies divert funds to other areas, such as to the purchase of weapons or other needs. Further, because some government contracts are often for long term periods, such as three or five years, we may lose customer business for a significant period if we lose a government tender and such contract will not be reopened for bidding until such long term period nears expiration.

The markets in which we compete are highly competitive and some of our competitors have greater financial and other resources than we do. The competitive pressures faced by us could materially and adversely affect our business, results of operations and financial condition.

The military and law enforcement market and the homeland security market are highly competitive, with participants ranging in size from small companies focusing on single types of similar communication products, to large multinational corporations that manufacture and supply many types of safety products. Our main competitors vary by region and product. We believe that participants in this industry compete primarily on the basis of product characteristics (such as functional performance, technology, cost of ownership, comfort, design and style), price, service and delivery, customer support, the ability to meet the special requirements of customers, brand name trust and recognition. Some of our competitors have greater financial and other resources than we do and our business could be adversely affected by competitors’ new product innovations, technological advances made to competing products and pricing changes made by us in response to competition from existing or new competitors. We may not be able to compete successfully against current and future competitors and the competitive pressures faced by us could have a material adverse effect our business, consolidated results of operations and financial condition.

A significant portion of our revenues is derived from certain customers.

We have one customer that comprised 65.91% of our total revenues in 2021 but none of our total revenues in 2022 and 6.76% of our total revenues in the six months ended June 30, 2023. We have another customer that comprised 3.49% of our total revenues in 2021, 55.3% of our total revenues in 2022 and 14.1% of our total revenues in the six months ended June 30, 2023. The contracts entered into with these customers are generally one-off and repeated individual orders, without a term of any specific duration. There were no other customers that comprised greater than 10% of our total revenues during these years. While we consider our relationships with our major customers to be good, the reduction, delay or cancellation of orders from this customer or any delays in payments beyond their payment terms, for any reason, would reduce our revenue and operating income and could materially and adversely affect our business, operating results and financial condition in other ways.

If any customer accounts for a significant portion of our revenue, the loss of any such customer or a material decline in our transactions with such customer would have an adverse effect on our operating results.

Our management’s strategy plans to avoid customer concentration and is expanding the customer base by growing our distributor and agent network. However, one customer accounted for a significant portion of our revenue in the year ended December 31, 2021 and another customer accounted for a significant portion of our revenue for the year ended December 31, 2022. In the six months ended June 30, 2023, two customers exceeded 10% of total revenue but no single customer exceeded 15% of our total revenue for the period. Despite our efforts to expand our customer base, we cannot assure you that we will be able to create a wide customer base in future periods.

Although we continually seek to diversify our customer base, we cannot assure you that such customer concentration will not persist. Dependence on a limited number of major customers exposes us to the risks of substantial losses if any of them reduces or ceases business with us. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our revenues and have a material and adverse effect on our business, results of operations, financial condition and prospects:

●	an overall decline in the business of one or more of our significant customers;

●	the decision by one or more of our significant customers to switch to our competitors;

●	the reduction in the prices of our products agreed by one or more of our significant customers;

●	the failure or inability of any of our significant customers to make timely payment for our products; or

●	regulatory developments that may negatively affect the business of one or more of our significant customers or cryptocurrency mining activities in general.

There are inherent risks whenever a large percentage of total revenues are concentrated in a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers. In addition, revenues from these larger customers may fluctuate from time based on deal-flow, the timing of which may be affected by market conditions or other facts, some of which may be outside of our control. If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our services and products which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our Ordinary Shares. If any of our large customers cease to procure from us, such cessation would negatively affect our revenues and results of operations and/or trading price of our Ordinary Shares. There is no assurance that we will be successful in our efforts to convince customers to accept our products. Our failure to sell our products could have a material adverse effect on our financial condition and results of operations.

For most of our sales and customers, we do not have long-term contracts. No assurance can be given that our customers will continue to do business with us. The loss of any of our significant customers will have a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, the uncertainty of product orders can make it difficult to forecast our sales and allocate our resources in a manner consistent with actual sales, and our expense levels are based in part on our expectations of future sales. If our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls.

We generally do not have long-term contracts with our distributors, which makes forecasting our revenues and operating results difficult.

We generally do not enter into long-term agreements with our distributors obligating them to purchase our products. Our business is characterized by short-term purchase orders with shipment schedules within six months and we generally permit orders to be canceled or rescheduled before shipment without significant penalty. As a result, our distributors may cease purchasing our products at any time, which makes forecasting our revenues and operating results difficult. In addition, due to the absence of substantial non-cancelable backlog, we typically plan our production and inventory levels based on our distributors’ and partners’ forecasts of customer demand, which can fluctuate substantially. The uncertainty of product orders makes it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels and the amounts we invest in capital equipment and new product development costs are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls and our results of operations and financial condition could be materially adversely affected.

Fluctuations in operating results make financial forecasting difficult and could adversely affect the price of our Ordinary Shares.

Our interim and annual revenues and operating results may fluctuate significantly for numerous reasons, including:

●	the timing of receiving purchase orders may result in revenue recognition shift due to delivery schedule;
●	availability of electronic components to build our products;

●	the timing and cancellation of customer orders

●	cancellation of government contracts; and
●	our ability to secure agreements from our direct and indirect distributers for the purchase of our products.

As a result of these and other factors, our revenues and our operating results for any one period or year may not be indictive of our future revenues or operating results. If our revenues or results of operations fall below expectations of investors or market analysts, the price of our Ordinary Shares could fall substantially.

We may incur significant costs or liabilities to satisfy obligations under the terms of the warranties we supply and the contractual terms under which we sell our products and services.

With respect to our products, we typically offer a warranty against any defects in manufacture or workmanship for a period up to one year from the date of purchase. Our customers may extend the warranty period for additional payment. An exercise of the warranty within such time is unusual based on our historical records and the expense is therefore negligible. However, we provide a reserve for these potential warranty expenses, which is based on an analysis of historical warranty issues. There is no assurance that future warranty claims will be consistent with past history and in the event that we experience a significant increase in warranty claims, there is no assurance that our reserves will be sufficient. Excessive warranty claims could have a material adverse effect on our business, financial condition and results of operations.

Our business is affected by the security, geopolitical and political conditions in the United States, Israel and across the world. Such trend may affect the demand for tactical speech and audio accessories as our Communication Devices products which may affect our business and operations.

Our business is affected by the security, geopolitical and political conditions in the United States, Israel and across the world. Unstable security conditions in the United States and Israel in particular may increase the demand for our communication devices products. Precarious political conditions may trigger sanctions, cancellation of export licenses or the stopping of manufacturing activities in a certain country which may affect our business and operations.

A cancellation of our authorized supplier approval issued by the Israeli Ministry of Defense, our security clearance and non-compliance with preconditions, rules and other regulations may affect our future revenues, cash flow and financial results for contracts with Israeli government or its agencies.

We are an authorized supplier of the Israeli Ministry of Defense and we maintain security clearance required for conducting business with them and, accordingly, we are required to comply with preconditions, rules and other regulations that apply to its engagement with the Ministry of Defense and contracts with the Israeli government or it agencies. If our authorized supplier approval with the Ministry of the Defense is cancelled or if we fail to comply with preconditions, rules and other applicable regulations it could have a material adverse effect on our operations and future revenues, cash flow and financial results.

Our earnings and margin depend on our ability to perform on our contracts.

When agreeing to contractual terms, our management team makes assumptions and projections about future conditions and events. The accounting for our contracts and programs requires assumptions and estimates about these conditions and events. These projections and estimates assess:

●	the productivity and availability of labor;
●	the complexity of the work to be performed;
●	the cost and availability of materials and components; and
●	schedule requirements.

If there is a significant change in one or more of these circumstances, estimates or assumptions, or if the risks under our contracts are not managed adequately, the profitability of contracts could be adversely affected. This could affect earnings and margin materially.

Our earnings and margin depend in part on subcontractor and supplier performance.

We rely on other companies to provide materials, components and subsystems for our products. We depend on these subcontractors and suppliers to meet their contractual obligations in full. We manage our supplier base carefully to avoid or minimize customer issues. We sometimes rely on only one or two sources of supply that, if disrupted, could have an adverse effect on our ability to meet our customer commitments. Our ability to perform our obligations may be materially adversely affected if one or more of these suppliers is unable to provide the agreed-upon materials, perform the agreed-upon services in a timely and cost-effective manner, or engages in misconduct or other improper activities.

Damage to our reputation or the reputation of one or more of our product brands could adversely affect our business.

Developing, maintaining and enhancing our reputation, as well as the reputation of our brands, is a critical factor in our relationship with customers, distributors and others. Our inability to address negative publicity or other issues, including concerns about product safety or quality, real or perceived, could negatively impact our business which could have a material adverse effect on our business, consolidated results of operations and financial condition. In addition, any errors, defects, disruptions, or other performance problems with our products could harm our brand and may damage the safety of our end-users.

Our future success depends in part on our ability to continue to develop and improve our products and technologies and maintain a qualified workforce to meet the needs of our customers.

Many of the products and services we provide involve sophisticated technologies and engineering, with related complex manufacturing and system-integration processes. Our customers’ requirements may change and evolve. Accordingly, our future performance depends in part on our ability to continue to develop, manufacture and provide innovative products and services and bring those offerings to market quickly at cost-effective prices. Some new products must meet extensive and time-consuming regulatory requirements that are often outside our control and may result in unanticipated delays. Additionally, due to the highly specialized nature of our business, we must hire and retain the skilled and qualified personnel. To the extent that the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting or training costs in order to attract and retain such employees. If we were unable to develop new products that meet customers’ changing needs and satisfy regulatory requirements in a timely manner or successfully attract and retain qualified personnel, our future revenue and earnings may be materially adversely affected.

Claims of injuries or potential safety issues related to alleged product defects, or quality concerns against us could have a material adverse effect on our business, operating results, financial condition and liquidity.

Our mission, reputation and business success rely on our ability to design and provide safe, high quality and reliable products that earn and maintain customer trust. Our products are often used in high-risk and unpredictable environments, and we face an inherent business risk of exposure to product liability claims. In the event the parties using our products are injured or any of our products are alleged to be defective, we could be subject to claims. In addition, we may be required to or may voluntarily recall or redesign certain products or components due to concern about product safety, quality, or reliability. Any significant claims, recalls or field actions that result in significant expense or negative publicity against us could have a material adverse effect on our business, operating results, financial condition and liquidity, including any successful claim brought against us in excess or outside of available insurance coverage.

We derive a significant portion of our revenues from international sales and are exposed to the risks of doing business in multiple countries.

In 2022, our primary markets for deriving our revenues were Israel and the United States. Our non-Israel and U.S. customers, which includes international military sales, accounted for approximately 60.3% of our revenues. We expect that sales from a variety of international markets will continue to account for a significant portion of our revenues for the foreseeable future. As a result, we are exposed to the risks of doing business in multiple countries.

Government policies on international trade and investment and changes in regulatory requirements can affect the demand for our products, impact the competitive position of our products or prevent us from being able to sell or manufacture products in certain countries. The implementation of more restrictive trade policies, such as higher tariffs or new barriers to entry, in countries in which we sell large quantities of products and services could negatively impact our business, financial condition and results of operations. For example, a government’s adoption of “buy national” policies or retaliation by another government against such policies could have a negative impact on our results of operations. If we were unable to navigate the foreign regulatory environment, or if we were unable to enforce our contract rights in foreign countries, our business could be adversely impacted. Any of these events could reduce our sales, limit the prices at which we can sell our products, interrupt our supply chain or otherwise have an adverse effect on our operating performance. Furthermore, volatility in international political and economic environments changes in governments’ national priorities and budgets can lead to delays or fluctuations in orders.

While the impact of these factors is difficult to predict, any one or more of these factors could adversely affect our operations in the future. For example, changing tax treaties between Israel and countries to which we ship products may levy tariffs or taxes on us, which would affect our cash flow. Impacts from these or future potential tariffs, or deterioration in trade relations between Israel and one or more other countries, sanctions and other trade restrictions could have a material adverse impact on our financial position, results of operations and cash flows.

We are subject to various U.S and foreign tax laws and any changes in these laws related to the taxation of businesses and resolutions of tax disputes could adversely affect our results of operations.

The U.S. Congress, the Organization for Economic Co-operation and Development or, OECD, and other government agencies in jurisdictions in which we and our affiliates invest or do business, including the Israeli Tax Authority, have maintained a focus on issues related to the taxation of multinational companies. The OECD has changed numerous long-standing tax principles through its base erosion and profit shifting project which could adversely impact our effective tax rate.

We are subject to regular review and audit by both foreign and domestic tax authorities. While we believe our tax positions will be sustained, the final outcome of tax audits and related litigation may differ materially from the tax amounts recorded in our consolidated financial statements, which could have a material adverse effect on our consolidated results of operations, financial condition and cash flows.

We depend on the recruitment and retention of qualified personnel, including our key executives, and our failure to attract, train and retain such personnel and to maintain our corporate culture and high ethical standards could seriously harm our business.

Due to the specialized nature of our business, our future performance is highly dependent upon the continued services of our key technical personnel and executive officers, the development of additional management personnel, and the hiring of new qualified technical, manufacturing, marketing, sales and management personnel for our operations. Our defense business in particular requires qualified personnel with security clearances due to our classified programs. Competition for personnel is intense and we may not be successful in attracting, training or retaining qualified personnel with the requisite skills or security clearances. In addition, certain existing personnel may be required to receive various security clearances and substantial training in order to work on certain programs or perform certain tasks. Necessary security clearances may be delayed, which may impact our ability to perform on our U.S. government contracts. To the extent that we lose experienced personnel, it is critical that we develop other employees, hire new qualified personnel and successfully manage the transfer of critical knowledge. In addition, new qualified personnel may have different expectations from our current workforce, which could result in difficulties attracting and retaining new employees. Loss of key employees, increased attrition for various reasons, failure to attract new qualified employees or adequately train them, delays in receiving required security clearances, or delays in hiring key personnel could seriously harm our business. Moreover, we believe that a critical element of our ability to successfully attract, train and retain qualified personnel is our corporate culture, which we believe fosters innovation, collaboration, diversity and inclusion, and a focus on execution, all in an environment of high ethical standards. Our global operations may present challenges in maintaining these important aspects of our corporate culture. Any failure to maintain these elements of our corporate culture could negatively impact our ability to attract, train and retain essential qualified personnel who are vital to our business and the value of our company. Further, we rely on our key personnel to lead with integrity and to meet our high ethical standards that promote excellent performance and cultivate diversity, equity and inclusion. To the extent any of our key personnel were to behave in a way that is inconsistent with our values, including with respect to product safety or quality, legal or regulatory compliance, financial reporting or people management, we could experience a materially adverse impact to our reputation and our operating results.

The loss of top management and key personnel could significantly harm our business, and our ability to put in place a succession plan and recruit experienced, competent management is critical to the success of the business.

The continuity of our officers and executive team is vital to the successful implementation of our business model and growth strategy designed to deliver sustainable, consistent profitability.

Because of the specialized, technical nature of our business, we are highly dependent on certain members of our management, sales, engineering and technical staff.  A top management priority has been the development and implementation of a formal written succession plan to mitigate the risks associated with the loss of senior executives. While we have a formal written succession plan in place, there is no guarantee that we will be successful in our efforts to effectively implement our succession plan. The loss of these employees could have a material adverse effect on our business, financial condition and results of operations. Our ability to effectively pursue our business strategy will depend upon, among other factors, the successful retention of our key personnel, recruitment of additional highly skilled and experienced managerial, sales, engineering and technical personnel, and the integration of such personnel obtained through business acquisitions. We cannot be certain that we will be able to retain or recruit this type of personnel.  An inability to hire sufficient numbers of people or to find people with the desired skills could result in greater demands being placed on limited management resources which could delay or impede the execution of our business plans and have other material adverse effects on our business, financial condition and results of operations.

Our business and financial performance may be adversely affected by cyber-attacks on information technology infrastructure and products.

Our business may be impacted by disruptions to our own or third-party information technology (IT) infrastructure, which could result from, among other causes, cyber-attacks on or failures of such infrastructure or compromises to its physical security. Cybersecurity threats are evolving and include, but are not limited to, both attacks on our IT infrastructure and attacks on the IT infrastructure of our customers, suppliers, subcontractors and other third parties with whom we do business routinely, both on premises and in the cloud, attempting to gain unauthorized access to our confidential or other proprietary information, classified information, or information relating to our employees, customers and other third parties, or to disrupt our systems. We have experienced cyber-based attacks, and due to the evolving threat landscape, may continue to experience them going forward, potentially with more frequency. The threats we face vary from attacks common to most industries to more advanced and persistent, highly organized adversaries, including nation states, which target us and other defense contractors. We continue to make investments and adopt measures designed to enhance our protection, detection, response, and recovery capabilities, and to mitigate potential risks to our technology, products, services and operations from potential cybersecurity threats. However, given the unpredictability, nature and scope of cyber-attacks, it is possible that we are unable to prevent cyber-attacks, that potential vulnerabilities could go undetected for an extended period, that we may be unsuccessful in defending an attack against those vulnerabilities, or that we may otherwise be unable to mitigate other potential consequences of these attacks. We could be exposed to production downtimes, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromise of confidential information, intellectual property or otherwise protected information, misappropriation, destruction or corruption of data, security breaches, other manipulation or improper use of our or third-party systems, networks or products, financial losses from remedial actions, loss of business, or potential liability, penalties, fines and/or damage to our reputation, any of which could have a material adverse effect on our competitive position, results of operations, financial condition or liquidity. Some of these risks may be heightened due to our Company and its suppliers and other third parties operating with a significant number of employees working remotely. Due to the evolving nature of such risks, the impact of any potential incident cannot be predicted. Further, our insurance coverage may not be adequate to cover all related costs and we may not otherwise be fully indemnified for them.

Unauthorized access to our information and systems could negatively impact our business.

We face certain security threats, including threats to the confidentiality, availability and integrity of our data and systems. We maintain an extensive network of technical security controls, policy enforcement mechanisms, monitoring systems and management oversight in order to address these threats. While these measures are designed to prevent, detect and respond to unauthorized activity in our systems, certain types of attacks, including cyber-attacks, could result in significant financial or information losses and/or reputational harm. If we cannot prevent the unauthorized access, release and/or corruption of our confidential, classified or personally identifiable information, our reputation could be damaged, and/or we could face financial losses.

Business disruptions could seriously affect our future sales, results of operations and financial condition or liquidity and competitive position or increase our costs and expenses.

Our business may be impacted by disruptions including threats to physical security, information technology, or cyber-attacks or failures, damaging or extreme weather (including effects of climate change), or other acts of nature and pandemics or other public health crises. Any of these disruptions could affect our internal operations or our suppliers’ operations and delay delivery of products and services to our customers. Any significant production delays, or any destruction, manipulation or improper use of our Company or our suppliers’ data, information systems or networks could impact our sales, results of operations, financial condition or liquidity and competitive position or increase our expenses and/or have an adverse effect on our reputation and of our products and services.

The U.S. government may modify, curtail or terminate one or more of our contracts.

The U.S. government contracting party may modify, curtail or terminate its contracts and subcontracts with us, without prior notice and either at its convenience or for default based on performance. In addition, funding pursuant to our U.S. government contracts may be reduced or withheld as part of the U.S. Congressional appropriations process due to fiscal constraints, changes in U.S. national security strategy and/or priorities or other reasons. Further uncertainty with respect to ongoing programs could also result in the event that the U.S. government finances its operations through temporary funding measures such as “continuing resolutions” rather than full-year appropriations. Any loss or anticipated loss or reduction of expected funding and/or modification, curtailment or termination of one or more large programs could have a material adverse effect on our financial position, results of operations and/or cash flows.

Global inflationary pressure could negatively impact our operations and cash flows.

While inflation in the U.S. has significantly reduced, we nonetheless still face two possible inflationary pressures: a general pressure from a global inflation-related economic slowdown and the effect on the price of raw materials due to inflation. The former inflationary pressure was initially triggered by the slowdown in production and disruption to supply chains due to governmental responses to COVID-19, which was then subsequently exacerbated by the Russian Invasion of Ukraine, or the Invasion, which led to a resulting increase in fuel prices, which in turn led to worsening economic conditions stemming from a decrease in worldwide productivity. Our business has managed to maintain a continuous supply of components and raw materials to meet its customers’ needs despite increased costs and delayed shipment times. There is, however, still a risk that this global inflationary pressure could potentially impact operations and cash flows if global disruptions to the supply chain continue or are exacerbated by certain fallouts from the Invasion.

Global interest rate increases may affect our borrowing and financing costs.

Fluctuations in market interest rates may negatively affect our financial condition, the cost of financing projects, increased costs for components, higher outsourced labor costs and results of operations. We are exposed to floating interest rate risk on cash deposit and borrowings rate, and the risks due to changes in interest rates are not material. We have not used any derivative financial instruments to manage our interest risk exposure.

Risks Related to Legal and Regulatory Matters

Our ability to market and sell our products is subject to existing government laws, regulations and standards, including by the Israeli Defense Export Control Agency within the Israeli Ministry of Defense, or DECA, and the U.S. State Department’s Directorate of Defense Trade Controls, or DDTC. Changes in such laws, regulations and standards (in Israel and in the United States) or our failure to comply with them could materially and adversely affect our results of operations.

Most of our products are required to meet performance and test standards designed to protect the safety of people around the world. Our inability to comply with these standards could result in declines in revenue, profitability and cash flow. Changes in laws and regulations could reduce the demand for our products or require us to re-engineer our products, thereby creating opportunities for our competitors. Regulatory approvals for our products may be delayed or denied for a variety of reasons that are outside of our control. Additionally, market anticipation of significant new standards can cause customers to accelerate or delay buying decisions.

In particular, our operations are subject to U.S. and foreign anti-corruption and trade control laws and regulations, such as the Foreign Corrupt Practices Act, or FCPA, export controls and economic sanctions programs, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or OFAC, the State Department’s Directorate of Defense Trade Controls, or DDTC, and the Bureau of Industry and Security, or BIS, of the Department of Commerce. As a result of doing business in foreign countries and with foreign customers, we are exposed to a heightened risk of violating anti-corruption and trade control laws and sanctions regulations.

As part of our business, we may deal with state-owned business enterprises, the employees of which are considered foreign officials for purposes of the FCPA’s prohibition on providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. In addition, the provisions of anti-bribery and anti-corruption laws in some jurisdictions extend beyond bribery of foreign public officials and also apply to transactions with individuals that a government does not employ. Some of the international locations in which we may operate lack a developed legal system and have higher than normal levels of corruption. Our continued expansion worldwide could increase the risk of FCPA, OFAC or other similar violations in the future.

We may be subject, both directly and indirectly, to the adverse impact of existing and potential future government regulation of our products, technology, operations and markets. For example, the marketing and export of defense related equipment, services, ‘know-how’ are subject to DECA’s regulation under the Defense Export Act, collectively, Israeli Trade Control Laws, which impact our operations, for example by limiting our ability to sell, export, or otherwise transfer our products or technology, or to release controlled technology to non-Israeli companies.

In the U.S., these laws include the International Traffic in Arms Regulations, or ITAR, administered by the DDTC, the Export Administration Regulations, or EAR, administered by the BIS and trade sanctions against embargoed countries and destinations administered by OFAC and collectively, American Trade Control Laws. The EAR governs products, parts, technology and software which present military or weapons proliferation concerns, so-called “dual use” items, and ITAR governs military items listed on the United States Munitions List, or USML. Prior to shipping certain items, we must obtain an export license or verify that license exemptions are available. Any failures to comply with these laws and regulations could result in fines, adverse publicity and restrictions on our ability to export our parts, and repeat failures could carry more significant penalties.

We may not be able to retain licenses and other authorizations required under the applicable American Trade Control Laws and Israeli Trade Control Laws. The failure to satisfy the requirements under the American Trade Control Laws and Israeli Trade Control Laws, including the failure or inability to obtain necessary licenses or qualify for license exceptions, could delay or prevent the development, production, export, import, and/or in-country transfer of our products and technology, which could adversely affect our revenues and profitability.

If we fail to comply with complex procurement laws and regulations, we could lose business and be liable for various penalties or sanctions.

We must comply with laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how we conduct business with our federal government customers. In complying with these laws and regulations, we may incur additional costs, and non-compliance may result in fines and penalties, including contractual damages. Among the more significant laws and regulations affecting our business are:

●	the Federal Acquisition Regulation, which comprehensively regulates the formation, administration and performance of federal government contracts;
●	the Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations
●	the Cost Accounting Standards and Cost Principles, which impose accounting requirements that govern our right to reimbursement under certain cost-based federal government contracts; and

●	laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products, services and technical data. We engage in international work falling under the jurisdiction of U.S. export control laws. Failure to comply with these control regimes can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. government.

Our contracting agency customers may review our performance under and compliance with the terms of our federal government contracts. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties or administrative sanctions, including:

●	termination of contracts;
●	forfeiture of profits;
●	cost associated with triggering of price reduction clauses;
●	suspension of payments;
●	fines; and
●	suspension or debarment from doing business with federal government agencies.

Additionally, the False Claims Act provides for substantial civil penalties where, for example, a contractor presents a false or fraudulent claim to the government for payment or approval. Civil actions under the False Claims Act may be brought by the government or by other persons on behalf of the government (who may then share a portion of any recovery).

If we fail to comply with these laws and regulations, we may also suffer harm to our reputation, which could impair our ability to win awards of contracts in the future or receive renewals of existing contracts. If we are subject to civil or criminal penalties and administrative sanctions or suffer harm to our reputation, our current business, future prospects, financial condition or operating results could be materially harmed.

The U.S. government may also revise its procurement practices or adopt new contracting rules and regulations, including cost accounting standards, at any time. Any new contracting methods could be costly to satisfy, be administratively difficult for us to implement and could impair our ability to obtain new contracts.

Our sales to the U.S. government are subject to extensive procurement regulations, and changes to those regulations could increase our costs.

New procurement regulations, or changes to existing requirements, could increase our compliance costs or otherwise have a material impact on the operating margins. Any new U.S. procurement requirements or regulations that are enacted may also result in withheld payments and/or reduced future business if we fail to comply. For example, proposals to raise domestic content thresholds for our U.S. government contracts could have negative impacts on our business. Compliance costs attributable to current and potential future procurement regulations such as these could negatively impact our financial position, results of operations and/or cash flows.

Environmental, social and corporate governance, or ESG, issues, including those related to climate change and sustainability, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.

There is an increasing focus from certain investors, customers, consumers, employees and other stakeholders concerning ESG matters. Additionally, public interest and legislative pressure related to public companies’ ESG practices continue to grow. If our ESG practices fail to meet regulatory requirements or investor, customer, consumer, employee or other stakeholders’ evolving expectations and standards for responsible corporate citizenship in areas including environmental stewardship, support for local communities, Board of Director and employee diversity, human capital management, employee health and safety practices, product quality, supply chain management, corporate governance and transparency, our reputation, brand and employee retention may be negatively impacted, and our customers and suppliers may be unwilling to continue to do business with us.

Customers, consumers, investors and other stakeholders are increasingly focusing on environmental issues, including climate change, energy and water use, plastic waste and other sustainability concerns. Concern over climate change may result in new or increased legal and regulatory requirements to reduce or mitigate impacts to the environment. Changing customer and consumer preferences or increased regulatory requirements may result in increased demands or requirements regarding plastics and packaging materials, including single-use and non-recyclable plastic products and packaging, other components of our products and their environmental impact on sustainability, or increased customer and consumer concerns or perceptions (whether accurate or inaccurate) regarding the effects of substances present in certain of our products. Complying with these demands or requirements could cause us to incur additional manufacturing, operating or product development costs.

If we do not adapt to or comply with new regulations, or fail to meet evolving investor, industry or stakeholder expectations and concerns regarding ESG issues, investors may reconsider their capital investment in our Company, and customers and consumers may choose to stop purchasing our products, which could have a material adverse effect on our reputation, business or financial condition.

We are subject to Israeli and U.S. government inquiries and investigations, including periodic audits of costs that we determine are reimbursable under U.S. government contracts.

Under the Defense Export Act the Israeli Ministry of Defense and DECA have various audit and supervision powers to ensure compliance with the Defense Export Act, to which violations are subject to criminal and administrative penalties. We are also required to submit quarterly reports to DECA, and to maintain and retain records as to the information and documents pertaining to defense export transactions.

U.S. government agencies, including the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit government contractors. These agencies review our performance under contracts, cost structure and compliance with applicable laws, regulations and standards, as well as the adequacy of and our compliance with our internal control systems and policies. Any costs found to be misclassified or inaccurately allocated to a specific contract will be deemed non-reimbursable, and to the extent already reimbursed, must be refunded. Any inadequacies in our systems and policies could result in withholds on billed receivables, penalties and reduced future business. Furthermore, if any audit, inquiry or investigation uncovers improper or illegal activities, we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. We also could suffer reputational harm if allegations of impropriety were made against us, even if such allegations are later determined to be false.

We are subject to governmental export and import and marketing controls in Israel and in the United States that could subject us to liability in the event of non-compliance or impair our ability to compete in international markets.

We are also subject to U.S. and Israeli export control and economic sanctions laws, which prohibit the delivery and sale of certain products to embargoed or sanctioned countries, governments and persons. Our products could be exported to these sanctioned targets by our channel partners despite the contractual undertakings they have given us and any such export could have negative consequences, including government investigations, penalties and reputational harm.

In addition, we are subject to defense-related export controls. For example, currently certain of our Communication Devices are subject to supervision under the Israeli Defense Export Control Act, 5767-2007, or the Defense Export Act, and we retain and maintain licenses from DACA for marketing activities and export limitations covered by the Defense Export Act. In particular, under the Defense Export Control Act, an Israeli company may not conduct “defense marketing activity” without a defense marketing license from the Israeli Ministry of Defense, or the MOD, and may be subject to a requirement to obtain a specific license from the MOD for any export of defense related products and/or knowhow. The definition of defense marketing activity is broad and includes any marketing of “defense equipment,” “defense knowhow” or “defense services” outside of Israel, which includes “dual-use goods and technology,” (material and equipment intended in principle for civilian use and that can also be used for defensive purposes, such as our Communication Devices) that is specified in the list of Goods and Dual-Use Technology annexed to the Wassenaar Arrangement on Export Controls for Conventional Arms and Dual-Use Goods and Technologies, if intended for defense use only, or is specified under Israeli legislation. “Dual-use goods and technology” will be subject to control by the Ministry of Economy if intended for civilian use only.

We could be subject to liability in the event of non-compliance or impair our ability to compete in international markets (including, if we fail to submit quarterly reports to DECA, to maintain and retain records as to the information and documents pertaining to defense export transactions or to otherwise not comply with the terms of the licenses). Furthermore, there is no certainty that the above-mentioned licenses will be renewed or remain in effect. In addition, DECA may not renew such licenses when they expire and DECA may cancel them in accordance with the regulations and powers vested in DECA by law.

Furthermore, any change in export or import regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition and results of operations.

Risks Related to the Supply and Manufacturing of our Products

Disruptions of our production could adversely affect our operating results.

If we were to experience any significant disruption in the operation of our facilities, we would be unable to supply our products to our customers. Some of our sales contracts include financial penalties for late delivery. In the past, we have experienced power outages at our facilities, which generally lasted of one day. Additionally, our products could be subject to especially wide variations in manufacturing yields and efficiency. We may experience manufacturing problems that would result in delays in product introduction and delivery or yield fluctuations.

We use a variety of raw materials, supplier-provided parts, electronic and acoustic among other components, local manufacturing sub-contractors and contract manufacturing services, and significant shortages, capacity constraints, production disruptions or price increases could increase our operating costs and adversely impact the competitive positions of our products.

Our products are composed mainly of electronic components, acoustic components, connectors, cables, plastic parts and seals, that are manufactured by subcontractors in accordance with dedicated and unique specifications. Our reliance on U.S. and non-U.S. suppliers (including third-party manufacturing suppliers, subcontractors and service providers) and commodity markets to secure raw materials, parts, components and sub-systems used in our products exposes us to volatility in the prices and availability of these materials and services. In many instances, we depend upon a single source of supply, manufacturing, services support or assembly, or participate in commodity markets that may be subject to allocations of limited supplies by suppliers. Generally, the final assembly of the product is carried out in our Netanya factory. However, in certain cases, we may be required to manufacture our products locally in one of its target markets; manufacturing is carried out by sub-contractors.

Electronic and acoustic components are commercial off-the-shelf components, while plastic components are manufactured using means of production that belong to us and are located at subcontractors’ premises.

Generally, components may be acquired and supplied within a relatively short period, and we, through our subcontractors, buy the components ahead of time, while attempting to maintain minimum inventory levels in accordance with our short-term manufacturing plan. However, a disruption in deliveries from our suppliers, supplier capacity constraints, supplier production disruptions, supplier quality issues (such as issues with defects or fraudulent parts), closing, bankruptcy or financial difficulties of our suppliers, price increases due to inflation or otherwise, or decreased availability of raw materials or commodities, including as a result of war, natural disaster, health pandemic or other business continuity events, could have a material adverse effect on our ability to meet our commitments to customers or increase our operating costs.

We believe that our supply management and production practices are based on an appropriate balancing of the foreseeable risks and the costs of alternative practices. Nonetheless, price increases, supplier capacity constraints, supplier production disruptions or the unavailability of some raw materials may have a material adverse effect on our competitive position, results of operations, financial condition or liquidity.

Our defense businesses are subject to specific procurement requirements that limit the types of materials they use, which may further limit the suppliers and subcontractors they may utilize. They also must require suppliers to comply with various governmental cybersecurity requirements.

Furthermore, our Company enters into engagement agreements with the subcontractors through specific purchase orders or as part of master agreements. Generally, our Company’s terms of payment range between 30-90 days. In exceptional cases, our Company pays in advance for the components. Our engagement agreements with some suppliers are carried out by ad-hoc orders.

We face risks related to the ongoing Russian Invasion of Ukraine

Reduced availability or higher prices for the raw materials used in manufacturing our products, other higher costs and expenses associated with the manufacturing of our products, disruptions to manufacturing of our products and supply and distribution chains and other factors that may result in higher prices or lower demand for our products arising directly or indirectly from the continuing impact of the ongoing Invasion could result in decreases from any projections of sales and margins for our business, making past performance less predictive of the future performance of our business. In addition, any deterioration in credit markets resulting directly or indirectly from the ongoing Invasion could limit our ability to obtain external financing to fund our operations and capital expenditures. We may experience losses on our holdings of cash and investments due to failures of financial institutions and other parties. Adverse economic conditions may also result in a higher rate of losses on accounts receivable that we accrue in the future due to credit defaults. As a result, a downturn in the worldwide economy resulting from the Invasion and other conflicts with a global impact that may arise from time to time could have a material adverse effect on our business, results of operations, and/or financial condition.

The board of directors closely follows the fallout from the Invasion and, as a result oversees any possible risks related to the Invasion, which includes, but is not limited to, risks related to cybersecurity, sanctions, employees based in affected regions, and supply chain/suppliers/service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

We do not believe that we are more vulnerable to potential cyberattacks by state actors or others since the Invasion. We maintain cybersecurity protocols and procedures we believe are appropriate for a company of our size.

Our customers who purchase our products for defense applications typically incorporate our products into their products, which are sold to the U.S. government under contracts. U.S. government contracts generally are not fully funded at inception and may be terminated or modified prior to completion, which could adversely affect our business.

Congress funds the vast majority of the federal budget on an annual basis, and Congress often does not provide agencies with all the money requested in their budget. Many of our customers’ contracts cover multiple years and, as such, are not fully funded at contract award. If Congress or a U.S. government agency chooses to spend money on other programs, our customers’ contracts may be terminated for convenience. Federal laws, collectively called the Anti-Deficiency Act, prohibit involving the government in any obligation to pay money before funds have been appropriated for that purpose, unless otherwise allowed by law. Therefore, the Anti-Deficiency Act indirectly regulates how agencies award our contracts and pay our invoices. Federal government contracts generally contain provisions that provide the federal government rights and remedies not typically found in commercial contracts, including provisions permitting the federal government to, among other things: terminate our existing contracts; modify some of the terms and conditions in our existing contracts; subject the award to protest or challenge by competitors; suspend work under existing multiple year contracts and related delivery orders; and claim rights in technologies and systems invented, developed or produced by us.

The federal government may terminate a contract with us or our customers either “for convenience” (for instance, due to a change in its perceived needs) or if we default due to our failure or the failure of a general or subcontractor to perform under the contract. If the federal government terminates a contract with one of our customers, our contract with our customers generally would entitle us to recover only our incurred or committed costs, settlement expenses and possibly retain any profit on the work that was completed prior to termination. However, under certain circumstances, our recovery costs upon termination for convenience of such a contract may be limited. As is common with government contractors, we have experienced occasional performance issues under some of our contracts. We have received Stop Work Orders wherein work is suspended pending a review of the program. We may in the future receive show-cause or cure notices under contracts that, if not addressed to the federal government’s satisfaction, could give the government the right to terminate those contracts for default or to cease procuring our services under those contracts.

In addition, U.S. government contracts and subcontracts typically involve long purchase and payment cycles, competitive bidding, qualification requirements, delays or changes in funding, extensive specification and performance requirements, price negotiations and milestone requirements. Each U.S. government agency often also maintains its own rules and regulations with which we must comply, and which can vary significantly among agencies.

Unfavorable outcomes in legal proceedings may harm our business and results of operations.

Our business and results of operations may be affected by the outcome of any future litigation, claims, investigations, legal and administrative cases and proceedings, whether civil or criminal, or lawsuits by governmental agencies or private parties. Regardless of whether or not there is merit to the claims underlying any legal proceedings to which we are subject, and regardless of whether or not we are found as a result of such proceedings to have violated any applicable laws, such proceedings can be expensive to defend or respond to, and could result in substantial costs and diversion of management’s attention and resources, which could harm our business, and potentially could cause substantial and irreparable harm to our public reputation. Moreover, if the results or settlement of these legal proceedings are unfavorable to us or if we are unable to successfully defend against third-party lawsuits, we may be required to pay monetary damages or may be subject to fines, penalties, injunctions or other censure that could have an adverse effect on our business, results of operations, financial condition and reputation. Further, our liability insurance coverage may not be sufficient to satisfy, or may not cover, any expenses or liabilities that may arise. Even if we adequately address the issues raised by an investigation or proceeding or successfully defend a third-party lawsuit or counterclaim, we may have to devote significant financial and management resources to address these issues, which could harm our business, results of operations and financial condition.

Risks Related to Intellectual Property

Any loss or limitations on our right to use intellectual property licensed from third parties could have a material adverse effect on our business, operating results and financial condition.

We have been granted an exclusive license to use certain intellectual property. While we are not aware of any disputes between the owner of such intellectual property and us or any third party, the owner may determine not to protect the intellectual property rights that we license from it and we may be unable to defend such intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of the owner. Any loss or limitations on our right to use the intellectual property licensed from the owner could have a material adverse effect on our business, operating results and financial condition.

We consider our industry know-how proprietary but own no registered intellectual property or technology, and others may seek to copy it without compensating us.

We have no registered intellectual property rights as to the industry know-how and trade secrets that we believe we have developed relating to our decontamination chambers and pumps and certain other minor products, and we cannot be sure that others will not independently develop the same or similar industry know-how, or otherwise obtain access to or duplicate our industry know-how without compensating us. To protect our rights in these areas, we require all employees, consultants and others who work for or with us to enter into confidentiality agreements. We cannot be sure that these agreements will provide meaningful protection for our industry know-how, trade secrets or other information in the event of any unauthorized use, misappropriation or disclosure. We do not consider the grant of patents, trademarks or other registered intellectual property essential to the success of our business.

Our results of operations may be adversely affected if we are subject to a protracted infringement claim or a claim that results in a significant damage award.

There is considerable patent and other intellectual property development activity in our industry. Our success depends on our not infringing upon the intellectual property rights of others. Our competitors, as well as a number of other entities, may own or claim to own intellectual property rights relating to our industry and may challenge the validity or scope of our intellectual property rights. A claim may also be made relating to technology or intellectual property rights that we acquire or license from third parties. If we were subject to a claim of infringement, regardless of the merit of the claim or our defenses, the claim could:

●	require costly litigation to resolve and the payment of substantial damages;

●	significant management time;

●	cause us to enter into unfavorable royalty or license agreements;

●	require us to discontinue the sale of products and solutions;

●	require us to expend additional development resources to redesign our products.

Risks Related to this Offering and Ownership of Our Securities

The market price of our Ordinary Shares may be highly volatile, and you may not be able to resell your shares at or above the initial public offering price.

Prior to this offering, there has not been a public market for our securities. Although we intend to apply to list our Ordinary Shares on the NYSE American, an active trading market for the Ordinary Shares may not develop or be sustained. If an active trading market for our Ordinary Shares does not develop following this offering, you may not be able to sell your Ordinary Shares quickly or at the market price. The initial public offering price for the Ordinary Shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the trading market.

The trading price of each of our Ordinary Shares is likely to be volatile. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of such securities:

●	overall performance of the equity markets and/or publicly-listed companies;

●	actual or anticipated fluctuations in our net revenue or other operating metrics;

●	changes in the financial projections we provide to the public or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet the estimates or the expectations of investors;

●	the economy as a whole and market conditions in our industry;

●	rumors and market speculation involving us or other companies in our industry;

●	the depth of the trading market in our Ordinary Shares;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	lawsuits threatened or filed against us;

●	recruitment or departure of key personnel; and

●	other events or factors, including those resulting from war, public health concerns and epidemics, incidents of terrorism or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. Broad market and industry factors may negatively affect the market price of our Ordinary Shares, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause our share price to decline rapidly and unexpectedly.

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•	overall performance of the equity markets and/or publicly-listed companies;

•	variations in our income, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new services and expansions by us or our competitors;

•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our services or our industry;

•	additions or departures of key personnel;

•	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•	potential litigation or regulatory investigations.

The impact of one or more of the foregoing or other factors may cause our results of operations to vary significantly. Such fluctuations make forecasting more difficult and could cause us to fail to meet the expectations of investors and securities analysts, which could cause the trading price of our Ordinary Shares to fall substantially, resulting in the loss of all or part of your investment, and subject us to costly lawsuits, including securities class action suits.

We will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will become subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.

We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an emerging growth company, as defined by the JOBS Act. We will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function. We cannot predict or estimate the amount of additional costs we may incur as a result of operating as a public company or the timing of such costs.

We believe that being a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and skilled executive officers. As a result of disclosure of information in our publicly-filed documents, our business and financial condition will become more visible, which we believe may result in potential or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be materially adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially adversely affect our business, financial condition and operating results.

Section 404 of the Sarbanes-Oxley Act requires us to assesses the effectiveness of our  internal controls over financial reporting, which assessment, as a private company, we have not yet performed.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act, or Section 404 and, therefore, are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of control over financial reporting. Though we will be required to disclose material changes in internal control over financial reporting on an annual basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC.

Additionally, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting.

We currently have limited accounting personnel and we have begun the process of evaluating the adequacy of our accounting personnel staffing level and other matters related to our internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses once we are a public company, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements. As a result, the market price of our Ordinary Shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Raising additional capital would cause dilution to our existing shareholders and may adversely affect the rights of existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of equity (such as this offering) or otherwise including through convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Future sales of our Ordinary Shares or of securities convertible into our Ordinary Shares, or the perception that such sales may occur, could cause immediate dilution and adversely affect the market price of our Ordinary Shares.

If you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The assumed public offering price of the Ordinary Shares being offered hereby is substantially higher than the net tangible book value per share of our outstanding Ordinary Shares. Therefore, if you purchase securities in this offering, you will pay a price per Ordinary Share that substantially exceeds our net tangible book value per Ordinary Share after this offering. To the extent outstanding options are exercised, you will incur further dilution. Based on an assumed offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, you will experience immediate dilution of $3.27 per Ordinary Share, representing the difference between our pro forma net tangible book value per Ordinary Share after giving effect to this offering and the offering price. See “Dilution” for further information.

Our articles of association to be in effect upon the consummation of this offering provide that, unless we consent to an alternative forum, the federal district courts of the United States shall be the exclusive forum for resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our shareholders’ ability to choose the judicial forum for disputes with us, our directors, shareholders, or other employees.

Our articles of association to be in effect upon the consummation of this offering provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for U.S. federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our articles of association to be in effect upon the consummation of this offering provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, and our shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations promulgated under the Securities Act or the Exchange Act as a result of our exclusive forum provision.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing provision of our articles of association. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits, or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provision in our articles of association. If a court were to find the exclusive forum provision contained in our articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations.

Although we believe the exclusive forum provision benefit us by providing increased consistency in the application of U.S. federal securities laws or the Israeli Companies Law, 5759-1999, or the Companies Law, as applicable, in the types of lawsuits to which they apply, such exclusive forum provision may limit a shareholder’s ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs for disputes with us or any of our directors, shareholders, officers, or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, shareholders, officers, or other employees.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they change their recommendations regarding our Ordinary Shares adversely, the trading price or trading volume of our Ordinary Shares could decline.

The trading market for our Ordinary Shares will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Ordinary Shares, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the market prices of our Ordinary Shares would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Ordinary Shares to decline.

We do not know whether a market for the Ordinary Shares will be sustained or what the trading price of the Ordinary Shares will be and as a result it may be difficult for you to sell your Ordinary Shares.

Although we intend to list our Ordinary Shares on the NYSE American, an active trading market for the Ordinary Shares may not be sustained. It may be difficult for you to sell your Ordinary Shares without depressing the market price for the Ordinary Shares or at all. As a result of these and other factors, you may not be able to sell your Ordinary Shares at or above the offering price or at all. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies, products, or services by using our equity securities as consideration.

Sales, or the perception of future sales, of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of our Ordinary Shares in the public market or the perception that these sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares. While Ordinary Shares sold to non-affiliates in this offering will be freely tradable, without restriction, in the public market, approximately 3,912,682 of the outstanding Ordinary Shares prior to this offering are expected to be subject to lock-up agreements with the underwriters of this offering that restrict the ability of these shareholders to transfer our Ordinary Shares held by them for at least 180 days from the date of this prospectus. These outstanding shares that are subject to lock-up agreements are expected to become eligible for unrestricted sale upon expiration of the lockup period, as described in the section of this prospectus entitled “Shares Eligible for Future Sale.” In addition, Ordinary Shares issued or issuable upon exercise of options vested as of the expiration of the lock-up period will be eligible for sale at that time. Sales of shares by these shareholders could have a material adverse effect on the trading price of our Ordinary Shares.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

Our principal shareholders and management own a significant percentage of our Ordinary Shares and will be able to exert significant influence over matters subject to shareholder approval.

After the closing of this offering, our executive officers, directors, five percent shareholders and their affiliates will, in the aggregate, beneficially own approximately 70.51% of our Ordinary Shares (assuming no exercise of the underwriters’ over-allotment option). Therefore, these shareholders, and in particular, our largest shareholder, Mr. Nir Klein, will have the ability to influence us through their ownership positions. These shareholders may be able to determine all matters requiring shareholder approval. For example, these shareholders, acting together, may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our Ordinary Shares that you may believe are in your best interest as one of our shareholders.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering and as described in the section titled “Use of Proceeds.” Our management could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Ordinary Shares.

We may be a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of the Ordinary Shares if we are or were to become a PFIC.

Based on the composition of our income and valuation of our assets, we were not a PFIC for 2022 and we do not expect to become a PFIC in the future, although there can be no assurance in this regard. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of the Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds the Ordinary Shares, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund”, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the Ordinary Shares by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the Ordinary Shares; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held the Ordinary Shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold the Ordinary Shares if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. U.S. taxpayers that hold the Ordinary Shares are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the Ordinary Shares in the event that we are a PFIC. See “Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Companies” for additional information.

We have not paid, and do not intend to pay, dividends on our Ordinary Shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our Ordinary Shares.

We have never declared or paid any dividends on our Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant. The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Dividend Policy.”

As a “foreign private issuer” we are subject to less stringent disclosure requirements than domestic registrants and are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and NYSE American requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. registrants.

As a foreign private issuer, we may be subject to different disclosure and other requirements than domestic U.S. registrants. For example, as a foreign private issuer we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports on Form 10-Q or to file current reports on Form 8-K upon the occurrence of specified significant events, the proxy rules applicable to domestic U.S. registrants under Section 14 of the Exchange Act or the insider reporting and short-swing profit rules applicable to domestic U.S. registrants under Section 16 of the Exchange Act. In addition, we intend to rely on exemptions from certain U.S. rules which will permit us to follow Israeli legal requirements rather than certain of the requirements that are applicable to U.S. domestic registrants.

We will follow Israeli laws and regulations that are applicable to Israeli companies. However, Israeli laws and regulations applicable to Israeli companies do not contain any provisions comparable to the U.S. proxy rules, the U.S. rules relating to the filing of reports on Form 10-Q or 8-K or the U.S. rules relating to liability for insiders who profit from trades made in a short period of time, as referred to above.

Furthermore, foreign private issuers are required to file their annual report on Form 20-F within 120 days after the end of each fiscal year, while U.S. domestic registrants that are non-accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information, although we will be subject to Israeli laws and regulations which we believe will have substantially the same effect as Regulation Fair Disclosure. As a result of the above, even though we are required to file reports on Form 6-K disclosing the limited information which we have made or are required to make public pursuant to Israeli law, or are required to distribute to shareholders generally, and that is material to us, you may not receive information of the same type or amount that is required to be disclosed to shareholders of a U.S. registrant.

These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2024. In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are U.S. citizens and/or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic registrant may be significantly higher.

As a “controlled company” within the meaning of the NYSE American rules, we qualify for exemptions from certain corporate governance standards. We do not currently expect or intend to rely on any of these exemptions, but we cannot assure that we will not rely on these exemptions in the future.

For purposes of the NYSE American rules, we are a “controlled company”, meaning a company over which 50% of the voting power for the election of directors is held by an individual a group, or another company. Since Mr. Ron Klein and Mr. Nir Klein will hold together 52.11% of our Ordinary Shares immediately after the consummation of this offering, assuming the sale of all Ordinary Shares we are offering, which means that they control 52.11% of our voting power, we are eligible for exemptions from certain NYSE American corporate governance standards.

Under the NYSE American rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	a majority of the board of directors consist of independent directors;

●	the nominating committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We have decided not to rely on or avail ourselves of the exemptions available for controlled companies under NYSE American rules. However, our decision not to rely on the “controlled company” exemption could change and we cannot assure that we will not rely on these exemptions in the future. If we make such an election, we would disclose such reliance in our next annual report on Form 20-F or annual meeting proxy statement and you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE American. In the event that we cease to be a controlled company within the meaning of the applicable rules of the NYSE American, and at such time we have availed ourselves of such corporate governance exemptions available to controlled companies, we will then be required to comply with these requirements after specified transition periods.

The JOBS Act allows us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our Company and adversely affect the market price of our Ordinary Shares.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

●	The provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date;

●	Any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements; and

●	Our ability to furnish two rather than three years of income statements and statements of cash flows in various required filings.

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, as defined in the rule under the Exchange Act as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for each such traded security, and the trading price of each may be more volatile and may decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

The requirements associated with being a public company will require significant company resources and management attention.

Following this offering, we will become subject to the reporting requirements of the Exchange Act, NYSE American listing requirements and other applicable securities rules and regulations. The Exchange Act requires that we file periodic reports with respect to our business and financial condition and maintain effective disclosure controls and procedures and internal control over financial reporting. In addition, subsequent rules implemented by the SEC and the NYSE American may also impose various additional requirements on public companies. As a result, we will incur additional legal, accounting and other expenses that we did not incur as a non-public company, particularly if we are no longer an “emerging growth company” as defined in the JOBS Act. In the period following this offering, we estimate that these expenses will be at least several hundred thousand dollars annually. Further, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our development plans. We have made changes to our corporate governance standards, disclosure controls and financial reporting and accounting systems to meet our reporting obligations. The measures we take, however, may not be sufficient to satisfy our obligations as a public company, which could subject us to delisting of our Ordinary Shares, fines, sanctions and other regulatory action and potentially civil litigation.

Risks Related to Israeli Law and Our Operations in Israel

Potential political, economic and military instability in the State of Israel, where our headquarters, members of our management team, our production and research and development facilities are located, may adversely affect our results of operations.

Our executive offices and research and development facilities are located in Netanya, Israel. In addition, the majority of our employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and groups in its neighboring countries, Hamas (an Islamist militia and political group that has historically controlled the Gaza Strip) and Hezbollah (an Islamist militia and political group based in Lebanon). In addition, several countries, principally in the Middle East, restrict doing business with Israel, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. Any hostilities involving Israel, terrorist activities, political instability or violence in the region or the interruption or curtailment of trade or transport between Israel and its trading partners could adversely affect our operations and results of operations and the market price of our Ordinary Shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Further, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older for certain reservists) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists.

Additionally, having already passed into law a bill that removes the power of the Israeli judiciary to strike down legislation it deems unreasonable, the Israeli government also announced its plans to pass into legislation other judicial reforms that would, for example, increase political influence over the selection of judges. These plans have been met with mass protests in Israel and criticism from leading Israeli business leaders and certain foreign leaders. If such government plans are eventually enacted, they may cause operational challenges for us since we are headquartered in Israel and the majority of our employees are located in Israel. In addition, if foreign policy is negatively impacted with regard to Israel, this could impact our business with suppliers and customers which could in turn adversely impact our reputation, results of operations or financial condition.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted an orchestrated series of attacks on civilian and military targets, resulting in the mass death, maiming and kidnapping of civilians and soldiers. Hamas also launched extensive rocket attacks on Israeli population and industrial centers in Israel. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks.

Following the attack, the Israeli government declared that the country was at war and the Israeli military began to call up reservists for active duty, including one of our employees, in anticipation of an active military campaign. While none of our facilities or infrastructure have been damaged nor have our supply chains been impacted since the war broke out on October 7, 2023, the import and export of goods may experience disruptions in and out of Israel as a result of such military conflict. A prolonged war could result in further military reserve duty call-ups in the future as well as irregularities to our supply chain and the movement of components and raw material into Israel and our finished products exported from Israel, which could disrupt our operations. Such disruption could materially adversely affect our business, prospects, financial condition and results of operations.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are its economic implications on the Company’s business and operations and on Israel’s economy in general.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our business. The political and security situation in Israel may result in parties, with whom we have contracts, claiming that they have been discharged from performance, based on force majeure provisions. Political and economic implications of these hostilities, therefore, could harm our operations and product development.

Any hostilities involving Israel and the potential interruption and curtailment of trade between Israel and its trading partners could adversely affect our operations and make it more difficult for us to raise capital. We may experience disruptions if acts associated with such hostilities result in serious damage to our business and manufacturing facilities. Our business interruption insurance may not adequately compensate us for potential losses that may occur as a result of events associated with the security situation in the Middle East. Any losses or damages incurred by us could have a material adverse effect on our business.

Our financial performance is subject to risks associated with changes in the value of the U.S. dollar, Israeli shekel, versus local currencies.

Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses worldwide. Weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings, and generally leads us to raise international pricing, potentially reducing demand for our products. In some circumstances, for competitive or other reasons, we may decide not to raise local prices to fully offset the dollar’s strengthening, or at all, which would adversely affect the U.S. dollar value of our foreign currency denominated sales and earnings. Conversely, a strengthening of the Israeli shekel or foreign currencies relative to the U.S. dollar will increase our Israeli operations costs and could cause us to increase our international pricing and become less competitive. Additionally, strengthening of foreign currencies may also increase our cost of product components denominated in those currencies, thus adversely affecting gross margins.

We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.

We have non-competition agreements with all of our executive officers and the majority of our key employees, all of which are governed by Israeli law. These agreements prohibit our employees from competing with or working for our competitors, generally during their employment and for up to a range of 3-12 months after termination of their employment. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for relatively brief periods of time in restricted geographical areas, and only when the employee has obtained unique value to the employer specific to that employer’s business and not just regarding the professional development of the employee. If we are not able to enforce non-compete covenants, we may be faced with added competition.

We may be required to pay monetary remuneration to our Israeli employees for their inventions, even if the rights to such inventions have been duly assigned to us.

We enter into agreements with our Israeli employees pursuant to which such individuals agree that any inventions created in the scope of their employment are either owned exclusively by us or are assigned to us, depending on the jurisdiction, without the employee retaining any rights. A portion of our intellectual property has been developed by our Israeli employees during their employment for us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee during the course of his or her employment and within the scope of said employment are considered “service inventions.” Service inventions belong to the employer by default, absent a specific agreement between the employee and employer otherwise. The Patent Law also provides that if there is no agreement regarding the remuneration for the service inventions, even if the ownership rights were assigned to the employer, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for these inventions. The Committee has not yet determined the method for calculating this Committee-enforced remuneration. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Although our Israeli employees have agreed that we exclusively own any rights related to their inventions, we may face claims demanding remuneration in consideration for employees’ service inventions. As a result, we could be required to pay additional remuneration or royalties to our current and/or former employees, or be forced to litigate such claims, which could negatively affect our business.

It may be difficult to enforce a judgment of a U.S. court against us and our executive officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our executive officers and directors and these experts.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court (see “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus).

Provisions of Israeli law and our articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, us, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of a majority of the offerees that do not have a personal interest in the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of our Company’s outstanding shares. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfilment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred. These provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

Our articles of association to be effective upon the closing of this offering may be deemed to have an anti-takeover effect.

Certain provisions of our articles of association to be effective upon the closing of this offering may make a change in control of us more difficult to effect. Our articles of association will provide for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent an attempt to change control of us, even though a change in control might be considered by our shareholders to be in their best interest.

Your rights and responsibilities as a shareholder will be governed in key respects by Israeli laws, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S. companies. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in such company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval, as well as a general duty to refrain from discriminating against other shareholders. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a vote at a meeting of the shareholders or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of these duties or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. companies.

The termination or reduction of tax and other incentives that the Israeli government provides to Israeli companies may increase our costs and taxes.

The Israeli government currently provides tax and capital investment incentives to Israeli companies, as well as grant and loan programs relating to research and development and marketing and export activities. In recent years, the Israeli government has reduced the benefits available under these programs and the Israeli governmental authorities may in the future further reduce or eliminate the benefits of these programs. We may take advantage of these benefits and programs in the future; however, there can be no assurance that such benefits and programs will be available to us. If we qualify for such benefits and programs and fail to meet the conditions thereof, the benefits could be cancelled and we could be required to refund any benefits we might already have enjoyed and become subject to penalties. Additionally, if we qualify for such benefits and programs and they are subsequently terminated or reduced, it could have an adverse effect on our financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to maintain our business models;

●	our ability to correctly predict the market growth;

●	our ability to secure government tenders and maintain relationships with government contractors;

●	the acceptance of our technology and headset devices in the industry as opposed to communications devices currently on the market;

●	our ability to retain our key employees;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to raise capital through the issuance of additional securities;

●	a resurgence of COVID-19 or spread of other infectious disease and resulting government actions on us;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate, including as a result of Israel’s war with Hamas;

●	projected capital expenditures and liquidity;

●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	changes in our strategy; and

●	litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

LISTING DETAILS

We have applied to list the Ordinary Shares on the NYSE American under the symbol “SYNX” . This offering is contingent upon the Ordinary Shares being listed; however, no assurance can be given that our listing application will be approved by the NYSE American or that a liquid trading market will develop. As of the date of this prospectus our only listed class of securities will be Ordinary Shares outstanding. All of the Ordinary Shares have the same rights and privileges. See “Description of Share Capital.”

USE OF PROCEEDS

We expect to receive approximately $4.0 million in net proceeds from the sale of the securities offered by us in this offering (approximately $4.74 million if the underwriters exercise their over-allotment option in full), based upon an assumed public offering price of  $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus.

A $1.00 increase or decrease in the assumed public offering price of $5.00 per Ordinary Share would increase or decrease the proceeds from this offering by approximately $0.99 million, assuming that the number of Ordinary Shares offered, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 Ordinary Shares offered would increase or decrease our proceeds by approximately $0.46 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

●	approximately $1.5 million for marketing and business development;

●	approximately $1.0 million for research and development; and

●	the remainder for working capital and general corporate purposes.

To the extent the underwriters exercise their over-allotment option or any Representative’s Warrants are exercised, we currently expect to use the net proceeds from such exercise for working capital and general corporate purposes, including potential acquisitions.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development efforts and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited consolidated financial statements, provided that the end of the period to which the consolidated financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation—Israeli Tax Considerations and Government Programs” for additional information.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma as adjusted basis to give effect to (a) the sale of 1,075,000 Ordinary Shares in this offering, at an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the over-allotment option and no exercise of any of the Representative’s Warrants issued pursuant to this offering, (b) the issuance of 102,346 Ordinary Shares to be issued upon the conversion of SAFEs upon the consummation of this offering, and (c) the issuance of 735,875 Ordinary Shares to be issued upon consummation of this offering based on the Investors Agreement, as if such events had occurred on June 30, 2023.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the sections titled “Summary Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2023
U.S. dollars in thousands	Actual	Pro Forma as Adjusted(1)(2)
	(Unaudited)
Cash and cash equivalents	$351	$4,422

Loans from interested parties and others	33	33
Non-Current Liabilities	155	155
Shareholders’ equity (deficit):
Share capital	52	0
Premium on shares and other capital reserves	19,462	25,092
Share based payment capital reserve
Warrants	0	0
Capital reserve for transactions with controlling shareholders	1,542	1,542
Accumulated loss	$(19,780)	$(21,065)
Total shareholders’ equity	$1,276	$5,569
Total capitalization	$1,431	$5,724

(1)

A $1.00 increase or decrease in the assumed public offering price of $5.00 per Ordinary Share would increase or decrease the amount of each of cash and cash equivalents and total shareholders’ equity by approximately $0.99 million, assuming that the number of Ordinary Share offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 100,000 increase or decrease in the number of Ordinary Shares offered by us would increase or decrease each of cash and cash equivalents and total shareholders’ equity by approximately $0.46 million after deducting estimated underwriting discounts and commissions and any estimated offering expenses payable by us.

(2)

If the underwriters’ over-allotment option is exercised in full, as adjusted cash and cash equivalents, total shareholders’ equity (deficit), total capitalization, and Ordinary Shares outstanding as of June 30, 2023, would be $5.164 million, $6.311 million, $6.5 million, and 5,236,250 shares, respectively.

The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 3,161,779 Ordinary Shares outstanding as of June 30, 2023. This number excludes:

●	454,105 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan, outstanding as of June 30, 2023, at a weighted average exercise price of $2.15, of which 454,105 were vested as of June 30, 2023;

●	53,624 Ordinary Shares issuable upon exercise of warrants issued to an employee, at an exercise price of NIS 2.965; and

●	696,171 Ordinary Shares reserved for future issuance under the ESOP.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the Representative’s Warrants;

●	no exercise of the underwriters’ over-allotment option;

●	no exercise of the outstanding options described above;

●	102,346 Ordinary Shares issuable upon the conversion of SAFEs for aggregate proceeds of NIS 1.14 million (approximately $342 thousand), which will automatically convert upon the consummation of this offering, based on an offering price of $5.00, which is the midpoint of the price range set forth on the cover page of this prospectus; and

●	735,875 Ordinary Shares to be issued upon consummation of this offering based on the Investors Agreement.

DILUTION

If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the public offering price per Ordinary Share you will pay in this offering and the pro forma net tangible book value per Ordinary Share after this offering.

As of June 30, 2023, we had a net tangible book value of $1,276 thousand, corresponding to a net tangible book value of $0.40 per Ordinary Share. Net tangible book value per share or per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 3,161,779, the total number of Ordinary Shares issued and outstanding on June 30, 2023.

After giving effect to (i) the issuance and sale of the securities offered by us in this offering, assuming no exercise of the underwriters’ over-allotment option and no exercise of any of the Representative’s Warrants issued pursuant to this offering, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the issuance of Ordinary Shares issuable upon the closing of this offering in connection with the conversion of certain outstanding loans, our as adjusted net tangible book value estimated at June 30, 2023 would have been approximately $5.57 million, representing $1.1 per Ordinary Share. Based on the assumed public offering price of $5.00 per Ordinary Share which is the midpoint of the price range set forth on the cover page of this prospectus, this represents an immediate increase in historical net tangible book value of $0.69 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $3.9 per Ordinary Share to purchasers of Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by investors in this offering and as adjusted net tangible book value per Ordinary Share immediately after the completion of this offering.

The following table illustrates this dilution on a per Ordinary Share basis to purchasers of Ordinary Shares in this offering:

Assumed public offering price per Ordinary Share	$5.00
Net tangible book value per share as of June 30, 2023	$0.40
Increase in net tangible book value per Ordinary Share attributable to new investors	$0.69
As adjusted net tangible book value per Ordinary Share after this offering	$1.1
Dilution per Ordinary Share to new investors	$3.9
Percentage of dilution in net tangible book value per Ordinary Share for new investors	78.05%

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Ordinary Share would increase or decrease our as adjusted net tangible book value per Ordinary Share after this offering by $0.19 and the dilution per Ordinary Share to new investors by $0.81, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the over-allotment option and no exercise of any of the Representative’s Warrants issued pursuant to this offering. We may also increase or decrease the number of Ordinary Shares we are offering. An increase or decrease of 100,000 in the number of Ordinary Shares offered by us would increase or decrease our as adjusted net tangible book value after this offering by approximately $0.46  million and the increase or decrease as adjusted net tangible book value per Ordinary Share after this offering by $0.07 per Ordinary Share and would increase or decrease the dilution per Ordinary Share to new investors by $0.07, assuming the assumed initial public offering price remains the same and after deducting estimated underwriting discounts and estimated offering expenses payable by us.

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full for Ordinary Shares, the as adjusted net tangible book value for the offering will increase to $1.21 per Ordinary Share, representing an immediate increase to existing shareholders of $0.80 per Ordinary Share and an immediate dilution of $3.8 per Ordinary Share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise or conversion of outstanding options having a per share exercise or conversion price less than the per Ordinary Share initial public offering price in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The following table summarizes, on an as adjusted basis as of June 30, 2023, the differences between the number of Ordinary Shares acquired from us, the total amount paid and the average price per Ordinary Share paid by the existing holders of our Ordinary Shares and by investors in this offering and based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus.

	Shares		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	4,000,000	78.82%	$1,824	32.75%	$0.46
New investors	1,075,000	21.18%	$3,745	67.25%	$5.00
Total	5,075,000	100.0%	$5,569	100%	$1.10

The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 3,161,779 Ordinary Shares outstanding as of June 30, 2023. This number excludes:

●	454,105 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan, outstanding as of June 30, 2023, at a weighted average exercise price of $2.15, of which 454,105 were vested as of June 30, 2023;

●	53,624 Ordinary Shares issuable upon exercise of warrants issued to an employee, at an exercise price of NIS 2.965; and

●	696,171 Ordinary Shares reserved for future issuance under the ESOP.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the Representative’s Warrants;

●	no exercise of the underwriters’ over-allotment option;

●	no exercise of the outstanding options described above;

●	102,346 Ordinary Shares issuable upon the conversion of SAFEs for aggregate proceeds of NIS 1.14 million (approximately $342 thousand), which will automatically convert upon the consummation of this offering, based on an offering price of $5.00, which is the midpoint of the price range set forth on the cover page of this prospectus; and

●	735,875 Ordinary Shares to be issued upon consummation of this offering based on the Investors Agreement

If all of such issued and outstanding options had been exercised as of June 30, 2023, the number of Ordinary Shares held by existing shareholders would increase to 3,669,508, or 66% of the total number of Ordinary Shares outstanding after this offering (in each case, not taking into account the conversion of SAFEs and the issuance of Ordinary Shares to Investors Agreement investors as described above), and the average price per Ordinary Share paid by the existing shareholders would be $0.67.

If the underwriters exercise their option to purchase additional Ordinary Shares in full in this offering, the number of Ordinary Shares held by new investors will increase to 1,236,250, or 23.6% of the total number of Ordinary Shares issued and outstanding after this offering and the percentage of Ordinary Shares held by existing shareholders will decrease to 60.38% of the total Ordinary Shares issued and outstanding (in each case, not taking into account the conversion of SAFEs and the issuance of Ordinary Shares to Investors Agreement investors as described above).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with both our audited consolidated financial statements as of and for the years ended December 31, 2022, and 2021 and our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2023, and 2022, and the accompanying notes included elsewhere in this prospectus. The discussion below contains forward-looking statements that are based upon our current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to inaccurate assumptions and known or unknown risks and uncertainties, including those identified in “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” elsewhere in this prospectus.

Overview

For over a decade, we have been developing, manufacturing, marketing and selling ruggedized tactical communication headset devices (“Personal Headset Devices”) as well as other communications accessories, all of which have been battlefield-tested and combat-proven. We specialize in developing the In-Ear Headset device, a subsegment of the Personal Headset Device market. The In-Ear Headset device is used in both in training and operations by the military, law enforcement, and disaster recovery industry professionals. Our agility, innovation, pricing, and technical performance have enabled us to gain early traction in commercial and industrial markets where a growing emphasis is being placed on safety and reducing certain long-term health issues related to hearing loss as a result of working on the factory floor.

Our In-Ear Headsets seamlessly integrate with third-party manufactured, professional-grade ruggedized radios sold to these aforementioned markets. The key driving factors in the growth of our business has been the recent dramatic growth in the In-Ear Headset subsegment of the Personal Headset Device market coupled with our unique ergonomic design and technology which enables users to both speak and hear clearly and precisely, providing the 360° situational awareness that they require while simultaneously protecting them from hazardous sounds around them.

In addition, we also develop, market and sell push-to-talk devices, communication controllers, and communication device cables and connectors. Our products are designed to be compatible with other products that we offer and compatible with other third-party communication products available in the market that are used by our customers.

Components of Our Results of Operations

Revenues

Our revenues primarily consist of the sale of our products.

Set forth below is a table presenting breakdown of our revenues by our two product groups in the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
	2022	2021	2023	2022
			Unaudited
Product group	Amount (in USD thousands)
In-Ear Headset systems	6,038	8,697	2,143	1,395
SST Headset systems	749	840	678	267
Other revenues	477	44	275	318

Set forth below is information about our revenues from sale of our products by geography for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
	2022	2021	2023	2022
Geography	Revenue (in USD thousands)		Revenue (in USD thousands) Unaudited
Israel	5,423	1,010	1,260	1,131
Europe	146	89	78	46
Asia	127	6,324	1,015	38
USA	1,477	2,064	623	738
Other	91	94	120	27

Operating Expenses

Our current operating expenses consist of three components — research and development expenses, selling and marketing expenses and general and administrative expenses.

Research and Development Expenses

Our research and development expenses consist primarily of salaries and related personnel expenses, subcontractor’s expenses and other related research and development expenses.

The following table discloses the breakdown of research and development expenses for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars in thousands	2022	2021	2023	2022
			Unaudited
Salaries and related expenses	311	381	527	130
Purchases	6	7	3	3
Professional consulting	91	32	15	39
Depreciation and amortization	9	0	10	5
Other	22	28	14	23
Total	439	448	569	200

We expect that our research and development expenses will materially increase as we continue to develop our products and recruit additional research and development employees.

Selling and marketing expenses

Our selling and marketing expenses consist primarily of consultants and other marketing and sales expenses.

The following table presents a breakdown of selling and marketing expenses for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars in thousands	2022	2021	2023	2022
			Unaudited
Salaries and related expenses	537	679	1,877	249
Exhibitions and advertising	38	43	40	47
Depreciations and amortization	23	3	13	11
Other	74	127	59	41
Total	672	852	1,989	348

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses, professional service fees for accounting, legal and bookkeeping, facilities, travel expenses and other general and administrative expenses.

The following table presents a breakdown of general and administrative expenses for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars in thousands	2022	2021	2023	2022
			Unaudited
Salaries and related expenses	529	444	841	251
Professional services	102	279	43	30
Rent and maintenance	60	110	28	32
Depreciation and amortization	10	41	12	4
Other	136	381	41	75
Total	837	1,255	965	392

Results of Operations

The following table sets forth our results of operations for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars in thousands, except share and per share data	2022	2021	2023	2022
			Unaudited
Revenues	7,264	9,581	3,096	1,980
Cost of revenue	4,836	6,379	1,901	1,318
Gross profit	2,428	3,202	1,195	662
Research and development expenses	439	448	569	200
Selling and marketing expenses	672	852	1,989	348
General and administrative expenses	837	1,255	965	392
Other income	-	166	-	-
Operating profit (loss)	480	813	(2,328)	(278)
Finance income (expense), net	1,320	(964)	2	1,287
Income (Loss) before income tax	1,800	(151)	(2,326)	1,009
Income tax expenses	2	2	-	-
Net income (loss)	1,798	(153)	(2,326)	1,009
Other comprehensive income (loss)
Gain (loss) from remeasurement of defined benefit plans	16	(5)	-	-
Total comprehensive income (loss) attributed to the shareholders of the Company	1,814	(158)	(2,236)	1,009

Comparison of Period to Period Results of Operations

Six Months ended June 30, 2023 and six months ended June 30, 2022

Revenues

Our revenues for the six months ended June 30, 2023 amounted to $3,096 thousand, representing an increase of $1,116 thousand, or 56.4%, compared to $1,980 thousand for the six months ended June 30, 2022. The increase was due to deliveries to new customers and an increase in deliveries to existing customers.

Cost of revenue

Our cost of revenue for the six months ended June 30, 2023 amounted to $1,901 thousand, representing an increase of $583 thousand, or 44.2%, compared to $1,318 thousand for the six months ended June 30, 2022. The increase was primarily due to an increase in sales and share-based payment expenses, the latter of which is a result of options granted in January 2023.

Research and development expenses

Our research and development expenses for six months ended June 30, 2023, amounted to $569 thousand representing an increase of $369 thousand, or 184.5%, compared to $200 thousand for the six months ended June 30, 2022. The increase was primarily due to share-based payment expenses, the latter of which is a result of options granted in January 2023.

Selling and marketing expenses

Our marketing and sales expenses for the six months ended June 30, 2023 amounted to $1,989 thousand, representing an increase of $1,641 thousand, or 471.6%, compared to $348 thousand for the six months ended June 30, 2022. Selling and marketing expenses increased primarily due to share-based payment expenses, the latter of which is a result of options granted in January 2023.

General and administrative expenses

Our general and administrative expenses totaled $965 thousand for the six months ended June 30, 2023, representing an increase of $573 thousand, or 146.2%, compared to $392 thousand for the six months ended June 30, 2022. These expenses increased primarily due to shared-based payment expenses, the latter of which is a result of options granted in January 2023.

Operating loss

As a result of the foregoing, our operating loss totaled $2,328 for the six months ended June 30, 2023, representing an increase of $2,050 thousand or 737.4%, compared to $278 thousand for the six months ended June 30, 2022. The increase in operating loss was primarily due to recognizing share-based payment expenses of $2,804 thousand and a decrease of $832 thousand in the cost of revenue.

Financial income (expense), net

We recognized financial income of $2 thousand for the six months ended June 30, 2023, representing a decrease of $1,285, or 99.8%, compared to financial income of $1,287 for the six months ended June 30, 2022. The decrease was primarily attributable to a change in the fair value of warrants of $1,033 thousand for the six months ended June 30, 2022.

Total comprehensive income

As a result of the foregoing, our total comprehensive loss totaled $2,326 thousand for the six months ended June 30, 2023, representing a decrease of $3,335 thousand, or 330.5%, compared to a profit of $1,009 for the six months ended June 30, 2022. The decrease in profit is primarily attributable to finance income, mentioned in the preceding paragraph, that was recorded in the six months ended June 30, 2022 and to share-based compensation expenses recorded in the six months ended June 30, 2023.

Year ended December 31, 2022 and year ended December 31, 2021

Revenues

Our revenues for the year ended December 31, 2022, amounted to $7,264 thousand, representing a decrease of $2,317 thousand, or 24.2%, compared to $9,581 thousand for the year ended December 31, 2021. The decrease was primarily attributable to the lack of working capital availability because we did not have enough funds to receive and carry out orders.

Cost of revenue

Our cost of revenue for the year ended December 31, 2022, amounted to $4,836 thousand, representing a Decrease of $1,431 thousand, or 22.8%, compared to $6,379 thousand for the year ended December 31, 2021. The decrease was primarily due to a decrease in sales.

Research and development expenses

Our research and development expenses for the year ended December 31, 2022, amounted to $439 thousand representing a decrease of $9 thousand, or 2%, compared to $448 thousand for the year ended December 31, 2021. The decrease was primarily due to a reduction in cost of materials, due to focusing on software instead of purchasing hardware components, which is more capital intensive than research and development related to our software.

Selling and marketing expenses

Our marketing and sales expenses for the year ended December 31, 2022 amounted to $672 thousand, representing a decrease of $180 thousand, or 21.12%, compared to $852 thousand for the year ended December 31, 2021. Selling and marketing expenses decreased primarily due to a decrease in salaries expenses.

General and administrative expenses

Our general and administrative expenses totaled $837 thousand for the year ended December 31, 2022, representing a decrease of $418 thousand, or 33.3%, compared to $1,255 thousand for the year ended December 31, 2021. These expenses decreased primarily due to a decrease in professional consulting fees following the completion of our structural reorganization in August 2021. For more information on our structural reorganization, see “Business — M&A and Organizational Structure.”

Other income

We had other income totaling $166 thousand for the year ended December 31, 2021. No other income was record for the year ended December 31, 2022. The other income received for the year ended December 31, 2021 was primarily attributed to Pandemic grants received from the Israeli government, and we did not receive any such grants during the year ended December 31, 2022.

Operating profit

As a result of the foregoing, our operating profit totaled $480 thousand for the year ended December 31, 2022, representing a decrease of $333 thousand or 41%, compared to $813 thousand for the year ended December 31, 2021.

Financial income (expense), net

We recognized financial income of $1,320 thousand for the year ended December 31, 2022, representing an increase of $2,284, or 237%, compared financial expenses of $964 for the year ended December 31, 2021. Financial income includes $300 thousand in bank fees and exchange rate fluctuations. A difference in income of $1,509 thousand for the year ended December 31, 2022 compared to expenses of $433 thousand for the year ended December 31, 2021 was attributable to refinancing warrants. Additionally, a difference in income of $437 thousand, $368 thousand in income for the year ended December 31, 2022 compared to expenses of $69 thousand for the year ended December 31, 2021 was attributable to exchange rate differences.

Total comprehensive income

As a result of the foregoing, our net profit totaled $1,814 thousand for the year ended December 31, 2022, representing an increase of $1,972 thousand, or 1,248%, compared to loss of $158 for the year ended December 31, 2021. The increase in profit is primarily attributable to finance expenses in 2021 and finance revenues in 2022.

Liquidity and Capital Resources

Overview

Since our inception through June 30, 2023, we have funded our operations primarily with cash generated from our operating activities. As of June 30, 2023 and December 31, 2022, we had $351 thousand and $69 thousand in cash and cash equivalents, respectively.

The table below presents our cash flows for the periods indicated:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars in thousands	2022	2021	2023	2022

Net cash provided by (used in) operating activities	(1,739)	1,619	403	(1,366)

Net cash used in investing activities	(20)	(125)	(15)	(9)

Net cash provided by (used in) financing activities	255	(74)	(101)	271

Effects of exchange rates on cash and cash equivalents	12	(25)	(5)	(13)

Net decrease (increase)in cash and cash equivalents	(1,492)	1,395	282	(1,117)

Operating Activities

During the six months ended June 30, 2023, net cash provided by operating activities was $403 thousand, compared to $1,366 thousand used in operating activities during the six months ended June 30, 2022, primarily attributable to generating revenue from deliveries to new customers and an increase in deliveries to existing customers and the evolution of our working capital. The principal drivers of working capital during this period was a decrease of $1,993 thousand in trade receivables, offset by trade payables that decreased by $1,021 thousand in the six months ended June 30, 2023, compared to a decrease of $983 in trade receivables, offset by trade payables that decreased by $1,514 in the six months ended June 30, 2022.

During the year ended December 31, 2022, net cash used in operating activities was $1,739 thousand, compared to net cash provided by operating activities of $1,619 thousand during the year ended December 31, 2021, primarily attributable to receiving and fulfilling fewer orders in 2022 compared to 2021 and the evolution of our working capital. The principal drivers of working capital during this period was a decrease of $197 thousand in trade payables and a decrease of $46 thousand in other accounts payable in the year ended December 31, 2022 compared to an increase of $1,671 in trade payables and an increase of $879 thousand in other accounts payable in the year ended December 31, 2021.

As of December 31, 2020, our unaudited current assets were $1,837 and current liabilities were $2,830, which resulted in a working capital deficit of $991.7 thousand as of such date.

Investing Activities

Net cash used in investing activities was $15 thousand during the six months ended June 30, 2023, compared to $9 thousand during the six months ended June 30, 2022. The cash used in the investing activities was primarily attributable to the purchase of property, plant and equipment.

Net cash used in investing activities was $20 thousand during the year ended December 31, 2022, compared to $125 thousand during the year ended December 31, 2021. The cash used in the investing activities was primarily attributable to the purchase of property, plant and equipment.

Financing Activities

Net cash flow used in financing activities was $101 thousand during the six months ended June 30, 2023, compared to net cash provided by financing activities of $271 thousand during the six months ended June 30, 2022. The cash provided by financial activities in the six months ended June 30, 2022 was primarily attributable to proceeds from the SAFE agreements.

Net cash flow provided by financing activities was $255 thousand during the year ended December 31, 2022, compared to $74 thousand used in financing activities during the year ended December 31, 2021. The cash provided by financial activities in the six months ended June 30, 2022 was primarily attributable to proceeds from the SAFE agreements.

On May 5, 2020, we entered into a loan agreement with Bank Mizrahi for NIS 1 million (approximately $284 thousand). Pursuant to the terms of the loan, the loan’s principal was to be repaid in 48 consecutive monthly installments starting on May 30, 2021, and the interest shall be repaid in 48 consecutive monthly installments starting on May 30, 2020. Early repayment is permitted. As of September 30, 2023, the balance of the loan is approximately $116 thousand.

On December 29, 2021, we entered into an agreement, or the Investors Agreement, with Shlomi Amsallem and Ofer Amir, or the Investors, whereby they invested NIS 700 thousand (approximately $225 thousand) for the issuance of securities either directly by the Investors and/or by way of raising capital from other investors that will be introduced by the Investors, or the Additional Investors. The Investors and the Additional Investors will be subject to a dilution of up to 40% of our Company’s issued and paid up share capital as a result of an initial public offering, and if the offering amount in such initial public offering will exceed NIS 16 million (approximately $5,145 thousand) , than the Investors and the Additional Investors will be diluted on a pro rata basis, in accordance with their stake in our Company’s shares. The Investors Agreement was amended October 26, 2022, or the Amendment, to include any initial public offering on Nasdaq or the NYSE American (and, in such event, cease promoting any public offering on the TASE). Further, the Amendment specified that, subject to the Investors’ commitment in the original agreement, we will work to complete a public offering on a U.S. stock exchange by June 30, 2023, with a minimum amount raised of $17 million. If we are deemed to have started the process of raising capital in a public offering on an American stock exchange pursuant to the provisions of the Amendment, even though this condition was not completed by June 30, 2023, and the process of raising public capital continues to proceed in conjunction with an underwriter, then the relevant provisions of the Amendment continue to apply after June 30, 2023 until the completion date of the public offering. In addition, the Investors Agreement was amended such that, in the event of an initial public offering on a U.S. stock exchange: (1) existing shareholders will hold 50% of our issued and outstanding share capital following the offering (including 442,118 options to be assigned to our Company’s vice president); (2) the Investors would hold a minimum of 13.48% of our issued and outstanding share capital following the offering; (3) following the completion of the offering, we may allocate 12% of our share capital to our option plan; and (4) we will list the Investors’ shares for trading up to six months following the completion of the offering. The Investors also agreed to transfer to us an amount of $200 thousand in connection with any expenses associated with our initial public offering. Finally, upon completion of the offering, we will enter into a service agreement with Mr. Amir whereby he will provide advisory services to us until the earliest of: (a) the end of a period of 3 years from the date of completion of the offering; or (b) the date on which Mr. Amir’s holdings in the share capital of our Company will be less than 3%.

On June 1, 2022, we entered into SAFEs for an aggregate net proceeds of NIS 1.14 million (approximately $342 thousand). The amounts we received under the SAFEs will be converted into our Ordinary Shares at a discount rate of (i) 67% (i.e., 33% discount) with respect to an initial public offering or change of control, or a Liquidity Event, or (ii) 70% (i.e., 30% discount) with respect to a bona fide transaction with the principal purpose of raising capital, pursuant to which our Company issues and sells shares in consideration for investment in an aggregate amount of at least NIS 10,000 thousand (approximately $3,007 thousand) in one or more related closings, or Equity Financing.

On May 20, 2015, we entered a warrant agreement with Bank Mizrahi, as amended on January 16, 2017, granting Bank Mizrahi the right to purchase from us 335,959 warrants at an exercise price of $0.89 per ordinary share, for a total amount of $300 thousand. The warrants had an exercise period of six years from the effective date of January 16, 2017. On September 22, 2022, we signed a warrant buyback agreement with Bank Mizrahi, cancelling the bank’s warrants for a one-time fee of NIS 600 thousand (approximately $157 thousand). No warrants were exercised by Bank Mizrahi prior to the buyback agreement and the cancellation of its warrants. The cancellation of the options is conditional on the Company becoming public by March 31, 2024.

Current Outlook

We have financed our operations to date primarily from ongoing sales.

As of June 30, 2023 and December 31, 2022, our cash and cash equivalents were $351 thousand and $69 thousand, respectively. We expect to generate revenues from the sale of our products and other revenues in the future. However, we do not expect these revenues to support all of our operations in the near future. We expect our expenses to increase in connection with our activities, particularly as we continue the development of our products, and continue our commercialization efforts. Accordingly, we expect that we will require substantial additional funding in connection with the growth of our operations and commercializing our products. Until we can generate significant recurring revenues and profit, we expect to satisfy our future cash needs through this public offering, as well as other debt and equity financings. However, there is no assurance that we will be successful accomplishing these plans. If we are unable to obtain sufficient capital we may need to reduce, delay, or adjust our operating expenses, including commercialization of existing products or be unable to expand our operations, as desired. As a result of these expected losses and negative cash flows from operations, along with our current cash position, our management and auditors have concluded that a material uncertainty exists that may cast significant doubt about our ability to continue as a going concern. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future capital requirements will depend on many factors, including:

●	the progress and costs of our research and development activities;

●	the costs of working capital;

●	the costs of raising capital;

●	large new orders that needs to financed; and

●	the magnitude of our general and administrative expenses.

Critical Accounting Policies and Estimates

We describe our significant accounting policies more fully in Note 2 to our audited consolidated financial statements for the year ended December 31, 2022 included elsewhere in this prospectus.

We prepare our financial statements in accordance with IFRS. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income and expenses. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

We make estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Accounting for investments and loans from investors

The investments and loan agreements which we entered, as described in Note 15 to our audited consolidated financial statements, involve the sale of shares as well as loans obtained from investors, and require as such require the allocation of the total consideration raised in these funding rounds to the share and debt instruments sold, with the difference between the consideration amount allocated to the loans and the contractual loan amounts being recorded in equity with a corresponding discount on the loans. The amount allocated to the loan was determined based on the fair value of the loans at the date of the investment, using a capitalized value of future payments, in different scenarios method, using a discount rate of 4.65% and 5.7% for our investors loans, respectively.

As of December 31, 2022, the discounts recorded on our investors’ loans were $41,934.

Off-Balance Sheet Arrangements

As of December 31, 2022, we do not believe we had any off-balance sheet arrangements and commitments.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-minus. Accordingly, some of our cash and cash equivalents is held in deposits that bear interest. Given the current low rates of interest we receive, we will not be adversely affected if such rates are reduced. Our market risk exposure is primarily a result of U.S. dollar/NIS exchange rates, which is discussed in detail in the following paragraph.

Impact of Inflation and Currency Fluctuations

Our functional and reporting currency is the U.S. dollar. We incur some of our expenses in other currencies. As a result, we are exposed to the risk that the rate of inflation in countries in which we are active other than the United States will exceed the rate of devaluation of such countries’ currencies in relation to the dollar or that the timing of any such devaluation will lag behind inflation in such countries. To date, we have been affected by changes in the rate of inflation or the exchange rates of other countries’ currencies compared to the dollar, and we cannot assure you that we will not be adversely affected in the future.

The annual rate of inflation in Israel was 5.3% in 2022 and 2.8% in 2021. The NIS weakened against the U.S. dollar by approximately 11.6% in 2022 and strengthened 3.26% in 2021.

The main impact of inflation for the Company in its production and operations capacity has been felt in terms of increased costs for components, higher outsourced labor costs and, due to increasing interest rates in response to inflation, an increase in the cost of financing projects.

Impact of Russia’s Invasion of Ukraine

The Invasion has not directly affected us. As of the date of this prospectus, we do not engage in commercial activity in Russia or Ukraine; therefore, the Invasion and sanctions imposed by governments and other sanctioning authorities have not affected our financial position our activity. Our acquisition of components and raw materials has been affected by the invasion insofar as commodity prices have risen. There has been no material impact to our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations arising from, related to, or caused by the global disruption from the Invasion.

Rising commodity and energy prices, as a result of the import or export bans resulting from the Invasion, have affected us indirectly.

Impact of the War in Israel

On October 7, 2023, Hamas terrorists invaded southern Israel and launched thousands of rockets in a widespread terrorist attack on Israel. On the same day, the Israeli government declared that the country was at war. Our facilities, infrastructure and acquisition of components and raw materials have not been affected by the war. However, certain of our employees who are military reservists have been called-up for active duty.

We sell our products directly and indirectly to the Israel Defense Forces. From October 10, 2023 until the date of this prospectus, we received purchase orders from the Israel Defense Forces and police forces in Israel amounting to an aggregate of over $4.0 million to supply certain products in the near-term to be used by all branches of the Israel Defense Forces and police departments in Israel as well as in the longer term to resupply inventory stockpiles of equipment for the Israel Defense Forces. We expect to receive additional purchase orders as a result of the ongoing war. There is no assurance, however, that any further purchase orders will materialize in connection with this war.

We are closely monitoring the developments of this war. See “Prospectus Summary—Recent Developments” and “Risk Factors—Risks Related to Israeli Law and Our Operations in Israel—Potential political, economic and military instability in the State of Israel, where our headquarters, members of our management team, our production and research and development facilities are located, may adversely affect our results of operations.”

BUSINESS

Overview

For over a decade, we have been developing, manufacturing, marketing and selling ruggedized Personal Headset Devices as well as other communications accessories, all of which have been battlefield-tested and combat-proven. We specialize in developing the In-Ear Headset device, a subsegment of the Personal Headset Device market. The In-Ear Headset device is used in both in training and operations by the military, law enforcement, and disaster recovery industry professionals. Our agility, innovation, pricing, and technical performance have enabled us to gain early traction in commercial and industrial markets where a growing emphasis, as evidenced by the growing demand for our products from major companies in private industry, is being placed on safety and reducing certain long-term health issues related to hearing loss as a result of working on the factory floor.

Our In-Ear Headsets seamlessly integrate with third-party manufactured, professional-grade ruggedized radios sold to these aforementioned markets. The key driving factors in the growth of our business has been the recent dramatic growth in the In-Ear Headset subsegment of the Personal Headset Device market coupled with our unique ergonomic design and technology which enables users to both speak and hear clearly and precisely, providing the 360° situational awareness that they require while simultaneously protecting them from hazardous sounds around them.

In addition, we also develop, market and sell push-to-talk devices, communication controllers, and communication device cables and connectors. Our products are designed to be compatible with other products that we offer and compatible with other third-party communication products available in the market that are used by our customers.

Our key business strengths and key competitive advantages are:

●	Innovative In-Ear hearing protection and “talking from the ear” technology;

●	Rapid prototyping of new devices and broad radio interface knowledge;

●	Ability to be flexible, tailor-design and manufacture for each customer’s needs;

●	Ability to produce in small batches and with short lead times;

●	Many years of experience and first-mover advantage in the growing in-ear headset market segment;

●	Our growing distributor and re-seller network that provide us with local knowledge and feedback from customer use experiences “in the field”; and

●	Demonstrated performance at a cost-effective pricing.

We sell our products directly to military forces, law enforcement, and government agencies and indirectly, through a specialized network of local distributors, specialized agents, and, in some cases, strategic long-term original equipment manufacturer (OEM) agreements with large military equipment providers. While our primary markets are in Israel, Europe, and the United States, we intend to expand our sales, marketing and distribution network into new markets such as Southeast Asia and Latin America.

The Market for Personal Headset Devices

The sound protection personal tactical communication headset device market is comprised of two types of headsets:

(1)	Over-the-Ear Headsets. Over-the-Ear Headsets are generally comprised of two ear shells attached to each ear by a bow, which include an external environment microphone (located at the external side of the ear shell), an ear speaker (located at the inner side of the ear shell), and a boom microphone used to transmit the user’s speech.

A typical Over-the-Ear Headset

(2)	In-Ear Headsets. In-Ear-Headsets are similar in functionality to Over-The-Ear headsets, but with components (external environment microphone and ear speaker) that are miniaturized and installed in an earbud that is inserted into the ear. The user’s microphone is also embedded in the earbud (instead of in a boom microphone). As a result, in-ear headsets are superior in terms of their ability to clearly transmit and listen to communication while enabling sound protection.

We focus on the development, marketing, and sale of in-ear headsets.

Silynx “Protego” In-Ear Headset	Silynx In-Ear Headset System Operating with Two Radios Simultaneously

Military Tactical Communication Equipment Market

According to the Global Tactical Headset Market Research Report, published by Wantstats Research and Media Pvt Ltd in 2022 (the “GTHM Report”), the tactical communications equipment market was estimated to be worth $2.66 billion as of 2021 and is expected to grow to $3.8 billion by 2027, with a compound annual growth rate of 6.09%. North America accounts for the largest market share (35.81%) followed by Europe (24.07%) and then Asia Pacific (22.92%). This market includes both personal headsets and communication equipment mounted on certain types of vehicles and tanks.

Military Personal Headset Market

According to the GTHM Report, the personal headset segment of the defense, military and law enforcement tactical communication headset market, defined as headsets that are worn by the user is the largest segment of accounting for 72.25%. In 2021, this segment was estimated at $1.845 billion and is forecasted to reach $2.616 billion by 2027, reflecting a compound annual growth rate of 5.99% between 2021-2027.

Military In-Ear Headset Market

More specifically, our market, the In-Ear Headset market was estimated at $87.8 million in 2021 and is expected to reach $726.3 million by 2027, reflecting a compound annual growth rate of 40.93% for years 2021-2027. According to the GTHM report, Over-The-Ear Headsets accounted for 92% of this market. However, it is expected that over this same period, In-Ear Headsets will overtake Over-The-Ear Headsets in terms of market share growing from 8% of this market in 2021 to 42% of this market in 2027.

The following table provides data and estimated forecast regarding the size of the global tactical headset market broken down by active sound protection headsets type from 2018 through 2027:

Active Sound Protection Headsets Type	2018	2019	2020	2021	2027 (Estimated)	CAGR (2021-2027)
In-Ear Sound Protection Headsets	$40.95	$55.08	$70.71	$87.84	$726.34	42.0%
Over-the-Ear Sound Protection Headsets	$896.15	$944.71	$992.80	$1,040.10	$1,008.82	-0.51%
Total	$937.10	$999.79	$1,063.51	$1,127.93	$1,735.16	7.44%

Source: GTHM Report: https://www.marketresearchfuture.com/reports/tactical-headset-market-3840

We believe there are several reasons for this shift:

●	Soldiers and police officers are more amenable to In-Ear Headsets than ever before, driven by the overall shift in consumer behavior towards In-Ear-based listening devices.

●	Increased military and law enforcement budget spending on the personal equipment of soldiers, law enforcement and riot police who nowadays require more nimble and advanced In-Ear-based solutions as new weapons systems become noisier, while their field of combat or theatre of riot operations becomes increasingly complex.

●	New soldier-based systems such as Microsoft’s Integrated Visual Augmentation System are equipped with heavy cables hardware equipment fixed to their helmets – making wearing an Over-The-Ear Headset on a helmet even more challenging.

●	Growing awareness of the health effects and economic costs of hearing loss and impairment to soldiers. According to data from the U.S. Department of Veteran Affairs, 13.4% of first-time military service-connected compensation recipients had disabilities related to tinnitus and hearing impairment as of 2022.

●	As the In-Ear Headset comprises of simple hardware due to the low number of parts and low amount of assembly work, In-Ear Headsets systems provide a better cost-effective solution.

●	One key driver of growth in the use of In-Ear Headsets for workers at commercial and/or industrial manufacturers has been the emphasis on safety and efficiency at the workplace related to hands-free operations and reducing long-term health issues related to hearing loss as a result of working on the factory floor. Moreover, we have begun selling our In-Ear Headsets to the professional cycling market with our first sales to a leading road bicycle racing team and are now focusing our marketing efforts towards the professional auto racing market as well.

Advantages of In-Ear Headsets

We believe that In-Ear Headsets have the following advantages above Over-the-Ear Headsets:

●	higher level of sound protection, including against blast shock waves;

●	lighter weight;

●	higher quality of communication in noisy environments;

●	higher levels of directional hearing with the pinna not covered up;

●	no interference with head gear, eyewear or helmets;

●	lower snag hazard, or risk that components will get tangled or caught in something (because there is no boom microphone); and

●	no interference with head gear, eyewear or helmets;

●	no sweat accumulation, meaning the device is suitable for hot environments; and

●	cheap to produce with the simple, rugged structure.

Our Products

Personal Headset Devices typically have three operational requirements. First, the user needs to be aware of and able to hear ambient noise around them. Second, the user needs to be able to hear and be heard clearly while using his or her communication device, such as a radio, cellular phone, or satellite phone. Third, the user needs to be protected from unpredictable and unsafe sounds, such as explosions, sounds on a battlefield, large demonstrations and weapons training courses.

These requirements seemingly contradict each other. However, our In-Ear Headsets incorporate our electronically enhanced hearing technology along with our active sound protection technology that cuts off or compresses potentially harmful sounds, such as explosions or gunshots.

We focus on developing, marketing and selling two types of In-Ear Headset products. In addition, we also develop, market and sell push-to-talk devices, communication controllers, and communication device cables and connectors.

Our products are designed to be compatible with other products that we offer, as well as compatible with other existing third-party communication products available on the market that are used by our customers. The image below demonstrates the typical Silynxcom System Configuration Options:

In-the-Ear Headset Products

Our In-the-Ear Headset products are designed and manufactured with modular integration that enable our customers to use them together with various different radios, cellphones, intercom systems, Bluetooth adaptor and other communications devices. We manufacture two main types of tactical Headsets: (1) In Ear Headsets; and (2) Single-Sided Headsets, or “SST Headsets”.

In-Ear Headset. Our In-Ear Headset enables customers to enjoy high quality, clear communication and multi-directional hearing while providing a high rate of sound protection.

Our In-Ear Headset is unique in its structure, comfort and design. It is composed of lightweight (five gram) earbuds with foam tips. Because it is an In-Ear solution, it is more comfortable to wear than an Over-the-Ear Headset.

This technology allows us to manufacture a headset that enables our customers to speak and be heard clearly even when they are in a noisy environment. This quality enables our customers to use their headset in situations where traditional Over-The-Ear headsets with boom microphones cannot be used properly. The In-Ear Headset integrates active noise protection with surrounding hearing enhancement technologies ,while incorporating our “talking from the ear” technology. Our “talking from the ear” technology detects minute air movements (naturally created in the ear canal when a person speaks) and converts them into audio signals. In contrast to Over-the-Ear Headsets, our In-Ear Headset not only does not limit our customers, given its size, but it can also be worn with additional head or face gear, such as a protective mask, breathing apparatus or respirator, which may be critical for the safety of our customers. Furthermore, our In-Ear Headset may be used with any type of helmet, including full-cut ballistic helmets, full-face riot helmets, driving helmets and other helmets that supply better head and face protection, protecting our customers while they navigate precarious situations.

We offer two main In-Ear Headsets models:

●	The Protego PRO – with external microphone connectivity.

●	The Protego STD – without external microphone connectivity.

Both models share the same earbuds. The image below exhibits our Protego headset’s ear bud structure.

As shown in the image below, the Protego PRO includes an additional plug to allow an external microphone to be connected to the headset, a feature that is not available in the Protego STD.

Protego PRO (left) and Protego STD (right)

We expect that our In-Ear Headset family of products will be our main growth driver in the near term.

Single-Sided Headset Products

Our SST Headsets are mounted on a user’s head, helmet or protective vest and are equipped with a boom microphone- creating a weapon-mounted wireless push-to-talk device. These SST Headsets are designed to be highly ruggedized and withstand extreme environments.

We offer three main SST Headsets models:

●	The Eagle headset is designed to be worn on helmets or headbands such that the headset’s speaker is placed near the ear.

●	The Falcon headset is designed to be worn either on a helmet or a protective vest and it supports an acoustic tube (with a silicon nip) to channel audio output directly to the ear.

●	The HSI headset is designed to be worn together with an over-the-ear passive sound protection gear.

The images below depict our three alternative SST Headsets models:

HIS SST Headset	Eagle SST Headset	Falcon SST Headset

Push-To-Talk and Communication Controller Products

We offer push-to-talk-only devices and communications controller products. Both products are hardware devices with embedded software. Controlling multiple communication networks at the same time is crucial for our customers because they often need to communicate simultaneously with multiple people and groups, each of whom is on a different network. We are seeing increasing demand for these products as we see dramatic growth in our customers’ adoption of multi-network-based and software-defined radios and cellular phones.

We have designed our controllers for multiple levels of configurations, modularity, and flexibility, enabling our customers to use these controllers with either our own In-Ear Headsets or third party manufactured headsets. We believe that our controllers provide an opportunity to monetize the cross-selling of our In-Ear Headsets once they have purchased our controllers.

Our push-to-talk-only products are used with our SST Headsets or sold separately. Our communication controller products are used with our Protego headsets and include “push-to-talk” audio processing features, like a push-to-talk control box, and enhanced sound protection processing. We believe our push-to-talk products also provide an opportunity to cross-sell our controller products in addition to our In-Ear Headsets.

We manufacture two main models of communication controllers, the Clarus and the Fortis:

●	The Clarus is designed to control up to two communication networks at the same time (with two different push-to-talk buttons).

●	The Fortis is designed to control up to four communication networks at the same time (with four different push-to-talk buttons).

The image below depicts our Clarus and the Fortis controllers

Fortis Radio Controller/Push-to-Talk	Clarus Radio Controller/Push-to-Talk

Communication Cables and Connectors

We manufacture, market and sell our communication cables and connectors in order to provide a full end-to-end solution so that our customers can connect our In-Ear Headsets with the different radios that they may use. Based on our in-house developed and proprietary Quick Disconnect Connector (“QDC”) technology we have developed a 10 pin QDC that enables customers to easily connect our In-Ear Headsets with a variety of different signal and power input/output sources. A QDC is a robust, proprietary, multi-pin, twenty-meter diving-certified connector. We provide our customers with different QDC integration options that give our customers more configuration flexibility and levels of modularity.

We believe that our family of QDC products provide an opportunity to monetize cross-selling of our other products, particularly, our controller products as well as our In-Ear Headsets.

We also sell our QDC technology to third-party equipment manufacturers.

Converter & Reseller Agreement with Peltor Communications, a 3M Company

In January 2023, we signed a Converter & Reseller Agreement with Peltor Protective Communications (“Peltor”), a 3M company, and one of the world’s leading manufacturers and an iconic brand name of headsets and two-way radio accessory products for military, law enforcement, hunting, sport shooting, racing, rally sports, aviation, and manufacturing industries. Under the agreement, Silynxcom will purchase Peltor’s family of Over-the Ear headset products from Peltor and will resell a modified version of the Peltor Over-the-Ear Headset which includes Silynxcom’s QDC connector, an upgraded electronic wiring system embedded with a Silynxcom-designed circuit board. We believe this enables Silynxcom to compete in the high-end market for Over-the-Ear Headsets with a more advanced battery power source and can also provide the end-user the versatility of hearing from two different radios simultaneously from each earpiece respectively.

We also believe this agreement will assist our endeavors to lead in the transformation from Over-the-Ear headsets to In-Ear headsets. We anticipate that our certified embedded technology inside this iconic 3M Peltor brand family of headsets will provide us with both quicker access to a still large customer base of Over-the-Ear headsets and the opportunity to eventually cross-sell our In-Ear Headsets and ancillary connector products to these new customers. We also believe that our certified embedded technology provides excellent market validation and a natural barrier to entry to our competitors. In July 2023, we received a first order to deliver 360 modified units (combined with Silynxcom products) from a first-time military client.

Professional Services and Maintenance Support

We provide professional services and maintenance support for all our products through our one-year warranty and extended paid-for warranty programs. This support is available either onsite or remotely at the customer’s location.

Our Technology

The technologies that drive our In-Ear Headsets are based on our in-house developed real-time use of software and hardware, hardware miniaturization techniques, ergonomic design, and “hardening” manufacturing techniques.

●	Our hardware and software technology is designed to process, gauge and control surrounding sounds while in real-time while simultaneously (and in real-time) identify potentially hazardous surrounding sounds and instantly compress them to a pre-defined safe level. This is performed through our proprietary software that, coupled with the ergonomic design of our In-Ear-Headsets, enables our “talking from the ear” technology to pick up minute movements of air in the ear canal and convert them into clear and precise speech.

●	Our In-Ear Headsets are manufactured using our proprietary hardening technology which provides them with intense durability and enables long use-life in harsh environments. We use this same technology when manufacturing our cables and connectors, which taken together with our In-Ear Headsets and QDC connectors, make up the entire Personal Headset unit. We also employ proprietary technology related to our manufacturing processes, including miniaturization and assembly technologies that we have developed, that enables us to reduce the physical dimensions of our products while decreasing our own production and assembly costs. Finally, the processes by which we use “cold molding” materials enables us to manufacture extremely rugged, waterproof and corrosion-resistant products.

Sales and Marketing

We sell our products both directly to security and rescue forces, military, and law enforcement units around the world, and indirectly, through a specialized network of distributors and agents.

●	Direct sales. We sell directly to end users mostly in Israel and in the United States. Our direct sales are generally conducted through either official public/ government tender process or as “sole source” orders whereby the customer specifically requests our devices/technology. Our headquarters is in Israel and we have a representative office in the United States. Within the next twelve months, we plan to open representative sales offices in Korea and in Germany.

●	Indirect sales through distributors and agents. We have developed, grown and operate a global network of distributors that are trained to independently promote and distribute our products to their customers. Our typical distributor is a well-established government supplier with a record of recent successful sales of personal protection equipment to rescue forces, military, and law enforcement bodies. The main benefits our distributors provide us are:

●	Local knowledge and relationships with customers that provide us with critical knowledge about their current and future needs,

●	Intimate involvement in the product customization for their market or customer,

●	Better forecasting of new orders and improved supply chain management, and

●	More efficient and de-risked use of time and capital expenditure.

As of the date of this prospectus, we have engagements with distributors who specialize either in various territories and/or with certain customers from such territories as presented in the table below:

Distributors:

Europe	34
Asia	16
Central and South America	5
Middle East	3
Africa	1
Oceania	3

●	Collaborations with original equipment manufacturers of radios. Most manufacturers of tactical radio devices do not manufacture their own headset systems. We collaborate with a number of original equipment manufacturers of tactical radio devices who offer our products to their customers. We are working to expand these types of collaborations, as they increase our market presence and share, strengthen our brand and reputation and provide cost-efficient access to manufacturers marketing and sales channels. Our tactical radio devices, a new generation of data device, are light weight and enhance the communication ability and situational awareness of soldiers.

●	Collaborations with original equipment manufacturers of headset systems. We also cooperate and co-sell our products on an OEM basis or as synergic products to industry strategic partners, such as radio device manufacturers, who offer our headset systems with their radios as a complete solution. Our strategic partners are typically communication device producers, defense contractors/system integrators, helmets producers, gas mask producers etc. The Converter & Reseller Agreement with Peltor is an example of such a collaboration with an OEM manufacturer.

Our Sales Process and Customers

Direct sales of our products are normally conducted as result of either being chosen by the customer after successful tender process or through receipt of a purchase order from a customer. In both cases, receipt of the entire sale proceeds, or a substantial part thereof, is conditional upon receipt from the customer of confirmation of delivery and the receipt of our products and that all post-delivery acceptance tests and inspections have been completed to the satisfaction of the customer. The payment terms in direct sales situations are similar in nature to the payment terms of distributors.

Generally, in view of the nature of our customers, the sales process can range anywhere between several months to several years (in the case of multi-year contracts). When selling to military customers (either directly or indirectly), we are typically prohibited from disclosing the customer’s identity and/or the products that they purchased.

Our revenue stream is derived from end users of our products such as:

●	United States Navy Sea, Air, and Land Teams, more commonly known as the Navy Seals;

●	United Kingdom’s Special Air Service;

●	Israel Defense Forces;

●	Israel Defense Forces General Staff Reconnaissance Unit, more commonly known as Sayeret Matkal;

●	United States Marine Corps;

●	United States Federal Bureau of Investigations;

●	United States Drug Enforcement Agency;

●	Regional police and sheriff departments in the United States;

●	Royal Netherlands Army;

●	German Police;

●	Austrian Armed Forces; and

●	Republic of Korea Armed Forces and national police.

As of the date of this prospectus, we have over three hundred active customers. We have two large customers (Customer A and Customer B), one of which serves as the agent for one of the end users listed above. Set forth below is a breakdown of our five major customers, the revenues arising from which constitute 5% or more of our total revenues in 2020 through 2022, none of whom are one of the end users listed above:

	2022 - Audited		2021 - Audited		2020 - Unaudited
Major customers	Amount (in USD thousands)	% of our Company’s total revenue	Amount (in USD thousands)	% of our Company’s total revenue	Amount (in USD thousands)	% of our Company’s total revenue
Customer A	3	-	$6,315	65.9%	-	-
Customer B	$4,016	55.3%	$334	3.5%	$773	22.3%
Customer C	$517	7.2%	$448	4.7%	$403	11.6%
Customer D	$477	6.6%	-	-	-	-
Customer E	$417	5.8%	$13	0.14%	-	-

In addition, our marketing budget is partially financed by the Israeli Ministry of Economy and Industry. As participants in the Israeli Government’s “Smart Money Program,” we have been awarded with a participation grant (for up to $392 thousand) to finance an orderly marketing plan in one of our key target markets. To date, we have not yet received any grant funds under the program. If such a grant is received, we will be required to repay it by paying the Ministry of Economy royalties in the amount of 3% (up to the amount of the grant) of any proceeds out of sales in this market.

Traction in Commercial and Industrial Use Cases

Silynxcom’s agility, innovative technology, price, and technical performance have allowed us to gain early traction in commercial and industrial markets as well, including:

●	Gentex Corporation (NASDAQ: GNTX)

Gentek manufactures their “pure flow” hooded respiratory suits used by fire fighters and hospitals where protective gear is required. Since 2021, we have been selling our headsets under the Silynxcom brand which have been integrated into Gentex’s “pure flow” suite of products.

●	Exelon Corporation (NASDAQ: EXE)

Our In-Ear Headsets have been used by employees at Exelon Corporation’s nuclear power plants in the United States since 2021. Exelon Corporation, a utility services holding company, engages in the energy distribution and transmission businesses in the United States and Canada. Previously, employees at their nuclear power facilities, while covered in full body protective clothing, could not clearly hear and communicate with each other by using Over-the Ear Headsets or makeshift In-Ear pieces. With Silynxcom’s In-Hear Headsets, they can hear and communicate clearly while drowning out the corrosive and hazardous sounds of the nuclear power plant floor. We expect to receive further orders in the near term from Exelon and its broad range of utility holdings.

●	Nucor Corporation (NYSE: NUE)

Nucor Corporation is one of the largest manufacturers and marketers of hot-rolled, cold-rolled, and galvanized sheet steel products in the United States. Nucor began purchasing Silynxcom’s In-Hear headsets in 2022 in order to replace their Over-the- Ear Headsets. In our understanding, Nucor was looking for a headset communication system that provided better situational awareness and communication for their employees on their steel mill floors.

●	Glencore Mining, Australia (LSE: GLEN)

We are currently conducting a trial with the Australian arm of Glencore Plc (“Glencore”), one of the world’s leading producers, refiners, processors and marketers of commodities in the world. We have provided Glencore our In-Ear Headsets for use in one of their iron smelting facilities in Australia. We expect initial sales from this pilot project in the first quarter of 2024.

●	Road Bicycle Racing Team

We recently began selling our In-Ear Headsets to a leading road bicycle racing team. Our headsets were chosen as the solution to be embedded into the team’s riding helmets which combine advanced AI-engineered biometric data and voice alerts through our In-Ear Headsets. In May 2023, our headsets were first used in a professional road race at the Giro d’Italia.

As of December 5, 2023 the number of requests for information we have responded to so far in 2023 is 72, up from 11, 32, and 40 in 2020, 2021 and 2022, respectively.

Key Business Strengths

Key components of our business strengths include:

●	Strong brand and market position in a growing niche market with high barriers to entry. Our market size is growing structurally as increasing numbers of personnel in defense and law enforcement are issued with personal communication equipment. Our many years of successful deliveries to military and law enforcement customers enables us to qualify for government-run tenders that typically require a high-level of field proven, tested and certified equipment.

●	The order intake and sales process in our industry is characterized by fluctuation and can vary over time. Our close customer relationships enable us to better manage this volatility in order intake by working closely with our customers to forecast new orders, which, in turn, makes it possible to better adapt production timing starts with our contract manufacturers.

●	Our headsets are uniquely manufactured with additive technologies to enable quick delivery cycle when necessary.

●	Our headsets are designed and manufactured in order to allow customers to configure and tailor headsets to their specific needs even for small size batches.

●	Our In-Ear Headsets integrate well with third-party communication system manufacturers, which allows us to provide our customers with the flexibility to purchase our products separately and incorporate them with third party manufactured systems.

●	We regularly work with other producers of tactical headset communication systems to sell our products as a bundle. Thus, our technology is embedded in the overall functionality and quality of the entire personal communication systems. We believe this is a strong barrier to entry while also providing us with the opportunity to bundle our various products to seamlessly integrate with the products of such producers.

●	We regularly improve and upgrade our products, beyond what is typically required by third-party certification agencies, and we aim to set a higher benchmark that we believe will become the “gold standard” requirements to be used requests for proposals and other government run tenders.

Key Growth Strategies

In order to increase our market share in the high-growth in-ear headset segment that we operate in, we rely on the following key growth strategies:

●	Continued joint product and business development with large military contractors and re-sellers where we can bundle together our headsets with the connectors and cables that we otherwise sell separately.

●	Leverage our QDC solution that we currently sell to manufacturers of Over-the-Ear Headsets to cross-sell our In-Ear headsets and accessories

●	Increasing cooperation with well-established global manufacturers of over-the-ear headset manufacturers through the licensing of elements of our In-Ear Headset technology to be applied to over-the-ear headsets.

●	Continued development of benchmarks and incentive packages to our growing number of global distributors and agents in the territories in which we operate.

●	Building out a portfolio of framework agreements through participation in structured multiyear frame programs that run for three to seven years, such as the U.S. Department of Defense’s Equipment Purchasing Program.

●	We aim to reach new volume markets by addressing new user groups with a similar need to communicate in noisy and challenging environments while protecting hearing. Examples of such user groups include workers on construction sites, factory floors and mining operations all of which we have begun selling into.

●	Continue our market growth in the hotter climate areas of Asia where we are seeing a growing awareness and demand for sound protective high quality communication radios systems and headsets at a cost-effective price point.

●	Continuing sustainable and profitable growth by focusing on internal cost controls and collaborating closely with our manufacturing partners to safeguard volume gains and competitive production costs.

Recent Defense and Law Enforcement Related Customer Growth

Below are some recent examples of our defense and law enforcement related customer growth:

●	November 2021 – we signed a framework agreement with Elbit Systems Ltd., whereby 7 thousand soldier systems would incorporate Silynx headsets, for $3.6 million.

●	October 2022 – we were awarded a four-year framework contract with the Rhineland-Pfalz State Police, whereby our In-Ear Headsets replaced the legacy Over-Ear Headsets. The order size amounted to $65 thousand and seventy systems. We expect additional sales orders, including an upsell totaling $300 thousand received in 2023, and into 2024.

●	April 2023 – we were awarded the opportunity to supply our In-Ear Headsets to an Asian country’s military through what was a public tender process. The initial order was for an entire division. We are in discussions with this customer and believe that the next order could be worth over $100 million over a seven-year period. In June 2023, we were awarded a second contract to supply our In-Ear Headsets through a public tender process of a different division of that same Asian military customer.

●	June 2023 - we were awarded a second contract with the Republic of Korea national police, whereby our “push to talk” systems combined with QDC converted Sordin Over-the-Ear Headset will replace their legacy Over-the Ear Headset systems.

●	July 2023 – we were awarded a from a special forces unit of the Republic of Singapore Army to supply them with Silynxcom In-Ear and 3M Peltor headsets, upgraded with our technology. We expect to deliver these units by December 2023.

●	July 2023 – we recognized revenue from the first follow-on order from the German police and a first trial order from the German secret services. We expect to deliver these units by December 2023.

Major Milestones

Since our inception in 2005, we have had over $151 million in sales. We have also achieved several milestones in the last three years as detailed below.

Since 2020, we increased our international distributor network from eleven active distributors to 70 as of December 5, 2023.

In 2021, we received orders for Republic of Korea, Austrian and Dutch army projects, totaling over $9 million in sales. The order size for the Republic of Korea Armed Forces deal amounted to 17,000 systems for $6.3 million. We anticipate that we will receive repeat orders from the Republic of Korea Armed Forces.

In October 2021, we agreed to commence a non-binding collaboration with a large Israeli-based OEM of communication devices. This opportunity relates to modifying the Company’s standard headset for the large Israeli-based OEM for its radio family. We also agreed to collaborate with this large Israeli-based OEM on an opportunity in an Asian country. The first batch of the joint product prototype was supplied in August, 2023.

In each of the last three financial years, we received several orders of over NIS 1 million from Elbit Systems Ltd.

In November 2022, we began a non-binding collaboration with one of the largest European-based OEM of communication devices, and the first orders are expected at the beginning of 2025.

In January 2023, we signed a “converter agreement” with 3M Israel, or 3M, a world leader in the field of sound protection and communication equipment. Per the agreement, we are appointed as the authorized non-exclusive convertor in Israel for the same of 3M products, allowing us to re-sell 3M products in Israel as well as sell modified Peltor headsets to our customers worldwide – expanding our product catalogue with unique over-the-ear headsets integrated with our QDC. The agreement is for a term of one (1) year, unless terminated earlier upon a 60-day written notice and may be renewed by written agreement between the parties for one (1) year thereafter.

In 2023, we achieved our two first army tenders in an Asian country.

We are currently engaged in pursuing the following future projects:

●	South Korean Army; follow-on Order - we are currently in bidding for a follow on order worth approximately $3.5 million.

●	Leonardo SpA: - we are pursuing a joint development project to integrate Silynxcom’s sound protection technology into their existing communication systems. Leonardo is one of Europe’s largest defense and aerospace contractors.

●	United States Army Special Forces Multi-Year Framework Agreements - the new tenders for these renewing framework agreements will be published in early 2024. We expect to qualify and receive a formal invitation to join the bidding process.

●	Large European Military Tenders – we are currently bidding directly on multiple different tenders of European military units amounting to tens of thousands of headset units per year within multi-year framework agreements.

●	We also plan to expand our presence in the family of products for the cycling and motorsports markets, respectively.

Competition

As providers of tactical communication headsets, we face competition from both Over-the-Ear Headset producers and other In-Ear Headset producers.

In the In-Ear headset segment of the overall headset market, we compete with Invisio AB (Nasdaq Stockholm: IVSO.ST), Savox Communications Ltd., Ops-Core (a Gentex Corporation company), and Nihon FalCom Corporation.

As defense, military and law enforcement bodies around the world become more familiar with the advantages of In-Ear Headsets, we believe that our position in this market will strengthen.

While we do not consider ourselves as competing directly with traditional Over-the Ear Headset manufacturers, we do compete with them as a solution concept. The market participants who compete in the over-the-ear headset market include Ops-Core, Otto Engineering Inc., Sordin AB, Racal and 3M’s PeltorTM.

Factors of competition include:

We believe the competitive factors customers are concerned with in the sound protection industry primarily include:

●	Comfort of continuous use;

●	Quality, comfort and consistency of precise hearing and speaking;

●	Flexibility of design and manufacturing customization per each customer’s needs; Ability to produce in small batches and with short lead times; and

●	Price

Manufacturing and Supply

We outsource certain off-the-shelf components of our products from third-party manufacturers and suppliers. Thereafter, we manufacture and assemble in facilities in Israel and other countries, including several countries in Asia, Germany, and the U.S. Finished product are mostly assembled and pass quality control at our facility in Israel.

We consistently monitor our inventory levels, our outsourced manufacturing and distribution capabilities, and maintain recovery plans to address potential disruptions that we may encounter. We do not have a written agreement with these manufacturers and suppliers and work with them on a statement-of-work and purchase order. We are ISO 9001 certified and follow production protocols accordingly.

Intellectual Property

As of the date of this prospectus, we have no registered intellectual property rights. We consider the processes that we have developed to manufacture our products to be proprietary as industry know-how. We require all employees, consultants and others who work for or with us to enter into confidentiality agreements. In addition, we have the exclusive right to use certain third-party intellectual property (except in relation to various commercial off-the-shelf components that are used in the manufacturing of our products under standard licenses from the owners of those components, the use of which is regulated by contract). We have registered a domain name for Silynxcom and a number of trademarks in the United States. We take reasonable measures as is generally accepted to protect our trade secrets.

Employees

As of the date of this prospectus we have 31 full-time employees, including some of the senior management. We have 14 part-time employees. In addition, we have several consultants and sub-contractors, some of whom are engaged on a part time basis. All of our employees are located in Israel and in the US.

None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all of our employees. In Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and Industry and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

Facilities

Our corporate headquarters and warehouse are located 19 Yad Ha’Harutzim St., Netanya, Israel. This facility comprises approximately 433 square meters of space. The total amount paid by us in rent in 2021 and 2022 was $75 thousand and $79 thousand, respectively.

In addition, we rent offices in California in the United States, for $2 thousand per month. The offices are leased on a month-to-month basis.

We consider that our current office space is sufficient to meet our anticipated needs for the foreseeable future and is suitable for the conduct of our business.

M&A and Organizational Structure

We were established in Israel on August 22, 2021 and have two wholly-owned subsidiaries, Silynx Communications Inc., or Silynx USA, which was incorporated in Delaware in September 2005, and Source of Sound Ltd., or SOS, which was incorporated in Israel in September 2005.

As a result of a structural reorganization which took place on August 26, 2021 pursuant to a share exchange agreement between us and Silynx USA, Silynx USA became our wholly owned subsidiary and we acquired all the outstanding shares of Silynx USA from its shareholders in exchange for a full distribution of our outstanding shares to Silynx USA’s shareholders in proportion with their holdings in Silynx USA. In addition, all of Silynx USA’s convertible securities were replaced with convertible securities conferring identical and equal rights in our Company.

Furthermore, on August 26, 2021, Silynx USA’s board of directors resolved to distribute to our Company all the shares Silynx USA holds in SOS as a dividend in kind, such that, as of the date of this prospectus, our Company directly holds all the issued and outstanding shares of SOS. In addition, following the structural reorganization, all options that were allocated to Silynx USA’s employees under option plans adopted by Silynx USA confer such grantees identical rights to shares of our Company and all other terms of the Silynx USA plans continue to apply under the ESOP.

Legal Matters

From time to time, we may be involved in various claims and legal proceedings relating to claims arising in the ordinary course of our business. We are not currently a party to any legal proceedings that, if determined adversely to us, could reasonably be expected, individually or taken together, to have a material adverse effect on our business, financial condition or results of operations. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Government Regulation

We are subject to a number of laws and regulations that affect our business. These laws and regulations are often complex and evolve frequently. Regulations include, but are not limited to, those related to import and export controls, corruption, bribery, the protection of the environment, product safety, workplace health and safety, employment, labor and data privacy. In addition, as a government contractor and/or subcontractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and grants, which affect how we and our partners do business with government agencies. Government contracts often contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. Ensuring compliance with government contracting laws, regulations, or contractual provisions may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements could lead to claims for damages, civil or criminal penalties, termination of contracts and/or suspension or debarment from obtaining government contracts and grants.

The following describes significant regulations in the countries in which we primarily operate that may impact our businesses.

Israel

Some of our export activity outside Israel is supervised by DECA, within the Israeli Ministry of Defense, and is subject to the provisions of the Defense Export Act. The purpose of the Defense Export Act is to regulate, inter alia, export of defense equipment or services by government regulation. The Defense Export Act requires a defense marketing license to be obtained in advance of any defense marketing activity promoting export of defense equipment or services by a company or person, or Defense Marketing License. Once such defense marketing license, a company is also required to obtain in advance a defense export license to conduct such transactions related to the defense marketing license it has been granted, or a Defense Export License. Such defense export license is required for each export transaction. The Defense Export License is granted with such specificity to certain transfer of defense related information or equipment to and of a specific approved party and end user and end usage. For any changes in such information, DECA must provide another Defense Export License. Under the Defense Export Act a license holder must submit quarterly reports to DECA, to maintain and retain records as to the information and documents pertaining to defense export transactions. The Defense Export Act also provides the competent government agency various audit and supervision powers to ensure compliance with the Defense Export Act and sets up criminal and administrative rules and penalties for violations. Furthermore, according to the Defense Export Supervision Regulations (The Scope of Defense Export by Virtue of an Agreement Between the State of Israel and Another Country that will Brought for Approval by the National Security Ministerial Committee), 5768-2008, defense export by virtue of an agreement between the State of Israel and another country in excess of NIS 200 million must be brought for approval by a sub-committee of the National Security Ministerial Committee; headed by the Prime Minister, and its members to include the Minister of Defense, the Minister of Foreign Affairs, the Minister of Justice, and the Minister of Finance.

As mentioned above, DECA has the power to grant marketing and/or export licenses and to include in those licenses’ conditions for their receipt and cancellation. DECA is also the agency within the Ministry of Defense authorized to provide exports’ applications in cases where they are required to obtain other approvals from other countries, which set various export restrictions on follow-on export from Israel or on follow-on sales in Israel of products or know-how acquired from that country. In accordance with the Defense Export Supervision Regulations (Licensing), 5768-2008, or the Licensing Regulations, DECA’s decisions regarding the granting a marketing license in connection with defense equipment, defense knowhow, or defense services are given within up to 40 or up to 120 days from the day DECA has received the application, depending on if such defense equipment, defense knowhow, or defense services have been determined to be non-classified or classified, respectively. In addition, the Licensing Regulations stipulate that a decision regarding Defense Export License application will be issued no later than 30 days from the application receipt date by DECA (unless the application requires approval of the sub-committee of the sub-committee of the National Security Ministerial Committee, in which case decision will be issued by no later than 45 days from the application receipt date by DECA).

Based on our past experience with DECA, when the application is urgent or where there is any other justified reason for receiving licenses within shorter periods than those specified above, companies can ask for licenses to be issued within shorter periods, and in most cases DECA issues such license within a significantly shorter period. In addition, there are countries for which there are exemptions from the requirement of applying to Defense Marketing License or Defense Export License. As of the date of this prospectus, DECA supervision relates to certain products that in terms of overall sales volume, accumulate to less than 20% of our annual sales volume, in the last three years. Our most popular range of products that generate most of our sales volume – the Clarus In-Ear Headset system family of products – was excluded by DECA from the regulated products list in 2022. However, we have the appropriate licenses required to market and export our regulated products, where such licenses are needed. We have never been denied a Defense Export License; however, in a small number of transactions, we were refused Defense Marketing Licenses and DECA did not provide approval to execute a transaction in a certain country for reasons that unrelated to our Company but rather due to DECA’s considerations, since a Defense Marketing License is awarded at DECA’s sole discretion. Furthermore, there is no certainty that the above-mentioned licenses will be renewed or remain in effect. In addition, DECA may not renew such licenses when they expire and DECA may cancel them in accordance with the regulations and powers vested in DECA by law.

We also have been an authorized supplier of the Israeli Ministry of Defense since 2006. We maintain the relevant security clearances and accordingly are required to comply with preconditions, rules and other regulations that apply to our engagement with the Ministry of Defense and contracts with the Israeli government or its agencies.

United States

Our products are or may in the future be subject to trade and export control laws and regulations in the United States. For example, our direct sales through our website, which are managed by our Company’s U.S. based sales office, are subject to restrictions under ITAR. These regulations control the manufacture, sale, and distribution of defense and space related products (including technical data) and services as defined in the USML and, accordingly, we are required to register with the Directorate of Defense Trade Controls. The Directorate of Defense Trade Controls is primarily a means to provide the U.S. Government with necessary information on who is involved in certain ITAR controlled activities and registration alone does not confer any export or temporary import rights or privileges. Registration is generally a precondition for the issuance of any license or other approval and use of certain exemptions.

We are also subject to the EAR, ITAR, trade and economic sanctions maintained by the Office of Foreign Asset Control as well as foreign direct investment rules and regulations, tariffs and quotas, and other related regulations. In particular, an export license may be required to export or re-export our products and technology to certain countries or end-users or for certain end-uses or may be prohibited. Additionally, we may be required to register with the Directorate of Defense Trade Controls in order to conduct some aspects of our future business activities and we may be required to obtain licenses in order to conduct development activities. Obtaining the necessary export license for a particular sale or offering or business activity may not be possible or may be time-consuming and may result in the delay or loss of sales opportunities. Any failure to adequately address these legal obligations could result in civil fines or suspension or loss of our export privileges.

Any such damages, penalties, disruption, or limitation in our ability to do business with a government could have a material adverse effect on our business, results of operations, financial condition, public perception and growth prospects.

The Foreign Corrupt Practices Act

The FCPA, prohibits any U.S. individual or business from paying, offering or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring the companies to maintain books and records that accurately and fairly reflect all transactions of the companies, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem. Various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-United States nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. Our presence outside of the United States, requires dedicating additional resources to comply with these laws, and these laws may preclude us from developing, manufacturing, or selling certain products and product candidates outside of the United States, which could limit our growth potential and increase our development costs.

The failure to comply with laws governing international business practices may result in substantial civil and criminal penalties and suspension or debarment from government contracting. The SEC may also suspend or bar issuers from trading securities on the United States exchanges for violations of the FCPA’s accounting provisions.

MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our executive officers, key employees, directors and director nominees as of December 19, 2023. Immediately following the completion of this offering, our board is expected to consist of seven directors.

Name	Age	Position	Class
Executive Officers
Nir Klein	55	Chief Executive Officer and Director	N/A
Ilan Akselrod	45	Chief Financial Officer	N/A
Gal Nir Klein	53	Vice President of Marketing and Israel Sales and Director	N/A
Elihay Cohen	61	Vice President of Marketing and International Sales Officer	N/A
Ronen Hananis	42	Vice President of Operations and Development	N/A
Directors and Director Nominees
Ron Klein	56	Chairman of the Board of Directors
Yossi Tisch (1)(2)(3)(4)(5)	56	Director Nominee
Yafit Keret (2)(3)(4)	51	Director Nominee
Adler Adrian (1)(3)(4)	58	Director Nominee
Itiel Efrat (1)(2)(3)(4)(5)	59	Director Nominee

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee and Financial Statement Examination Committee

(3)	Independent Director (as defined under Israeli law)

(4)	Independent Director (as defined under NYSE American LLC Company Guide Manual Section 803(A)(2), or NYSE American Section 803(A)(2))

(5)	Nominee for the position of external director, if required under the Companies law

Nir Klein, Chief Executive Officer and Director

Mr. Nir Klein has served as our Chief Executive Officer since January 2011 and as a member of our board of directors since August 2021. Mr. Klein graduated from Tel Aviv University with a B.A. in accounting and economics. Mr. Klein has vast operational experience as Chief Executive Officer and director, about which the Board of Directors believes qualifies him to serve as a director.

Ilan Akselrod, Chief Financial Officer

Mr. Ilan Akselrod has served as our Chief Financial Officer since September 2014. Mr. Akselrod served as a controller in Mobile Technologies Ltd. from June 2010 to August 2014. Mr. Akselrod received his Bachelor of Arts in Economics and Accounting from Bar Ilan University and a Master’s degree in Economics from Bar Ilan University.

Gal Nir Klein, Vice President of Marketing and Israel Sales and Director

Ms. Gal Nir Klein has served as our Vice President of Marketing and Israel Sales since October 2005 and as a member of our board of directors since August 2021. Ms. Nir Klein received her Bachelor of Arts in Economics from Tel Aviv University.

Elihay Cohen, Vice President of Marketing and International Sales Officer

Mr. Elihay Cohen has served as our Vice President of Marketing and International Sales since July 2021. Mr. Cohen served as our Vice President of Marketing and International Sales from October 2017 to December 2020. Mr. Cohen previously served as vice president of marketing and international sales at a large tactical gear producer and has twenty years of prior management and sales experience in the Hi-Tech sector, Mr. Cohen received his Bachelor of Science in Industrial Engineering from Tel Aviv University.

Ronen Hananis, Vice President of Operations and Development

Mr. Ronen Hananis has served as our Vice President of Operations and Development since October 2016. Mr. Hananis has served in various positions in our Company since August 2006. From February 2014 through October 2016, Mr. Hananis served as our R&D and Engineering Manager. Prior to that, Mr. Hananis served as our Engineering Manager. Mr. Hananis received his Bachelor of Science in electronics from the Holon Institute of Technology.

Ron Klein, Chairman of the Board of Directors

Mr. Ron Klein has served as the Chairman of our board of directors since August 2017. Mr. Klein has been the co-founder, Chief Operating Officer and Chief Financial Officer of Xinteza API Ltd. since January 2022. Mr. Klein has also served as a director at Vgarden since January 2022, Histour-Eltive Ltd. since October 2022, and the Israel Bar Publishing House Ltd. since September 2021. From June 2018 through December 2021, Mr. Klein served as the Chief Executive Officer of ChickP Protein Ltd. Mr. Klein received an executive MBA from Kellog Recanati (Northwestern University and Tel Aviv University) in 2006. He holds a B.A. in accounting and finance from Tel Aviv University.

Yossi Tisch, Director Nominee

Mr. Yossi Tisch will become our director immediately after the closing of this offering and will serve as an external director under the Companies Law subject to the ratification of his appointment at a general meeting of our shareholders to be held following the completion of this offering. Mr. Tisch has been vice president of operations and engineering at Shikun & Binui Energy since 2018. From 2009 through 2018, Mr. Tisch served as chief executive officer of two companies in the electricity production and energy sectors. Mr. Tisch also serves as a director at Orim Renewable Energies, Etgal Energy Ltd., Beit Hagadi Green Energies Ltd., Nevatim Renewable Energies Ltd., PSP Investments Ltd, Negev Energy Ashalim Thermo-Solar Ltd, and Ramat Hovav Power Plant Operation and Maintenance, LP. Mr. Tisch received his B.Sc. in industrial and management engineering and his MBA from the Ben-Gurion University of the Negev.

Yafit Keret, Director Nominee

Ms. Yafit Keret will become our director immediately after the closing of this offering. Ms. Keret has been the owner and chief executive officer of Proximo Ltd. since 2011. From 2000 through 2010, Ms. Keret was the chief financial officer of Titan Systems Engineering Ltd. Ms. Keret also serves as director at Matrix Ltd. and Migdalor Investments. Ms. Keret received her B.A. in accounting and business administration and her MBA from the College of Management in Tel Aviv.

Adler Adrian, Director Nominee

Mr. Adler Adrian will become our director immediately after the closing of this offering. Mr. Adrian has worked as a systems engineer at Israel Aerospace Industries since 2019, a project manager at TechMer Ltd. since 2016 and a project manager and engineer at Mistral Group since 2013. From 2014 through 2016, Mr. Adrian worked as a project manager at Motorola Solutions Ltd. Mr. Adrian received his MBA from the Ben-Gurion University of the Negev and his B.Sc. in electrical engineering from Tel Aviv University.

Itiel Efrat, Director Nominee

Mr. Itiel Efrat will become our director immediately after the closing of this offering and will serve as an external director under the Companies Law subject to the ratification of her appointment at a general meeting of our shareholders to be held following the completion of this offering. Mr. Efrat is CEO of ERB Financial Group (“ERB”), an entity he co-founded in 1995. Mr. Efrat has twenty-eight years of experience in controllership services with ERB acting as chief financial officer to approximately one thousand five hundred start-up companies, mainly in the technology sector. Mr. Efrat also serves as director of Matrix IT Ltd, a leading Israeli IT company. Mr. Efrat received his B.A. in accounting and finance from the College of Management in Tel Aviv and is a certified public accountant.

Family Relationships

Nir Klein, our Chief Executive Officer and Director is a brother to Ron Klien, the Chairman of our board of directors, and husband to Gal Nir Klein, our Israel Marketing and Sales Officer and Director. See “Related Party Transactions” for additional information.

Compensation of Directors and Executive Officers

The following table presents in the aggregate all compensation we paid to all of our directors and senior management for the year ended December 31, 2022. All amounts reported in the tables below reflect the cost to our Company, in U.S. Dollars, for the year ended December 31, 2022.

	Salary, bonuses and Related Benefits	Pension, Retirement and Other Similar Benefits	Share- Based Compensation	Total
All directors and senior management as a group, consisting of 6 persons	$769,365	$144,070	$0	$913,435

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. Pursuant to the Companies Law, we will be required, after we become a public company, to disclose the annual compensation of our five most highly compensated officers on an individual basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K.

Employment and Service Agreements

We have entered into written service agreements with each of our executive officers and the majority of our key employees, as further detailed below. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and intellectual property and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. For a description of the terms of our options and option plans, see “Management—Share Incentive Plan” below.

Employment Agreement with Mr. Nir Klein, CEO and Director

In 2005, SOS entered into an employment agreement with Mr. Nir Klein, as amended on August 29, 2013, by which Mr. Klein to serve as the Chief Executive Officer, or CEO, of SOS for a full-time position. As of the date of our Company’s establishment, Mr. Klein became CEO of our Company with continuous rights. Mr. Klein is entitled to a monthly salary (gross) of NIS 35 thousand (approximately $11 thousand) and accompanying benefits, including 23 annual vacation days (accumulation of vacation days is limited to an allotment of 24 months only), recreation days and sick days pursuant to the law, a company car, payment for fuel expenses, a mobile phone and laptop, executive insurance/pension insurance, contributions to an education fund up to the ceiling that is exempted from tax under Israeli laws, and reimbursement of reasonable expenses incurred in relationship of his position. The Company also intends to execute Section 14 of the Severance Pay Law – 1963, or the Severance Pay Law, with Mr. Klein, and this will be valid as of the execution date. In addition, Mr. Klein is entitled to an annual bonus pursuant to meeting certain targets as described in his employment agreement. The employment agreement is for an unlimited term, and each party is entitled to terminate the employment agreement by a two months’ prior written notice. Upon conclusion of his employment at our Company for a reason that does not establish cause for termination pursuant to the terms of the employment agreement, Mr. Klein will be entitled to a prior notice period of four additional months (beyond the two months period noted above).

Furthermore, during his tenure as CEO, Mr. Klein has been granted 13,301 options to purchase of 13,301 Ordinary Shares.

Periodically, Mr. Klein waived a variable amount of the monthly salary (gross) due to him pursuant to his employment agreement. This amounted to approximately $57 thousand, $106 thousand and $131 thousand, respectively, in each of the years 2019, 2020 and 2021. On December 31, 2022, Mr. Klein executed an absolute and irrevocable disclaimer for the total amount that he waived throughout the aforementioned period and beginning in 2017, which was approximately $699 thousand.

Mr. Klein is not entitled to any compensation with respect to his membership on our board of directors.

Following the completion of this offering, Mr. Klein shall receive a monthly salary of NIS 60,000, will receive an annual discretionary bonus subject to our compensation policy that would be the higher of the equivalent of NIS 180 thousand or 25% of certain variable components subject to adoption by our board.

Employment Agreement with Mrs. Gal Nir Klein, VP Marketing and Israel Sales, and Director

In 2005, SOS entered into an employment agreement with Mrs. Gal Nir Klein, by which Mrs. Klein serves as the VP Marketing and Israel Sales, of SOS for a full-time position. Mrs. Klein is entitled to a monthly salary (gross) of NIS 22 thousand (approximately $7 thousand) and accompanying benefits, including 23 annual vacation days (accumulation of vacation days is limited to an allotment of 24 months only), recreation days and sick days pursuant to Israeli law, a company car, fuel expenses, a mobile phone and laptop, executive insurance/pension insurance, contributions to an advanced education fund for her full salary, and reimbursement of reasonable expenses incurred in relationship of her position. The Company also intends to execute Section 14 of the Severance Pay Law with Ms. Klein, and this will be valid as of the execution date. In addition, Mrs. Klein is entitled to an annual bonus pursuant to meeting certain targets as described in her employment agreement. The employment agreement is for an unlimited term, and each party is entitled to terminate the employment agreement by a two months’ prior written notice. Upon conclusion of his employment at our Company for a reason that does not establish cause for termination pursuant to the terms of the employment agreement, Mrs. Klein will be entitled to a prior notice period of four additional months (beyond the two months period noted above).

Furthermore, during her tenure, Mrs. Klein has been granted 998 options to purchase of 998 Ordinary Shares.

Periodically, Mrs. Klein waived a variable amount of the monthly salary (gross) due to her pursuant to her employment agreement. This amounted to approximately $52 thousand, $41 thousand and $54 thousand, respectively, in each of the years 2019, 2020 and 2021. On December 31, 2022, Mrs. Klein executed an absolute and irrevocable disclaimer for the total amount that she waived throughout the aforementioned period and beginning in 2017, which was approximately $301 thousand.

Mrs. Klein is not entitled to any compensation with respect to her membership on our board of directors.

Following the completion of this offering, Mrs. Klein shall receive a monthly salary of NIS 39,000, a discretionary annual bonus linked to the Company’s compensation policy, an annual leave quota of twenty-three days, and a notice period of sixty days.

Employment Agreement with Mr. Ilan Akselrod, Chief Financial Officer

In 2014, SOS entered into an employment agreement with Mr. Ilan Akselrod, pursuant to which Mr. Akselrod serves as Chief Financial Officer, or CFO, of our Company for a full-time position. As of the date of our Company’s establishment, Mr. Akselrod became CFO of our Company with continuous rights. In respect of his tenure, Mr. Akselrod is entitled to a monthly salary (gross) of NIS 26 thousand (approximately $7 thousand) and accompanying benefits, including 17 annual vacation days, recreation days and sick days pursuant to the law, a mobile phone and laptop, executive insurance/pension insurance, severance pay pursuant to the provisions of Section 14 of the Severance Pay Law, contributions to a advanced education fund up to the ceiling that is exempted from tax, and reimbursement of reasonable expenses incurred in relationship with his position. In addition, Mr. Akselrod is entitled to an annual bonus subject to our Company’s exclusive discretion. The employment agreement is for an unlimited term, and each party is entitled to terminate it with 30 days’ prior written notice.

Furthermore, during his tenure, Mr. Akselrod was granted 92,226 options to purchase 92,226 Ordinary Shares.

Following the completion of this offering, Mr. Akselrod shall receive a monthly salary of NIS 39,000, a bonus of NIS 236,000, an annual leave quota in accordance with Israeli law and a notice period of thirty days.

Employment Agreement with Mr. Elihay Cohen, Vice President of Marketing and International Sales

In August 2021, SOS entered into an employment agreement with Mr. Elihay Cohen, pursuant to which Mr. Cohen serves as the VP Marketing and International Sales of our Company in a full-time position. In respect of his tenure, Mr. Cohen is entitled to a monthly salary (gross) of NIS 35 thousand (approximately 10 thousand). Mr. Cohen is entitled to accompanying benefits, including 18 annual vacation days that may be accumulated up to an allotment of 36 days, recreation days and sick days pursuant to the law, a company car, fuel expenses and reimbursement for vehicle-related expenses, a mobile phone and laptop, executive insurance/pension insurance, severance pay pursuant to Section 14 of the Severance Pay Law, contributions to an advanced education fund up to the ceiling that is exempted from tax, and reimbursement of reasonable expenses incurred in relationship with his position, and as approved in advance and in writing by our Company. In addition, Mr. Cohen is entitled to a commission from sales based on targets established in the agreement. The employment agreement is for an unlimited term, and each party is entitled to terminate it with 90 days’ prior written notice.

Furthermore, during his tenure, Mr. Cohen was granted 507,237 options to purchase 507,237 Ordinary Shares.

Following the completion of this offering, Mr. Cohen shall receive a monthly salary of NIS 39,000 and all other employment terms shall remain the same as his current employment agreement.

Employment Agreement with Mr. Ronen Hananis, Vice President of Operations and Development

In 2006, SOS entered into an employment agreement with Mr. Ronen Hananis (who was employed at our Company since 2003 in various positions), pursuant to which Mr. Hananis serves as the VP Operations and Development of our Company for a full-time position. Mr. Hananis is entitled to a monthly salary (gross) of NIS 30 thousand (approximately $10 thousand) and accompanying benefits, including 20 vacation days, recreation days and sick days pursuant to the law, a company car and expenses related to vehicle usage (without grossing), a mobile phone and laptop, executive insurance/pension insurance, contributions to an advanced education fund for his full salary. Mr. Hananis will bear the tax consequences for the amount in excess of the tax-exempt threshold. The Company also intends to execute Section 14 of the Severance Pay Law with Ms. Klein, and this will be valid as of the execution date. The employment agreement is for an unlimited term, and each party is entitled to terminate it with 30 days’ prior written notice. Furthermore, during his tenure, Mr. Hananis has been granted 131,936 options for the purchase of 131,936 Ordinary Shares subject to completion of this offering,

Following the completion of this offering, Mr. Hananis shall receive a monthly salary of NIS 39,000 and a discretionary annual bonus linked to our compensation policy. All other terms shall remain the same as his current employment agreement.

Directors’ Service Agreements

Ron Klein, brother of Mr. Nir Klein, serves as the Chairman of our board of directors at a position scope of at least 30%, in consideration for monthly management fees of NIS 25 thousand (approximately $7 thousand) and will receive an annual discretionary bonus subject to our compensation policy that would be the higher of the equivalent of NIS 75 thousand or 25% of certain variable components subject to adoption by our board See “Related Party Transactions” for additional information. Mr. Klein has been granted 115,830 options to purchase 115,380 Ordinary Shares, subject to completion of this offering.

Differences between the Companies Law and Requirements

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as us, to comply with various corporate governance practices. In addition, following the listing of the securities on the NYSE American, we will be required to comply with the NYSE American rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the NYSE American rules for U.S. domestic issuers.

In accordance with Israeli law and practice and subject to the exemption set forth in NYSE American Section 110 we have elected to follow the provisions of the Companies Law, rather than the rules, with respect to the following requirements:

●	Quorum. While NYSE American Section 123 recommends a quorum of at least 33.33%, under Israeli law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our articles of association, to be effective upon the closing of this offering, provide that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general meeting. However, the quorum set forth in our articles of association with respect to an adjourned meeting consists of at least one shareholder present in person or by proxy.

●	Nomination of our directors. With the exception of directors elected by our board of directors and external directors, our directors are elected by an annual meeting of our shareholders (i) to hold office until the next annual meeting following his or her election or (ii) for three-year term, as described below under “Management—Board Practices—External Directors.” The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our articles of association and the Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under NYSE American Section 804.

●	Compensation of officers. Israeli law and our articles of association do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under NYSE American Section 805 with respect to the chief executive officer and all other executive officers. Instead, compensation of executive officers is determined and approved by our compensation committee and our board of directors, and in certain circumstances by our shareholders, either in consistency with our office holder compensation policy or, in special circumstances in deviation therefrom, taking into account certain considerations stated in the Companies Law. See “Management—Board Practices—Approval of Related Party Transactions under Israeli Law” for additional information.

●	Independent directors. Israeli law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under NYSE American Section 803(A), and rather requires we have at least two external directors who meet the requirements of the Companies Law, as described above under “Management—Board Practices—External Directors”, as opposed to NYSE American Section 802(a) that prescribes that a majority of the directors sitting on the board of directors must be independent. We are required, however, to ensure that all members of our Audit Committee are “independent” under NYSE American Section 803(B)(1) and under the SEC criteria for independence and we must also ensure that a majority of the members of our Audit Committee are “independent directors” as defined in the Companies Law.

●	Shareholder approval. We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law, rather than seeking approval for corporation actions in accordance with the NYSE American rules. In particular, under NYSE American Section 711, shareholder approval is required in accordance with respect to the establishment or material amendment to a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, employees, or consultants, regardless of whether or not such authorization is required by law or by the company’s charter, with certain exceptions.

●	Annual Shareholders Meeting. As opposed to the NYSE American Section 704, which mandates that a listed company hold its annual shareholders meeting within one year of the company’s fiscal year-end, we are required, under the Companies Law, to hold an annual shareholders’ meeting each calendar year and within 15 months of the last annual shareholders meeting.

●	Board Structure. As opposed to NYSE American Section 802(d), which mandates that the board of directors may not classified into more than three classes of approximately equal size and tenure, with no individual director’s term exceeding three years, and with a majority of the directors standing for reelection within every consecutive two-year period, it is required, under the Companies Law and our articles of association, that each director, except external directors (if applicable), will hold office until the following annual general meeting of our shareholders following their appointment, or until they resign or are removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events. The directors are classified, with respect to the term for which they each severally hold office, into three classes, as equal in number as practicable, and designated as Class I, Class II and Class III. The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board of directors among the classes to make them equal in number.

●

Nominating Committee. As opposed to NYSE American Section 804(a) that mandates that the board of director nominations must be either selected, or recommended for the board’s selection, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors and that a company must adopt a formal written charter or board resolution addressing the nominations process and such related matters, we are required, under the Companies Law and our articles of association, with the exception of directors elected by our board of directors and external directors, to elect directors in an annual meeting of our shareholders (i) to hold office until the next annual meeting following their election or (ii) for a three-year term. The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors.

●

Written Notice. As opposed to NYSE American Section 703, that mandates each issuer to provide shareholders with written notice at least 10 days in advance of all shareholder meetings and to provide for such notice in its by-laws, we are required, under Companies Law and our articles of association, to provide either 14 or 21 days written notice.

Corporate Governance

Board Practices, Introduction

Our board of directors presently consists of three members. Immediately following the completion of this offering, director nominees Yossi Tisch, Yafit Keret, Adler Adrian, and Itiel Efrat shall be confirmed as directors. Based on information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our board of directors determined that, four members of our directors following the completion of this offering, are “independent directors” as defined under the listing standards of the NYSE American. In addition, subject to the completion of this offering. Our articles of association provide that the number of board of directors’ members (including external directors, as applicable) shall be set by the general meeting of the shareholders provided that it will consist of not less than three and not more than twelve directors, who shall be classified with respect to the term for which they each severally hold office. Pursuant to the Companies Law, the management of our business is vested in our board of directors.

Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer. Their terms of employment are subject to the approval of the board of directors’ compensation committee and of the board of directors, and are subject to the terms of any applicable employment agreements that we may enter into with them. Our board of directors intends to establish an audit committee, financial statement examination committee, and a compensation committee prior to the completion of this offering.

Each director, except external directors (if applicable), will hold office until the next annual general meeting of our shareholders following his or her appointment, or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our articles of association. The directors are classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III. The Board may assign members of the Board already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board among the classes to make them equal in number.

In addition, under certain circumstances, our articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors or in addition to the acting directors (subject to the limitation on the number of directors), in one of the classes and until the next annual general meeting according to the appropriate class in which directors may be appointed or terminated. External directors may be elected for up to two additional three-year terms after their initial three-year term under the circumstances described below, with certain exceptions as described in “External Directors” below. External directors may be removed from office only under the limited circumstances set forth in the Companies Law. See “Management—Board Practices—External Directors” below.

Under the Companies Law, any shareholder holding at least one percent of our outstanding voting power may nominate a director. However, any such shareholder may make such a nomination only if a written notice of such shareholder’s intent to make such nomination has been given to our board of directors. Any such notice must include certain information, including the consent of the proposed director nominee to serve as our director if elected, and a declaration that the nominee signed declaring that he or she possesses the requisite skills and has the availability to carry out his or her duties. Additionally, the nominee must provide details of such skills, and demonstrate an absence of any limitation under the Companies Law that may prevent his or her election, and affirm that all of the required election-information is provided to us, pursuant to the Companies Law and our articles of association.

Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is one.

The board of directors must elect one director to serve as the chairman of the board of directors to preside at the meetings of the board of directors, and may also remove that director as chairman. Pursuant to the Companies Law, neither the chief executive officer nor any of his or her relatives is permitted to serve as the chairman of the board of directors, and a company may not vest the chairman or any of his or her relatives with the chief executive officer’s authorities. In addition, a person who reports, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman may not be vested with authorities of a person who reports, directly or indirectly, to the chief executive officer; and the chairman may not serve in any other position in the company or a controlled company, but he or she may serve as a director or chairman of a controlled company. However, the Companies Law permits a company’s shareholders to determine, for a period not exceeding three years from each such determination, that the chairman or his or her relative may serve as chief executive officer or be vested with the chief executive officer’s authorities, and that the chief executive officer or his or her relative may serve as chairman or be vested with the chairman’s authorities. Such determination of a company’s shareholders requires either: (1) the approval of at least a majority of the shares of those shareholders present and voting on the matter (other than controlling shareholders and those having a personal interest in the determination) (shares held by abstaining shareholders shall not be considered); or (2) that the total number of shares opposing such determination does not exceed 2% of the total voting power in the company. Currently, we have a separate chairman and chief executive officer.

The board of directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees of the board, and it may, from time to time, revoke such delegation or alter the composition of any such committees, subject to certain limitations. Unless otherwise expressly provided by the board of directors, the committees shall not be empowered to further delegate such powers. The composition and duties of our audit committee, financial statement examination committee and compensation committee are described below.

The board of directors oversees how management monitors compliance with our risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by us. The board of directors is assisted in its oversight role by an internal auditor. The internal auditor undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to our audit committee.

External Directors

Under the Companies Law, an Israeli company whose shares have been offered to the public or whose shares are listed for trading on a stock exchange in or outside of Israel is required to appoint at least two external directors to serve on its board of directors. External directors must meet stringent standards of independence.

According to regulations promulgated under the Companies law, at least one of the external directors is required to have “financial and accounting expertise,” unless another member of the audit committee, who is an independent director under the NYSE American rules, has “financial and accounting expertise,” and the other external director or directors are required to have “professional expertise.” An external director may not be appointed to an additional term unless: (1) such director has “accounting and financial expertise;” or (2) he or she has “professional expertise,” and on the date of appointment for another term there is another external director who has “accounting and financial expertise” and the number of “accounting and financial experts” on the board of directors is at least equal to the minimum number determined appropriate by the board of directors.

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses a high degree of proficiency in, and an understanding of, business – accounting matters and financial statements, such that he or she is able to understand the financial statements of the company in depth and initiate a discussion about the manner in which financial data is presented. A director is deemed to have “professional expertise” if he or she holds an academic degree in certain fields or has at least five years of experience in certain senior positions.

External directors are elected by a majority vote at a shareholders’ meeting, as long as either:

●	At least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the appointment (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	The total number of shares voted by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director, against the election of the external director, does not exceed 2% of the aggregate voting rights of the company.

The term “control” is defined in the Companies Law as the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder “holds” (within the meaning of the Companies Law) 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company, but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

The Companies Law provides for an initial three-year term for an external director. Thereafter, an external director may be reelected by shareholders to serve in that capacity for up to two additional three-year terms, provided that:

(1)	his or her service for each such additional term is recommended by one or more shareholders holding at least one percent of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds two percent of the aggregate voting rights in the company and subject to additional restrictions set forth in the Companies Law with respect to the affiliation of the external director nominee as described below;

(2)	his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same disinterested majority required for the initial election of an external director (as described above); or

(3)	the external director offered his or her service for each such additional term and was approved in accordance with the provisions of section (1) above.

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the NYSE American, may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the board of directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company, and provided that the external director is reelected subject to the same shareholder vote requirements as if elected for the first time (as described above). Prior to the approval of the reelection of the external director at a general shareholders meeting, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the board of directors and audit committee recommended the extension of his or her term.

The Companies Law provides that a person is not qualified to serve as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, with a holder of 5% or more of the issued share capital or voting power in the company or with the most senior financial officer.

The term “relative” is defined under the Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

Under the Companies Law, the term “affiliation” and the similar types of disqualifying relationships include (subject to certain exceptions):

●	an employment relationship;

●	a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);

●	control; and

●	service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined under the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company including amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage, other than for his or her service as an external director as permitted by the Companies Law and the regulations promulgated thereunder.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an office holder or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

External directors may be removed only by a special general meeting of shareholders called by the board of directors after the board has determined the occurrence of circumstances allow such dismissal, at the same special majority of shareholders required for their election or by a court, and in both cases only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to our company. In the event of a vacancy created by an external director which causes the company to have fewer than two external directors, the board of directors is required under the Companies Law to call a shareholder meeting as soon as possible to appoint such number of new external directors in order that the company thereafter has two external directors.

External directors may be compensated only in accordance with regulations adopted under the Companies Law.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of a company may not be appointed as an external director of another company if at the same time a director of such other company is acting as an external director of the first company.

Under regulations promulgated pursuant to the Companies Law, a company with no controlling shareholder (as defined under the Companies Law) whose shares are listed for trading on specified exchanges outside of Israel, including the NYSE American, may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation. Following the closing of this offering, we expect that we will continue to be a “controlled company” as defined under the Companies Law, and, as such, subject to closing of this offering, we will not use this exemption from the requirement described herein. Notwithstanding the above, if following the offering the Board of Directors will decide that we are not a controlled company, then, it may use the described exemption.

Independent Directors Under the Companies Law

An “independent director” is either an external director or a director who meets the same non-affiliation criteria as an external director (except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for accounting and financial expertise or professional qualifications), as determined by the audit committee, and who has not served as a director of the company for more than nine consecutive years. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Regulations promulgated pursuant to the Companies Law provide that a director in a public company whose shares are listed for trading on specified exchanges outside of Israel, including the NYSE American, who qualifies as an independent director under the relevant non-Israeli rules and who meets certain non-affiliation criteria, which are less stringent than those applicable to independent directors as set forth above, would be deemed an “independent” director pursuant to the Companies Law provided: (i) he or she has not served as a director for more than nine consecutive years; (ii) he or she has been approved as such by the audit committee; and (iii) his or her remuneration shall be in accordance with the Companies Law and the regulations promulgated thereunder. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Furthermore, pursuant to these regulations, such company may reappoint a person as an independent director for additional terms, beyond nine years, which do not exceed three years each, if each of the audit committee and the board of directors determine, in that order, that in light of the independent director’s expertise and special contribution to the board of directors and its committees, the reappointment for an additional term is in the company’s best interest.

Alternate Directors

Our articles of association provides, as allowed by the Companies Law, that any director may, subject to the conditions set thereto including approval of the nominee by our board of directors, appoint a person as an alternate to act in his place, to remove the alternate and appoint another in his place and to appoint an alternate in place of an alternate whose office is vacated for any reason whatsoever. Under the Companies Law, a person who is not qualified to be appointed as a director, a person who is already serving as a director or a person who is already serving as an alternate director for another director, may not be appointed as an alternate director. Nevertheless, a director who is already serving as a director may be appointed as an alternate director for a member of a committee of the board of directors so long as he or she is not already serving as a member of such committee, and if the alternate director is to replace an external director, he or she is required to be an external director and to have either “financial and accounting expertise” or “professional expertise,” depending on the qualifications of the external director he or she is replacing. A person who does not have the requisite “financial and accounting experience” or the “professional expertise,” depending on the qualifications of the external director he or she is replacing, may not be appointed as an alternate director for an external director. A person who is not qualified to be appointed as an independent director, pursuant to the Companies Law, may not be appointed as an alternate director of an independent director qualified as such under the Companies Law. Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing director ceases to be a director or terminates the appointment.

Status as a “Controlled Company” under the NYSE American Rules

We plan to list our Ordinary Shares on the NYSE American. Because our existing controlling shareholders, Mr. Nir Klein and Mr. Ron Klein, will own 52.11% of the total voting power of our issued and outstanding Ordinary Shares immediately after the consummation of this offering, assuming the sale of all of the Ordinary Shares we are offering, Mr. Nir Klein and Mr. Ron Klein will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendment of our amended and restated articles of association and approval of significant corporate transactions. Since Mr. Ron Klein and Mr. Nir Klein will continue to control a majority of our outstanding voting power upon the completion of this offering, we will be a “controlled company” under the applicable rules of the NYSE American. As a controlled company, we will be eligible for exemptions from some of the requirements of these rules, including the requirements that:

●	a majority of the board of directors consist of independent directors;

●	the nominating committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We have decided not to rely on or avail ourselves of the exemptions available for controlled companies under NYSE American rules. However, our decision not to rely on the “controlled company” exemption could change and we cannot assure that we will not rely on these exemptions in the future. If we make such an election, we would disclose such reliance in our next annual report on Form 20-F or annual meeting proxy statement and you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE American. In the event that we cease to be a controlled company within the meaning of the applicable rules of the NYSE American, and at such time we have availed ourselves of such corporate governance exemptions available to controlled companies, we will then be required to comply with these requirements after specified transition periods.

Committees of the Board of Directors

Our board of directors will establish three standing committees, the audit committee, the compensation committee and the Financial Statement Examination Committee.

Upon the completion of this offering, our board of directors will establish three standing committees, the audit committee, the compensation committee and the Financial Statement Examination Committee.

Audit Committee

Under the Companies Law, we are required to appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors (one of whom must serve as chair of the committee). The audit committee may not include the chairman of the board; a controlling shareholder of the company or a relative of a controlling shareholder; a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder; or a director who derives most of his or her income from a controlling shareholder.

In addition, a majority of the members of the audit committee of a publicly traded company must be independent directors under the Companies Law. Our audit committee will be comprised of Yossi Tisch, Itiel Efrat, and Yafit Keret.

Under the Companies Law, our audit committee will be responsible for:

(i)	determining whether there are deficiencies in the business management practices of our company, and making recommendations to the board of directors to improve such practices;

(ii)	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) and establishing the approval process for certain transactions with a controlling shareholder or in which a controlling shareholder has a personal interest (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”);

(iii)	determining the approval process for transactions that are “non-negligible” (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;

(iv)	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

(v)	examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor;

(vi)	establishing procedures for the handling of employees’ complaints as to deficiencies in the management of our business and the protection to be provided to such employees; and

(vii)	where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and proposing amendments thereto.

Our audit committee may not conduct any discussions or approve any actions requiring its approval (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of independent directors under the Companies Law, including at least one external director.

Our board of directors intends to adopt an audit committee charter to be effective upon the closing of this offering and the registration of our securities on the NYSE American setting forth, among others, the responsibilities of the audit committee consistent with the rules of the SEC and NYSE American (in addition to the requirements for such committee under the Companies Law), including, among others, the following:

●	oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;

●	recommending the engagement or termination of the person filling the office of our internal auditor, reviewing the services provided by our internal auditor and reviewing effectiveness of our system of internal control over financial reporting;

●	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors; and

●	reviewing and monitoring, if applicable, legal matters with significant impact, finding of regulatory authorities’ findings, receive reports regarding irregularities and legal compliance, acting according to “whistleblower policy” and recommend to our board of directors if so required.

Requirements for Audit Committee

As noted above, the members of our audit committee will include Yossi Tisch  and Itiel Efrat, who are both nominated for the position of external director, and  Yafit Keret, who is an independent director, each of whom is “independent,” as such term is defined in under the NYSE American rules and Rule 10A-3 of the  Exchange, or will serve as the chairman of our audit committee. All members of our audit committee meet the requirements for financial literacy under the NYSE American rules. Our board of directors has determined that each member of our audit committee is an audit committee ‘financial expert’ as defined by Item 407(d) of Regulation S-K under the Securities Act and has the requisite financial experience as defined by the NYSE American rules.

Financial Statement Examination Committee

Under the Companies Law, the board of directors of a public company in Israel must appoint a financial statement examination committee, which consists of members with accounting and financial expertise or the ability to read and understand financial statements.

Our financial statement examination committee will be comprised of Yossi Tisch, Itiel Efrat, and Yafit Keret.

The function of a financial statements examination committee is to discuss and provide recommendations to its board of directors (including the report of any deficiency found) with respect to the following issues: (1) estimations and assessments made in connection with the preparation of financial statements; (2) internal controls related to the financial statements; (3) completeness and propriety of the disclosure in the financial statements; (4) the accounting policies adopted and the accounting treatments implemented in material matters of the company; and (5) value evaluations, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements. Our independent registered public accounting firm and our internal auditor are invited to attend all meetings of our financial statements examination committee.

Compensation Committee

Under the Companies Law, the board of directors of any public company must establish a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. Each compensation committee member that is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director. The compensation committee is subject to the same Companies Law restrictions as the audit committee as to: (a) who may not be a member of the committee; and (b) who may not be present during committee deliberations as described above.

Our compensation committee will be acting pursuant to a written charter, and will consist of Yossi Tisch, Itiel Efrat, and Adler Adrian.

Our compensation committee will comply with the provisions of the Companies Law, the regulations promulgated thereunder, and our articles of association, on all aspects referring to its independence, authorities and practice. Our compensation committee follows home country practice as opposed to complying with the compensation committee membership and charter requirements prescribed under the NYSE American rules.

Our compensation committee will review and recommend to our board of directors: with respect to our executive officers’ and directors’: (1) annual base compensation (2) annual incentive bonus, including the specific goals and amounts; (3) equity compensation; (4) employment agreements, severance arrangements, and change in control agreements and provisions; (5) retirement grants and/or retirement bonuses; and (6) any other benefits, compensation, compensation policies or arrangements.

The duties of the compensation committee will include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, to which we refer as a compensation policy. Under the Companies Law, we are required to adopt an office holder compensation policy no later than nine (9) months from the consummation of this offering. Such policy will be adopted by our board of directors and approved by a special majority of our shareholders at the general meeting, for a period five (5) years following the completion of the offering (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”). Under the Companies Law, the board of directors may adopt the compensation policy if it is not approved by the shareholders, provided that after the shareholders oppose the approval of such policy, the compensation committee and the board of directors revisit the matter and determine that adopting the compensation policy would be in the best interests of the company.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business and its long-term strategy, and creation of appropriate incentives for executives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

●	the education, skills, expertise and accomplishments of the relevant director or executive;

●	the director’s or executive’s roles and responsibilities and prior compensation agreements with him or her;

●	the relationship between the cost of the terms of service of an office holder and the average median compensation of the other employees of the company (including those employed through manpower companies), including the impact of disparities in salary upon work relationships in the company;

●	the possibility of reducing variable compensation at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable compensation; and

●	as to severance compensation, the period of service of the director or executive, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

●	with the exception of office holders who report directly to the chief executive officer, the link between variable compensation and long-term performance and measurable criteria;

●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation at the time of its grant;

●	the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

●	the minimum holding or vesting period for variable, equity-based compensation; and

●	maximum limits for severance compensation.

The compensation policy must also consider appropriate incentives from a long-term perspective.

The compensation committee is responsible for: (1) recommending the compensation policy to a company’s board of directors for its approval (and subsequent approval by the shareholders); and (2) duties related to the compensation policy and to the compensation of a company’s office holders, including:

●	recommending whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);

●	recommending to the board of directors periodic updates to the compensation policy;

●	assessing implementation of the compensation policy;

●	determining whether the terms of compensation of certain office holders of the company need not be brought to approval of the shareholders; and

●	determining whether to approve the terms of compensation of office holders that require the committee’s approval.

Our compensation policy will be designed to promote our long-term goals, work plan and policy, retain, motivate and incentivize our directors and executive officers, while considering the risks that our activities involve, our size, the nature and scope of our activities and the contribution of an officer to the achievement of our goals and maximization of profits, and align the interests of our directors and executive officers with our long-term performance. To that end, a portion of an executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our compensation policy will include measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

Our compensation policy will also address our executive officer’s individual characteristics (such as his or her respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers, and considers the internal ratios between compensation of our executive officers and directors and other employees. For example, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, our compensation policy will provide for maximum permitted ratios between the total variable (cash bonuses and equity-based compensation) and non-variable (base salary) compensation components, in accordance with an officer’s respective position with the company.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to executive officers other than our chairman or Chief Executive Officer may be based entirely on a discretionary evaluation. Our Chief Executive Officer will be entitled to recommend performance objectives to such executive officers, and such performance objectives will be approved by our compensation committee (and, if required by law, by our board of directors).

The performance measurable objectives of our chairman and Chief Executive Officer will be determined annually by our compensation committee and board of directors. A less significant portion of the chairman’s and/or the Chief Executive Officer’s annual cash bonus may be based on a discretionary evaluation of the chairman’s or the Chief Executive Officer’s respective overall performance by the compensation committee and the board of directors based on quantitative and qualitative criteria.

The equity-based compensation under our compensation policy for our executive officers (including members of our board of directors) will be designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy will provide for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares, options, in accordance with our stock option plan then in place. Share options granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, our compensation policy will contain compensation recovery provisions which allows us under certain conditions to recover bonuses paid in excess, will enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer (provided that the changes of the terms of employment are in accordance our compensation policy) and allows us to exculpate, indemnify and insure our executive officers and directors subject to certain limitations set forth thereto.

Our compensation policy will also provide for compensation to the members of our board of directors either: (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time; or (ii) in accordance with the amounts determined in our compensation policy.

Requirements for Compensation Committee

As noted above, the members of our compensation committee will include Yossi Tisch, Itiel Efrat, and Adler Adrian each of whom is “independent,” as such term is defined in under the NYSE American rules.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. We intend to appoint our internal auditor within 90 days following the consummation of this offering. The role of the internal auditor is to examine, among other things, whether a company’s actions comply with the law and proper business procedure. The audit committee is required to oversee the activities, and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. An internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm or its representative. The Companies Law defines an interested party as a holder of 5% or more of the outstanding shares or voting rights of a company, any person or entity that has the right to appoint at least one director or the general manager of the company or any person who serves as a director or as the general manager of a company. Our internal auditor will not be our employee, but partner of a firm which specializes in internal auditing.

Remuneration of Directors

Under the Companies Law, remuneration of directors is subject to the approval of the compensation committee, thereafter by the board of directors and thereafter, unless exempted under the regulations promulgated under the Companies Law, by the general meeting of the shareholders. In case the remuneration of the directors is in accordance with regulations applicable to remuneration of the external directors then such remuneration shall be exempt from the approval of the general meeting. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

Fiduciary Duties of Office Holders

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company.

The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care of an office holder includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his approval or performed by him by virtue of his position; and

●	all other important information pertaining to these actions.

The duty of loyalty of an office holder requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

●	refrain from any conflict of interest between the performance of his duties in the company and his performance of his other duties or personal affairs;

●	refrain from any action that is competitive with the company’s business;

●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and

●	disclose to the company any information or documents relating to the company’s affairs which the office holder has received due to his position as an office holder.

Insurance

Under the Companies Law, a company may obtain insurance for any of its office holders against the following liabilities incurred due to acts he or she performed as an office holder, if and to the extent provided for in the company’s articles of association:

●	breach of his or her duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company’s interests; and

●	a financial liability imposed upon him or her in favor of another person.

We are currently in the process of obtaining directors’ and officers’ liability insurance, which will be in place upon completion of this offering.

Indemnification

The Companies Law and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court; (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association provides that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permits us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

The foregoing descriptions summarize the material aspects and practices of our board of directors. For additional details, we also refer you to the full text of the Companies Law as well as of our articles of association, which is an exhibit to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

There are no service contracts between us or our Subsidiary, on the one hand, and our directors in their capacity as directors, on the other hand, providing for benefits upon termination of service.

Approval of Related Party Transactions under Israeli Law

General

Under the Companies Law, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

●	the office holder acts in good faith and the act or its approval does not cause harm to the company; and

●	the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder disclose to the company, promptly, and, in any event, not later than the board meeting at which the transaction is first discussed, any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

●	the office holder’s relatives; or

●	any corporation in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or general manager or has the right to appoint at least one director or the general manager.

An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is a transaction:

●	not in the ordinary course of business;

●	not on market terms; or

●	that is likely to have a material effect on the company’s profitability, assets or liabilities.

The Companies Law does not specify to whom within us nor the manner in which required disclosures are to be made. We require our office holders to make such disclosures to our board of directors.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise and provided that the transaction is in the company’s interest. If the transaction is an extraordinary transaction in which an office holder has a personal interest, first the audit committee and then the board of directors, in that order, must approve the transaction. Under specific circumstances, shareholder approval may also be required. Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. A director who has a personal interest in a transaction, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless a majority of members of the board of directors or the audit committee, as the case may be, has a personal interest. If a majority of the board of directors has a personal interest, then shareholder approval is generally also required.

Disclosure of Personal Interests of a Controlling Shareholder

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement and compensation of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee or the compensation committee, as the case may be, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, the shareholder approval must fulfill one of the following requirements:

●	at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

●	the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

In addition, any extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest with a term of more than three years requires the abovementioned approval every three years; however, such transactions not involving the receipt of services or compensation can be approved for a longer term, provided that the audit committee determines that such longer term is reasonable under the circumstances.

The Companies Law requires that every shareholder that participates, in person, by proxy or by voting instrument, in a vote regarding a transaction with a controlling shareholder, must indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate will result in the invalidation of that shareholder’s vote.

The term “controlling shareholder” is defined in the Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Approval of the Compensation of Directors and Executive Officers

The compensation of, or an undertaking to indemnify, insure or exculpate, an office holder who is not a director requires the approval of the company’s compensation committee, followed by the approval of the company’s board of directors, and, if such compensation arrangement or an undertaking to indemnify, insure or exculpate is inconsistent with the company’s stated compensation policy, or if the said office holder is the chief executive officer of the company (subject to a number of specific exceptions), then such arrangement is subject to the approval of our shareholders, subject to a special majority requirement.

Directors. Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the general meeting of our shareholders. If the compensation of our directors is inconsistent with our stated compensation policy, then, provided that those provisions that must be included in the compensation policy according to the Companies Law have been considered by the compensation committee and board of directors, shareholder approval by a special majority will be required.

Executive officers other than the chief executive officer. The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders by a special majority. However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

Chief executive officer. Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders by a special majority. However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision. In addition, the compensation committee may exempt the engagement terms of a candidate to serve as the chief executive officer from shareholders’ approval, if the compensation committee determines that the compensation arrangement is consistent with the company’s stated compensation policy, that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company, and that subjecting the approval to a shareholder vote would impede the company’s ability to attain the candidate to serve as the company’s chief executive officer (and provide detailed reasons for the latter).

The approval of each of the compensation committee and the board of directors, with regard to the office holders and directors above, must be in accordance with the company’s stated compensation policy; however, under special circumstances, the compensation committee and the board of directors may approve compensation terms of a chief executive officer that are inconsistent with the company’s compensation policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained by a special majority requirement.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing his power in the company and to act in good faith and in an acceptable manner in exercising his rights and performing his obligations toward the company and other shareholders, including, among other things, in voting at general meetings of shareholders (and at shareholder class meetings) on the following matters:

●	amendment of the articles of association;

●	increase in the company’s authorized share capital;

●	merger; and

●	the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from oppressing other shareholders. The remedies generally available upon a breach of contract will also apply to a breach of the above mentioned duties, and in the event of oppression of other shareholders, additional remedies are available to the injured shareholder.

In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Equity Incentive Plan

Our ESOP was adopted by our board of directors, or the board, on January 9, 2023. The ESOP provides for the grant of options to our directors, officers, employees and/or non-employees or of any affiliate thereof (collectively, “optionees”). As of June 30, 2023, the total number of Ordinary Shares reserved for the exercise of options granted under our ESOP was 696,171.

Our ESOP is administered by our board, which may grant its authority to a committee, consisting of at least two of our directors. If so granted, such committee has the responsibility of construing and interpreting the ESOP. The committee has the power to recommend to the board and the board has the full power and authority to: (i) designate optionees; (ii) determine the terms and provisions of the respective option agreements (including the number of options granted, the number of Ordinary Shares to be covered by each option, provisions regarding exercise of the options, and the nature and duration of restrictions as to the transferability); (iii) determine the fair market value of the Ordinary Shares covered by each option; (iv) designate the type of options; and (v) cancel or suspend options, as necessary.

Eligible employees, officers and directors would qualify for provisions of Section 102 of the Tax Ordinance. Section 102 of the Tax Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track.” However, under this track we are not allowed to deduct an expense with respect to the issuance of the options or shares. Non-employees may only be granted options under section 3(i) of the Tax Ordinance, which does not provide for similar tax benefits.

As a default, our ESOP provides that upon termination of a an optionee’s employment or service with us or any of our affiliates, other than in the event of death, disability or cause, all unvested options will terminate and the underlying Ordinary Shares will revert to our ESOP, and all vested options will generally be exercisable for 90 days following such termination, subject to the terms of the ESOP and the governing option agreement. Notwithstanding the foregoing, in the event the engagement is terminated for cause (including, inter alia, due to conviction of any felony involving moral turpitude, failure to carry out (as a result of gross negligence or willful misconduct) a reasonable directive, embezzlement or theft of fund from us or our affiliates, breach of the optionee’s fiduciary duties to us, and conduct determined to be materially detrimental to us) all options granted to such optionee, whether vested or unvested, will not be exercisable and will terminate on the date of the termination. Upon termination of a service agreement due to death or disability, all the options vested at the time of termination will generally be exercisable for 12 months.

In the event of a merger or consolidation with or into another corporation resulting in such other corporation being the surviving entity, an acquisition of all or substantially all of our outstanding capital stock, or the sale of substantially all of our assets, each outstanding option shall be assumed for an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation, and appropriate adjustments shall be made in the number of options in order to reflect such an action. In the event that the successor corporation refuses to assume or substitute for the option, the vesting periods defined in the option agreement may be fully accelerated.

In the event of any variation in our share capital, including a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event, the number, class and kind of shares subject to the ESOP and outstanding options, and the exercise prices of the options, will be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price of the options.

All awards granted under the ESOP are subject to lapse, forfeiture and/or recoupment under any clawback policy that we may adopt pursuant to the listing standards of the NYSE American or as is otherwise required by applicable law. Any recoupment under this policy may be conducted in conjunction with any other remedies or rights of recoupment available to the Company pursuant to the terms of any similar policy or under applicable law.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of December 19, 2023 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

●	each of our directors, director nominees and executive officers; and

●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Ordinary Shares. Ordinary Shares issuable under share options that are exercisable within 60 days after December 19, 2023, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned before this offering is based on 3,161,779 shares outstanding on December 19, 2023. The number of Ordinary Shares deemed outstanding after this offering is based on 5,075,000 Ordinary Shares, which assumes the sale of 1,075,000 Ordinary Shares in this offering and no exercise of the over-allotment option or the Representative Warrants.

As of December 5, 2023, there were five holders of record of our Ordinary Shares. As of December 19, 2023, we had no record holders of our Ordinary Shares in the United States.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to us which would result in a change in control of our company at a subsequent date. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: c/o Silynxcom Ltd., 19 Yad Ha’Harutzim Street, Netanya, Israel.

	Ordinary Shares Beneficially Owned Prior to this Offering(1)	Percentage Owned Prior to this Offering	Ordinary Shares Beneficially Owned After this Offering	Percentage Owned After this Offering
Holders of more than 5% of our voting securities:
Nir Klein*	2,766,805	61.02%	2,766,805	48.78%
Shlomi Amsallem(2)	309,014	6.82%	309,014	5.45	%(3)
Ofer Amir(2)	309,014	6.82%	309,014	5.45	%(3)
Elihay Cohen(4)	261,468	5.77%	324,704	5.72%
Directors, director nominees and senior management who are not 5% holders:
Gal Nir Klein*	1,062	** %	1,062	**	%
Ronen Hananis	58,645	1.29%	58,645	**	%
Ilan Akselrod	41,269	** %	41,269	**	%
Ron Klein	188,917	4.17%	188,917	3.33%
Yossi Tisch*	0	** %	0	**	%
Yafit Keret*	0	** %	0	**	%
Adler Adrian*	0	** %	0	**	%
Itiel Efrat*	0	** %	0	**	%
All directors, director nominees and senior management as a group (6 persons)	3,318,166	73.2%

*	Indicates director or director nominee of our Company.
**	Less than 1%.

(1)	Includes options to purchase 407,433 Ordinary Shares that are exercisable within 60 days, at exercise prices ranging from $1.27 to $14.44 per share.
(2)	Ordinary Shares to be issued upon consummation of this offering based on the Investors Agreement.
(3)	The Amendment to the Investors Agreement specifies that the Investors would hold a minimum of 13.48% of our issued and outstanding share capital following the offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Activities”.
(4)	Includes 252,686 Ordinary Shares and 8,783 options exercisable into 8,783 Ordinary Shares issuable upon the exercise of options that are exercisable immediately until December 31, 2023 and does not include 63,236 Ordinary Shares upon the exercise of 63,236 options that will vest and be immediately exercisable upon completion of this offering. Mr. Cohen alone has the voting and dispositive power over such Ordinary Shares.

Record Holders

As of December 19, 2023, there were five shareholders of record of our Ordinary Shares, which were located in Israel.  These numbers are not representative of the number of beneficial holders of our shares nor is it representative of where such beneficial holders reside since many of these shares were held of record by brokers or other nominees.

RELATED PARTY TRANSACTIONS

The following is a description of certain related party transactions in effect as of the date of this prospectus with any of our executive officers, directors or their affiliates and holders of more than 10% of any class of our voting securities in the aggregate, which we refer to as related parties, other than employment, compensation and indemnification arrangements which are described under “Management,” which are incorporated by reference herein.

Employment Agreements

We have entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information, and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. Certain members of our senior management may be eligible for bonuses each year. To the extent a member of management is entitled to a bonus, such bonuses are payable upon meeting objectives and targets that are set by our Chief Executive Officer and approved annually by our board of directors that also set the bonus targets for our Chief Executive Officer.

Indemnification Agreements and Exculpation Letters

We will enter into indemnification agreements and exculpation letters with all of our directors and with all members of our senior management. Each such indemnification agreement provides the officeholder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officer’s insurance. Each such exculpation letter provides that we may exculpate, in whole or in part, the relevant director or member of senior management from liability to us for damages caused to our Company as a result of a breach of his or her duty of care.

Employment Agreement with Gal Nir Klein

In 2005, we entered into an employment agreement with Gal Nir Klein, our Vice President of Marketing and Israel Sales, and a member of the board of directors. Mrs. Klein is the wife of Mr. Nir Klein, our Chief Executive Officer and major shareholder. Mrs. Klein’s monthly base salary is NIS 22 thousand (approximately $7 thousand). In addition, Mrs. Klein is entitled to an annual bonus pursuant to meeting targets as well as a grant of company options. See “Management—Compensation of Directors and Executive Officers” for additional information.

Director Agreement with Ron Klein

Ron Klein, the brother of Mr. Nir Klein, serves as the Chairman of our board of directors at a position scope of at least 30%, in consideration for monthly management fees of NIS 25 thousand (approximately $7 thousand). See “Related Party Transactions” for additional information. Mr. Klein has been granted 115,830 options to purchase 650,000 Ordinary Shares, subject to completion of this offering.

Shareholders Loans

Mr. Nir Klein, our Chief Executive Officer and controlling shareholder, has provided certain loans to us, as disclosed below.

On September 8, 2016, Mr. Klein provided a loan to the subsidiary, SOS, in a total amount of $50 thousand, which was repaid in February 2023.

On July 9, 2017, Mr. Klein provided a loan to our Company of NIS 177 thousand (approximately $50 thousand). The loan was repaid on June 30, 2022.

In November 2021, we repaid a loan to Mr. Ron Klein for NIS 177 thousand (approximately $57 thousand) that did not incur interest, which was provided to us in 2017.

As of the date of this prospectus, there are no loan arrangements outstanding between us and any of our executive officers, directors or shareholders.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our articles of association which will be effective upon the closing of this offering are summaries and do not purport to be complete. A form of our articles of association will be filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part. The description of the Ordinary Shares reflects changes to our capital structure that will occur upon the closing of this offering.

General

As of December 19, 2023, our authorized share capital consisted of 20,000,000 Ordinary Shares, no par value, subject to the closing of this offering, of which 3,161,779 shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

There will be 1,075,000 Ordinary Shares outstanding immediately after this offering, which assumes the sale of Ordinary Shares in this offering and no exercise of the over-allotment option or the Representative Warrants, and is based on 3,161,779 Ordinary Shares outstanding as of June 30, 2023. This number excludes:

●	454,105 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan, outstanding as of June 30, 2023, at a weighted average exercise price of $2.15, of which 454,105 were vested as of June 30, 2023;

●	53,624 Ordinary Shares issuable upon exercise of warrants issued to an employee, at an exercise price of NIS 2.965; and

●	696,171 Ordinary Shares reserved for future issuance under the ESOP.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the Representative’s Warrants;

●	no exercise of the underwriters’ over-allotment option;

●	no exercise of the outstanding options described above;

●	102,346 Ordinary Shares issuable upon the conversion of SAFEs for aggregate proceeds of NIS 1.14 million (approximately $342 thousand), which will automatically convert upon the consummation of this offering, based on an offering price of $5.00, which is the midpoint of the price range set forth on the cover page of this prospectus; and

●	735,875 Ordinary Shares to be issued upon consummation of this offering based on the Investors Agreement.

Ordinary Shares

In the last three years, we did not issue any Ordinary Shares.

Our registration number with the Israeli Registrar of Companies is 516454154.

Our Articles of Association

Purposes and Objects of our Company

Our purpose is set forth in Article 1 of our articles of association and includes every lawful purpose.

The Powers of the Directors

Our Board of Directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of Directors may exercise all powers that are not required under the Companies Law or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our articles of association, our directors are elected at an annual general meeting of our shareholders and serve on the board of directors until the next annual general meeting (except for external directors) or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our articles of association. The directors are classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III. The Board may assign members of the Board already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board among the classes to make them equal in number. Pursuant to our articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our articles of association allow our Board of Directors to appoint directors to fill vacancies and/or as an addition to the Board of Directors (subject to the maximum number of directors) to serve until the next annual general meeting. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Management—Board Practices—External Directors.”

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of Directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	the exercise of our Board of Director’s powers by a general meeting if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law and our articles of association require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our articles of association.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of our Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our Subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares.  For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Anti-Takeover Measures

As disclosed under “Description of Share Capital—Election of Directors,” we will have a classified board structure upon the closing of this offering, which will effectively limit the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Exclusive Forum

Our articles of association provide that unless our Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and that any person or entity purchasing or otherwise acquiring any interest in any security of our Company, shall be deemed to have notice of and consented to this exclusive forum provision.

SHARES ELIGIBLE FOR FUTURE SALE

In connection with this offering, we have applied to list our Ordinary Shares on the NYSE American, under the symbol “SYNX”. No assurance can be given that the application will be approved or that a liquid trading market will develop for the Ordinary Shares. Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our Ordinary Shares. Upon completion of this offering, we will have 5,075,000 outstanding Ordinary Shares, assuming there is no exercise of the underwriters’ over-allotment option or the Representative’s Warrants. All of the Ordinary Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than by our affiliates.

Lock-up Agreements

We and our executive officers, directors, and certain shareholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any securities or any other securities convertible into or exchangeable for securities except for the securities offered in this offering without the prior written consent of the underwriter for a period of 180 days after the consummation of this offering. After the expiration of such 180 day period, the securities held by our directors, executive officers or certain of our other existing shareholders may be sold outside of the United States subject to the restrictions under applicable Israeli securities laws or by means of registered public offerings.

Rule 144

In general, under Rule 144 of the Securities Act as in effect on the date hereof, beginning 90 days after the date hereof, a person who holds restricted securities and is not one of our affiliates (as defined in Rule 405 under the Securities Act) at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least six months, would be entitled to sell an unlimited number of our securities, provided current public information about us is available. In addition, under Rule 144, a person who holds restricted shares in us and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date hereof, our affiliates who have beneficially owned our securities for at least six months will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of securities then outstanding; or

●

the average weekly trading volume of our or securities on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and the affiliate complies with the manner of sale requirements imposed by Rule 144.

Affiliates are also subject to additional restrictions on the manner of sales under Rule 144 and notice filing requirements. We cannot estimate the number of our securities that our existing shareholders will elect to sell.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our securities may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our securities from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such securities in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Form S-8

Following the date of this prospectus, we intend to file a registration statement on Form S-8 under the Securities Act to register Ordinary Shares reserved for issuance under our equity incentive plans. The registration statement on Form S-8 will become effective automatically upon filing.

Ordinary shares issued upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately after the Lock-Up Period expires, subject to certain exceptions and certain early release provisions. See “Management — Share Option Plans.”

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our securities. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

ISRAELI TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following is a description of the material Israeli income tax consequences of the ownership of our securities. The following also contains a description of material relevant provisions of the current Israeli income tax structure applicable to companies in Israel, with reference to its effect on us. To the extent that the discussion is based on new tax legislation which has not been subject to judicial or administrative interpretation, there can be no assurance that the tax authorities will accept the views expressed in the discussion in question. The discussion is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our securities. Shareholders should consult their own tax advisors concerning the tax consequences of their particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax. As of January 2016, the corporate tax rate was 25%. As of January 1, 2017, the corporate tax rate was reduced to 24% and as of January 1, 2018, the corporate tax rate is 23%. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the prevailing corporate tax rate.

Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.”

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” owned by it. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

●	amortization of the cost of purchased a patent, rights to use a patent, and know-how, which are used for the development or advancement of the company, over an eight-year period, commencing on the year in which such rights were first exercised;

●	under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

●	expenses related to a public offering are deductible in equal amounts over three years.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax Benefits for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	The research and development must be for the promotion of the company; and

●	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the income Tax Ordinance, 1961. Expenditures not so approved are deductible in equal amounts over three years.

From time to time we may apply the Office of the Chief Scientist for approval to allow a tax deduction for all research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets).

Tax Benefits

The Investment Law grants tax benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. A Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived by its Preferred Enterprise, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 9%.

Dividends paid out of income attributed to a Preferred Enterprise are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld.

Taxation of our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company will be exempt from Israeli tax so long as the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of 25% or more in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.

In some instances where our shareholders may be liable for Israeli tax on the sale of their securities, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our securities at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 20% if the dividend is distributed from income attributed to a Preferred Enterprise, unless a reduced tax rate is provided under an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our securities who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from a Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF ORDINARY SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the securities. For this purpose, a “U.S. Holder” is a holder of securities that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our securities. This summary generally considers only U.S. Holders that will own our securities as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, (including with respect to the Tax Cuts and Jobs Act of 2017), and the U.S.-Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our securities by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our securities in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our securities as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, securities representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold securities through a partnership or other pass-through entity are not addressed.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our securities, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Taxation of Dividends Paid on securities

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holder’s that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on securities (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the securities to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the U.S.- Israel Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our securities are readily tradable on the NYSE American or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our securities for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our securities are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our securities will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Taxation of the Disposition of securities

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our securities, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the securities in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of securities will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

●	At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

Based on the composition of our income and valuation of our assets, we were not a PFIC for 2022 and we do not expect to become a PFIC in the future. The tests for determining PFIC status are applied annually, however, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our securities. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our securities at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the securities, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the securities while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. Therefore, the QEF election will not be available with respect to our securities.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our securities which are regularly traded on a qualifying exchange, including the NYSE American, can elect to mark the securities to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the securities and the U.S. Holder’s adjusted tax basis in the securities. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our securities during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our securities), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Securities

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our securities.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our securities or gain from the disposition of our securities if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our securities, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our securities if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of securities. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Pursuant to recently enacted legislation, a U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, our securities, unless such securities are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50 thousand on the last day of the taxable year or $75 thousand at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10 thousand at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

UNDERWRITING

ThinkEquity is acting as representative of the underwriters, or the Representative. On              , 2023, we entered into an underwriting agreement with the Representative, or the Underwriting Agreement. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell, and each underwriter named below has severally agreed to purchase, the number of Ordinary Shares listed next to each underwriter’s name in the following table, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus.

Underwriters	Number of Shares
ThinkEquity LLC

Total

The underwriters have committed to purchase all of the Ordinary Shares offered by us in this offering, other than those covered by the over-allotment option described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the Ordinary Shares subject to prior sale when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover of the prospectus. After the Ordinary Shares are released for sale to the public, the underwriters may from time to time change the offering price and other selling terms.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 161,250 additional Ordinary Shares (15% of the shares sold in this offering) at the initial public offering price, less the underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent that the option is exercised, each underwriter must purchase additional shares of our Ordinary Shares in an amount that is approximately proportionate to that underwriter’s initial purchase commitment (set forth in the table above). Any of our Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of our Ordinary Shares that are the subject of this offering. If this option is exercised in full, the total gross offering proceeds will be $6.18 million and the total net proceeds to us, before expenses, will be $5.68 million.

Discounts and Commissions

The Representative has advised that the underwriters propose to offer the Ordinary Shares to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer the shares to securities dealers at that price less a concession of not more than $          per share, of which up to           may be re-allowed to other dealers.

The following table summarizes the public offering price, underwriting discounts and commissions, and proceeds to us before expenses, assuming both no exercise and full exercise by the underwriters of the over-allotment option.

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7%) (1)	$
Proceeds, before expenses, to us	$

(1)	We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received in this offering (excluding proceeds received from exercise of the underwriters’ over-allotment option) which is not included in the underwriting discounts and commission.

We have paid an expense deposit of $50,000 to the Representative, which will be applied against the Representative’s accountable out-of-pocket expenses (in compliance with FINRA Rule 5110(g)(4)) that are payable by us in connection with this offering. We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $125,000, the fees and expenses related to the use of Ipero’s book building, prospectus tracking and compliance software for the offering in the amount of $29,500, up to $15,000 for background checks of our officers and directors, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an amount not to exceed $3,000, data services and communications expenses up to $10,000, the actual accountable “road show” expenses up to $10,000 and up to $30,000 of the Representative’s market making and trading, and clearing firm settlement expenses for this offering, provided that the aggregate accountable expense reimbursement for which we are responsible will not exceed $175,000 (inclusive of the $50,000 expense deposit referenced above).

We expect that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $___.

Representative’s Warrants

We have agreed to issue to the Representative, upon the closing of this offering, warrants to purchase up to an aggregate of 53,750 of our Ordinary Shares (or 61,812 Ordinary Shares if the underwriters exercise their over-allotment option in full), representing 5% of the Ordinary Shares sold in this offering, or the Representative’s Warrants. The Representative’s Warrants are exercisable at a per share price equal to 125% of the public offering price per share in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the six-month anniversary of the commencement of sales under the registration statement of which this prospectus forms a part and expire on the date that is five years following the commencement of sales of Ordinary Shares in this offering.

The Representative’s Warrants are deemed underwriter compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales under the registration statement of which this prospectus forms a part. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases, including piggyback registration rights and one demand registration right. The demand registration right provided will not be greater than five years from the effective date of this offering in compliance with FINRA Rule 5110(g)(8)(c). The piggyback registration rights provided thereby will not be greater than seven years from the effective date of this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Representative Warrant exercise price, nor the number of Ordinary Shares underlying such warrants, will be adjusted for issuances of Ordinary Shares by us at a price below the exercise price of the Representative’s Warrants.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain holders of 1% or more of the outstanding Ordinary Shares as of the date of this prospectus have agreed, for a period of 180 days from the date of this prospectus, not to engage in any of the following, whether directly or indirectly, without the Representative’s consent: offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, or the Lock-Up Securities; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities, subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Right of First Refusal

For 24 months from the closing date of this offering, the Representative will have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such 24 month period, for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The right of first refusal granted to the Representative will not have a duration of more than three years from the commencement of sales under this offering.

Pricing of the Offering

Prior to this offering, there was no established public market for our Ordinary Shares. The public offering price was negotiated between us and the underwriters. In determining the price, we considered our history and prospects, our business potential and earnings prospects, an assessment of our management, general securities market conditions at the time of the offering, and such other factors that we deemed relevant.

An active trading market for the shares of our Ordinary Shares may not develop. It is also possible that the Ordinary Shares will not trade in the public market or above the initial public offering price following the closing of this offering.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering that may arise under the Securities Act and from any breach of the representations and warranties contained in the Underwriting Agreement. We have further agreed to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Shares

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of our Ordinary Shares in any jurisdiction where action for the purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities. An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43 thousand (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50 thousand (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares that the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that the underwriters purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriters purchase in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Ordinary Shares. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

The underwriters and their affiliates may in the future provide various advisory, investment and commercial banking and other services for us in the ordinary course of business, for which they may receive customary fees and commissions. However, we have not yet had, and have no present arrangements with any of the underwriters for any further services.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of our securities by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$1,803.49
NYSE American listing fee	$5,000.00
FINRA filing fee	$750.00
Transfer agent fees and expenses	$5,000.00
Printer fees and expenses	$4,000.00
Legal fees and expenses	$500,000.00
Accounting fees and expenses	$360,000.00
Miscellaneous	$150,000.00
Total	$1,026,553.49

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Greenberg Traurig, P.A.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 included in this prospectus and the registration statement have been so included in reliance on the report of Ziv Haft, Certified Public Accountants (Isr.), a BDO Member Firm, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of the said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 1c to the consolidated financial statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our securities. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Following the completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and intend to submit to the SEC, on Form 6-K, unaudited semi-annual financial information.

We maintain a corporate website at https://www.silynxcom.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INDEX TO FINANCIAL STATEMENTS

Page

Audited Consolidated Financial Statements

Report of Independent registered public accounting firm (Ziv Haft; Tel-Aviv, Israel; PCAOB ID#1185)	F-2

Financial Statements:

Consolidated Statements of Financial Position	F-3 - F-4

Consolidated Statements of Comprehensive Income (loss)	F-5

Consolidated Statements of Changes in Shareholders’ Equity (deficit)	F-6

Consolidated Statements of Cash Flows	F-7

Notes to the Consolidated Financial Statements	F-8 - F-66

Unaudited Interim Condensed Consolidated Financial Statements

Unaudited Interim Condensed Consolidated Statements of Financial Position	F-69 - F-70

Unaudited Interim Condensed Consolidated Statements of Comprehensive Loss	F-71

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity	F-72 - F-73

Unaudited Interim Condensed Consolidated Statements of Cash Flows	F-74 - F-75

Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-76 - F-86

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of Silynxcom Ltd.

Natanya, Israel

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Silynxcom LTD. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of comprehensive loss, changes in the shareholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022 in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board and Interpretations (IASB) and IFRS Interpretations committee (IFRIC).

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.c. to the consolidated financial statements, the Company’s resources as of the approval date of the consolidated financial statements may not be sufficient to continue the Company’s activity in its present form in the foreseeable future.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.c. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated Financial Statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since September 2022

Tel Aviv, Israel

June 12, 2023, except for note 23.4 as to which the date is December 4, 2023.

/s/ Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

U.S. Dollars in Thousands

Silynxcom Ltd.

Consolidated Statements of Financial Position

		As of December 31
	Note	2022	2021
Current assets
Cash and cash equivalents	4	69	1,561
Deposits with banking corporations		20	17
Trade receivables, net	5	2,774	1,356
Other current assets	6	214	189
Inventory	7	2,433	1,747
		5,510	4,870

Non-current assets
Property, plant & equipment, net	8	147	186
Long-term deposits		18	9
Right of use assets	9	132	69
		297	264

Total assets		5,807	5,134

The notes to the consolidated financial statements form an integral part thereof.

U.S. Dollars in Thousands

Silynxcom Ltd.

Consolidated Statements of Financial Position (cont.)

		As of December 31
	Note	2022	2021
Current liabilities
Current maturities of Loans from banking corporations	13.A.	70	78
Lease liabilities - current	9	60	38
Loans from related parties	10	50	1,015
Trade payable	11	2,221	2,418
Warrants at fair value	13.B.	157	-
SAFE	15	365	-
Other accounts payables	12	1,885	1,931
		4,808	5,480

Non-current liabilities
Loans from banking corporations	13.A.	101	192
Warrants at fair value	13.B.	-	1,394
Lease liabilities	9	68	36
Liabilities for employee benefits, net	14	32	49
		201	1,671

Shareholders’ equity (deficit)	16
Share capital		52	52
Premium and other capital reserves		16,658	16,642
Capital reserve for transactions with controlling shareholders		1,542	541
Accumulated loss		(17,454)	(19,252)
		798	(2,017)

Total liabilities and shareholders’ equity		5,807	5,134

The notes to the consolidated financial statements form an integral part thereof.

U.S. Dollars in Thousands

Silynxcom Ltd.

Consolidated Statements of Comprehensive Income (loss)

		For the year ended December 31,
	Note	2022	2021

Revenue	18.A.	7,264	9,581

Cost of revenue	18.B.	4,836	6,379

Gross profit		2,428	3,202

Research and development expenses	18.C.	439	448

Selling and marketing expenses	18.D.	672	852

General and administrative expenses	18.E.	837	1,255

Other income	18.F.	-	(166)

Operating profit		480	813

Finance expenses	18.G.	123	964

Finance income	18.H.	1,443	--

Income (loss) before income tax		1,800	(151)

Income tax expenses	19	2	2

Net income (loss)		1,798	(153)

Other comprehensive income (loss):

Amounts that shall not be subsequently reclassified to profit and loss:
Gain (loss) from remeasurement of defined benefit plans	14	16	(5)

Total comprehensive income (loss) attributed to the shareholders of the company		1,814	(158)

Basic earnings (loss) per share (in $) (*)	20	0.568	(0.048)
Weighted average of the number of ordinary shares used to calculate basic earnings per share (*)		3,161,779	3,161,779

Diluted earnings (loss) per share (in $) (*)	20	0.542	(0.048)
Weighted average of the number of ordinary shares used to calculate diluted earnings per share (*)		3,317,185	3,161,779

(*)	Restated based on Reverse Stock Split according to subsequent events note – see note 23.4.

The notes to the consolidated financial statements form an integral part thereof.

U.S. Dollars in Thousands

Silynxcom Ltd.

Consolidated Statements of Changes in Shareholders’ Equity (deficit)

	Share capital	Premium and other capital reserves	Capital reserve for transactions with controlling shareholders	Accumulated loss	Total Shareholders’ equity (deficit)

Balance as at December 31, 2020	--	16,502	368	(19,099)	(2,229)

Net loss for the year	--	--	--	(153)	(153)
Other comprehensive loss	--	(5)	--	--	(5)
Total comprehensive loss	--	(5)	--	(153)	(158)
reorganization Issuance of share capital (see note 1.B.)	52	--	--	--	52
Warrants reclassification (see note 15.C.)	--	144	--	--	144
Equity benefit for transactions with controlling shareholders (See note 10.B.)	--	--	173	--	173
Share-based payment	--	1	--	--	1

Balance as at December 31, 2021	52	16,642	541	(19,252)	(2,017)

Net income for the year	--	--	--	1,798	1,798
Other comprehensive income	--	16	--	--	16
Total comprehensive income	--	16	--	1,798	1,814

Debt forgiveness from controlling shareholders (See note 10.B.)	--	--	1,001	--	1,001

Balance as at December 31, 2022	52	16,658	1,542	(17,454)	798

The notes to the consolidated financial statements form an integral part thereof.

U.S. Dollars in Thousands

Silynxcom Ltd.

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	1,798	(153)
Adjustments Required to Present Cash Flows from Operating Activities

Income and expenses not involving cash flows

Depreciation and amortization	97	118
Increase (decrease) in liability for employee benefits, net	(1)	1
Revaluation of derivatives measured at fair value through profit and loss	(1,215)	433
Benefit component in respect of related party transactions	--	173
Other finance expenses	(46)	81
Share-based payment	--	1
	(1,165)	807
Changes in asset and liability line items:

Decrease (increase) in trade receivable	(1,418)	(1,112)
Decrease (increase) in other current assets	(25)	56
Decrease (increase) in inventory	(686)	(529)
Increase (Decrease) in trade payables	(197)	1,671
Increase (Decrease) in other accounts payables	(46)	879
	(2,372)	965

Net cash provided by (used in) operating activities	(1,739)	1,619

Cash flows from investing activities
Purchase of property, plant and equipment	(8)	(116)
Increase in deposits	(12)	(9)

Net cash used in investing activities	(20)	(125)

Cash flows from financing activities
Short term credit from banking corporations, net	--	(8)
Repayment of loans from banking corporations	(71)	(175)
Receipt of loans from related parties	42	190
SAFE	343	--
Repayment of lease liabilities	(59)	(81)

Net cash provided by (used in) financing activities	255	(74)

Exchange rate differentials for cash and cash equivalent balances	12	(25)

Increase (decrease) in cash and cash equivalents	(1,492)	1,395

Balance of cash and cash equivalents at beginning of year	1,561	166

Balance of cash and cash equivalents as at end of period	69	1,561
Appendix A - Additional information in connection with cash flows from operating activities

Interest paid	63	221

Appendix B - Material activities not involving cash flows

Recognition of right-of-use asset against a lease liability	113	77
Issuance of share capital	--	52
Warrants reclassification	--	144
Debt forgiveness from controlling shareholders	1,001	--

The notes to the consolidated financial statements form an integral part thereof.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 1 – GENERAL

A.	General

Silynxcom Ltd. (hereinafter - the Company) was incorporated in Israel on August 22, 2021, as a privately-held company as part of a restructuring carried out by the Former Company as set out in subsection B below. The Company’s registered offices are located at 19 Yad Harutzim St., Netanya.

The Company is engaged - through Silynx Communications Inc. (hereinafter - “Silynx”) and Source of Sound Ltd. (hereinafter - “SOS”) in a single area of activity: development, production, marketing and sale of ruggedized noise protection and communication accessories for tactical uses (including: radios used by security forces, law enforcement, rescue forces, etc.). As part of its activity, the Company manufactures and develops speech and audio systems that include single and dual-sided communication systems integrated into headsets and intended for personal use of those serving in armies, security and rescue forces, and law enforcement forces in Israel and across the world.

B.	Silynx Communications, Inc. (hereinafter: the “Former Company” or “Silynx”) was incorporated in Delaware, USA on September 19, 2005 and commenced operations in October 2005.

On August 26, 2021, the Board of Directors of the Former Company decided to make a structural change (hereinafter “the Reorganization”). For the reorganization, Silynxcom Ltd. (hereinafter: the “Company”) was incorporated on August 22, 2021, as a private limited company, in accordance with the provisions of the Israeli Companies Law while maintaining the same capital structure as the Former Company. On August 26, 2021, the Former Company transferred to the Company all its holdings directly and indirectly in the subsidiary (hereinafter “the transferred company” or “SOS”, see also Note 1.A). The reorganization was completed on March 15, 2022, after receiving an approval from the Israeli Tax Authorities for tax exemption in accordance with the provisions of section 104B (f) of the Income Tax Ordinance.

The Company accounted for the reorganization using the pooling of interest method, and the consolidation of the financial statements reflects the reorganization using the “As Pooling” method accordingly (See Note 2C).

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 1 – GENERAL (cont.)

C.	Going Concern

As of December 31, 2022 and 2021, the Company has total shareholders’ equity (deficit) of $798 and $(2,017) respectively, and a working capital (working capital deficit) of $702 and $(610).

In 2022, the Company entered into a number of investment agreements (hereinafter - the “SAFE”) in exchange for a total of $300 (NIS 1,200) (see Note 15.A).

However, in the opinion of Company’s management, the Company’s resources as of the approval date of the financial statements may not be sufficient to continue the Company’s activity in its present form in the foreseeable future, therefore, the Company’s ability to consummate its plans, is dependent on its ability to continue to finance its activities by raising additional funds.

Company’s management works to obtain the aforesaid financing sources, through, among other things, an initial public offering. However, as of the approval date of the consolidated financial statements, there is uncertainty as to the plans of the Company’s management.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

D.	Impact of the coronavirus crisis

During the years 2020, 2021 and 2022 the COVID-19 pandemic had an adverse effect on the Company’s industry and the markets in which it operates. The COVID-19 outbreak has impacted on prices of components used in the production of Company’s products, the availability of such components, an increase in freight costs and longer supply times. Additionally, recent cost inflation stemming from the pandemic may lead to higher material and labor costs. As of the date of approval of the financial statement, the Company has not encountered any discernible disruption to its operations, nor harm to its financial health as a direct consequence of the COVID-19 pandemic.

E.	The effect of the war between Russia and Ukraine

Since the Company does not have activities in the above-listed countries, as of the approval date of the consolidated financial statements, the war and/or the sanctions imposed in response thereto did not directly affect the Company’s financial position and/or its activity. However, since the war has indirect effects, including a global economic crisis. However, the prolongation of the war, its escalation, the imposition of further sanctions by the different countries and/or the involvement of other countries in the war might have an adverse effect on the Company’s activity, including with respect to its ability to acquire components and raw materials on a regular basis, and in accordance with what is required for its activity.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies consistently applied in the preparation of the financial statements, are as follows:

A.	Presentation of the financial statements

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (hereinafter - “IFRS”) as issued by the International accounting standard board (IASB) and Interpretations.

The Company’s consolidated financial statements have been prepared under the historical cost convention, except for warrants and SAFE, classified as liabilities and measured at fair value through profit and loss, share based payments measured at the grant date fair value and liabilities in respect of post-retirement employee benefits presented based on their value.

The Company has elected to present the consolidated statement of comprehensive income (loss) using the function of expense method.

B.	Significant considerations, estimates and assumptions used in the preparation of the financial statements

(1)	Critical accounting judgments

In applying the significant accounting policies to its financial statements, the Company made judgments regarding the following issues, which have had material impact on amounts recognized in the financial statements:

-	Revenue recognition

As set out in Subsection P below, for each type of sale transaction the Company is required to determine whether it is a principal or an agent. In order to make this decision, the Company assesses, among other things, whether it controls the goods prior to their delivery to the customer, and whether it is the primary obligor in the transaction.

-	Provision for damaged or slow moving inventory

As set out in Subsection H below, the Company periodically examines the condition and age of its inventory and makes provisions for damaged or slow moving inventory accordingly.

-	Provision for loss in respect to financial instruments

As set out in Subsection I below, the Company periodically reviews the provision for loss in respect to financial instruments measured at amortized cost.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

B.	Significant considerations, estimates and assumptions used in the preparation of the financial statements (cont.)

(2)	Main estimates and assumptions

Preparation of the financial statements requires management to use estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expenses. The underlying estimates and assumptions are reviewed on an ongoing basis. Changes in the accounting estimates are charged in the period in which the change in estimate is made.

Set forth below are the key assumptions made and critical estimates calculated in the preparation of the financial statements:

-	Non-marketable fair value of financial instruments

The fair value of non-marketable financial instruments (SAFE and Warrants) classified into Level 3 in the fair value hierarchy was determined using valuation methods generally accepted in the measurement of such financial instruments, and based on assessments and assumptions, a change in which may affect the fair value of the measured financial instruments (including: volatility in Silynxcom Ltd share price, expected dividend yield, etc.).

-	Post-employment employee benefits

The liability in respect of defined benefit plans for post-employment employee benefits is determined using actuarial valuation techniques. The calculation of the liability involves making assumptions regarding, among other things, discount rates, expected rates of pay rise rates, and the rates of employee turnover. The liability’s balance may be significantly impacted by changes in those estimates.

-	Loans and collaterals from interested parties

The company received loans from interested parties (see Note 10.B.(1) and (2)). Furthermore, the interested parties provided to the Company - without consideration - personal deposits to secure its undertakings. The loans received and the collaterals provided as stated above were accounted for as transactions with controlling shareholders involving an equity benefit. Therefore, the Company was required to estimate the value of the interest it would have been required to pay had the loans been received from third parties that are not related to the Company, and the value of the collaterals provided to it by the interested parties had they been provided by an unrelated third party. In each reporting period, the value of interest and the value of the fee arising from the provision of the collaterals as stated above was recognized in the finance expenses line item in profit and loss against a corresponding amount recognized in equity.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

C.	Business combinations under common control

Business combinations, in which all entities included in the business combination are under common control, both before and after the business combination, are measured using a method that is similar to the “pooling-of-interests” method, whose principles are set out below:

-	The assets and liabilities of the acquired company are initially recognized in the Company’s consolidated financial statements at their carrying amounts as per the controlling shareholder’s financial statements immediately prior to the business combination.

-	The difference between the consideration set in the transaction and the carrying amount of the acquired company’s net assets is recognized directly in equity.

-	The Company’s equity components are restated from the date on which control in the Company was assumed, such that the equity components of the acquired company are added to the same equity components the Company has.

Accordingly, the consolidated financial statements reflect the financial position and operating results of the Company and the entities included in the business combination, as if the business combination has already taken place on the earliest date on which the entities were controlled by the Company’s controlling shareholder.

D.	Consolidated Financial Statements

The consolidated financial statements include the statements of companies that are controlled by the Company. Control exists when a company has the power to influence the investee, exposure, or rights, to variable returns from its involvement with the investee, as well as the ability to use its power to affect the amounts of its return from the investee. When testing for control, potential voting rights are taken into account only if they are substantive. The financial statements are consolidated from the date on which control is gained until the date on which control ceases.

Material intra-group balances and transactions were eliminated in full in the consolidated financial statements.

When control in a consolidated company is lost, the Company recognizes in profit or loss an amount equal to the difference between the aggregate amount of the consideration received and the fair value of any remaining investment in the former consolidated company, and the carrying amounts of the assets, liabilities and non-controlling interests of the former consolidated company.

The dates of the financial statements of the consolidated companies are identical to that of the Company’s financial statements. The accounting policies in the financial statements of the consolidated companies were applied uniformly and consistently with those applied in the Company’s financial statements.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

E.	Functional currency and foreign currency

(1)	Functional currency and presentation currency

The consolidated financial statements are presented in US dollars (hereinafter - “$”), the functional currency of the Company and its consolidated companies, which is the currency that best reflects the economic environment in which they operate, and their transactions.

(2)	Foreign currency transactions

Transactions denominated in foreign currency (a currency other than the functional currency) are recorded upon initial recognition at the exchange rate on the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated into the functional currency at the exchange rate at the reporting date. Exchange differences, other than those capitalized to qualifying assets or directly carried to equity as part of hedges, are carried to profit and loss. Non-monetary assets and liabilities denominated in foreign currency which are presented at cost are translated into the functional currency according to the exchange rate at the transaction date. Non-monetary assets and liabilities denominated in foreign currency and presented at fair value are translated into the functional currency at the exchange rate prevailing on the date on which the fair value was determined.

F.	Cash and cash equivalents

Cash and cash equivalents include highly liquid investments, including short-term bank deposits with original maturities of at least three months from the investment date, and which are not restricted by a pledge.

G.	Short-term deposits

Short-term bank deposits with original maturities of three months from the investment date, with banking corporations, and which do not meet the definition of cash equivalents. The deposits are presented according to the terms of their deposit.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

H.	Inventory

Inventory is measured at the lower of cost or net realizable value. Inventory costs include expenditures for the purchase of inventory and bringing it to its present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and estimated selling costs. The company periodically examines the condition and age of its inventory and makes provisions for damaged or slow moving inventory accordingly. As of December 31, 2022, and 2021, the provision for slow-moving inventory is immaterial.

The cost of inventory is determined on a “first in-first out” basis.

I.	Financial instruments

(1)	Financial assets

A.	Financial assets measured at amortized cost

Financial assets measured at amortized cost include loans and receivables that comply with both of the following conditions:

-	The asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows arising therefrom.

-	According to the contractual terms and conditions of the financial asset, the Company is entitled, on specified dates, to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Loans and receivables are initially recognized at fair value plus directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost, using the effective interest method.

The financial assets of the Company are cash and cash equivalent, deposits with banking corporations, trade receivables, net, other current assets and long-term deposits.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

I.	Financial instruments (cont.)

(1)	Financial assets (cont.)

A.	Financial assets measured at amortized cost (cont.)

On each reporting date, the Company reviews the provision for loss in respect to financial instruments measured at amortized cost. The Company distinguishes between two situations of recognition of the provision for impairment:

-	Debt instruments that have not undergone a significant deterioration in credit quality since their initial recognition, or where the credit risk is low - the impairment provision that will be recognized in respect to this debt instrument will take into account expected credit losses within a period of 12 months after the reporting date, or:

-	Debt instruments that have undergone a significant deterioration in credit quality since their initial recognition and the credit risk of which is low - the impairment provision that will be recognized will take into account the expected credit losses - throughout the remaining life of the instrument.

The impairment of the debt instruments measured at amortized cost is charged to profit or loss against the provision. The Company has financial assets with short credit periods, to which it may apply the expedient set forth in the model, i.e., the Company measures the impairment provision at an amount equal to expected credit losses throughout the entire life of the instrument. The Company opted to apply the expedient available in respect of these financial assets.

Impairment provisions for trade receivables are recognized based on the simplified approach within IFRS 9 using a provision matrix in the determination of the lifetime expected credit losses. During this process the probability of the non payment of trade receivables is assessed. This probability is then multiplied by the amount of the expected loss arising from default to determine the lifetime expected credit loss for the trade receivables.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

I.	Financial instruments (cont.)

(1)	Financial assets (cont.)

B.	Derecognition of financial assets

A financial asset is derecognized when the contractual rights to the cash flows from the asset have expired, or when the Company has transferred to a third party substantially all risks and rewards associated with ownership.

Factoring transactions between the Company and a banking corporation are accounted for as a derecognition, such that the total amounts factored are offset against the trade receivables balance, since on the execution date of each transaction the Company assigns the customer’s debt to the banking corporation by way of sale, such that as from that date the Company’s rights to the cash flows from the asset expire and all risks and rewards associated with the customer’s debt that was assigned are transferred to the banking corporation.

(2)	Financial liabilities

A.	Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost include interest-bearing loans and credit, suppliers’ credit and other payables. Upon initial recognition, these financial liabilities are measured at fair value net of directly attributable transaction costs. Subsequent to initial recognition, the above loans and credit are measured at amortized cost, using the effective interest method.

B.	Financial liabilities measured at fair value

Financial liabilities measured at fair value include held-for-trading financial liabilities (such as financial derivatives) and financial liabilities designated by the Company as liabilities at fair value through profit or loss upon initial recognition.

C.	Derecognition of financial liabilities

A financial liability is derecognized when if it is settled - i.e., when the obligation established in a contract is repaid or canceled or expires.

(3)	Offsetting of financial instruments

Financial assets and liabilities are offset, and the net amount is presented in the statement of financial position if the Company has a legally enforceable right to set off the amounts and intends either to settle them on a net basis or to dispose of the asset and settle the liability simultaneously.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

J.	Research and development costs

Research costs are recognized in profit or loss as incurred. Costs incurred for a development project or from internal-use are recognized as an intangible asset only if the technical feasibility of completing the intangible asset so that it will be available for use or sale can be demonstrated; the Company intends to complete the intangible asset and use or sell it; the Company is able to use or sell the intangible asset; the Company is able to demonstrate how the intangible asset will generate future economic benefits; there are available adequate technical, financial and other resources to complete the intangible asset; and the costs attributable to the intangible asset during its development can be reliably measured.

The asset is measured at cost and presented net of accumulated amortization and impairment. The amortization of the asset commences when the development is completed, and the asset is available for use. The asset is amortized over its useful life. The asset is tested for impairment once a year and over the development period.

When it is impossible to recognize an internally-generated intangible asset, development costs are recognized in profit or loss as incurred. Development costs previously recognized as an expense are not recognized as an asset in a later period.

The conditions for recognizing as intangible assets costs in respect of internal development were not fulfilled in all reporting periods, due to, among other things, the lack of economic and other resources required to complete the development, and since some of the development activity in the reporting periods constitutes current maintenance work and upgrades to existing technology aimed at retaining the projected economic benefits. In view of the above, internal development costs were recognized in full in profit and loss.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

K.	Leases

A lease is defined as a contract, or part of a contract, that conveys the right to control the use of an asset for a period of time in exchange for a consideration.

According to IFRS 16 – Leases, the transactions in which the Company is the lessee, it recognizes at commencement date a right-of-use asset against a lease liability, excluding transactions for periods of up to 12 months and transactions in which the underlying asset is of low value, in which the Company opted to recognize the lease payments as an expense in profit or loss on a straight-line basis over the lease term.

Transactions where a Company employee is entitled to a car as part of his/her employment terms are accounted for as employee benefits in accordance with the provisions of IAS 19 – Employee Benefits, rather than as a sublease transaction.

On commencement date, the lease liability includes all unpaid lease payments, capitalized at the lease’s implicit interest rate, when it can be readily determined, or at the Company’s incremental interest rate. After commencement date, the Company measures the lease liability using the effective interest method.

At commencement date, the right-of-use asset is recognized at the amount of the lease liability plus lease payments paid on or before commencement date, plus transaction costs incurred. A right-of-use asset is measured using the cost model and depreciated over the shorter of its useful life or the lease term.

Set forth below are data regarding the depreciation periods of the relevant right-of-use assets by groups of right-of-use assets:

Years

Office space 2 - 5

Vehicles 3

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

L.	Property, plant and equipment

Property, plant & equipment items are presented at cost, including directly attributable acquisition costs, net of accumulated depreciation and accumulated impairment losses. Improvements and enhancements are recognized in the cost of the assets, whereas maintenance and repair expenses are recognized in profit and loss as incurred.

Depreciation is calculated at equal annual rates over the asset’s useful life, as follows:

%

Furniture and office equipment	7
Computers and electronic equipment	33 - 15
Molds and production equipment	33
Leasehold improvements (see below)	5 - 10

Leasehold improvements are amortized on a straight-line basis over the lease term, (including the period of an extension option the Company intends to exercise) or the useful life of the improvements, the shorter of the two.

Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized. An asset is derecognized from the books on date of sale or when no future economic benefits are expected from its use. A profit or loss arising from the derecognition of the asset is calculated as the difference between the proceeds from the sale of the asset and its carrying amount on the date of derecognition, and recognized in profit and loss.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

M.	Impairment of non-financial assets

The Company assesses the need to record impairment of non-financial assets when events or changes in circumstances indicate that their carrying amounts are not recoverable. Where the book value of non-financial assets exceeds the irrecoverable amount, the assets are written down to their recoverable amount. The recoverable amount is the higher of the asset’s fair value net of costs to sell and its value in use, which is determined in accordance with the present value of the estimated cash flow expected to be generated from the use of the asset and its disposal at the end of its useful life. In the case of an asset that does not generate independent cash flows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in profit and loss. An impairment loss that was recognized may be reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount when the impairment loss was recognized.

N.	Provisions

A provision in accordance with IAS 37 - Provisions, Contingent Liabilities and Contingent Assets, is recognized when the Company has a present (legal or constructive) obligation as a result of a past event and it is probable that economic resources shall be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Company expects that some or all of the expense will be reimbursed to it, such as in an insurance contract, the repayment will be recognized as a separate asset, only when it is highly likely that the asset will be received. The expense will be recognized in profit and loss net of the portion reimbursed.

Warranty provision

The Company provides for its customers a standard warranty of 12 months.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

O.	Liabilities for employee benefits

(1)	Short-term employee benefits

Short-term employee benefits are benefits which are expected to be fully paid within up to one year after the end of the annual reporting period in which employees provide the services. These benefits mainly include wages and generally accepted social benefits. Liabilities for short-term employee benefits are measured on an undiscounted basis, and the expenses in respect thereof are recognized in profit and loss in the period during which the services were rendered by the employees. The liability in respect of bonuses is recognized when the Company has a legal or constructive obligation to pay the bonuses in respect of a service previously rendered by the employee, and the amount payable may be measured reliably.

(2)	Post-employment employee benefits

The Company has defined contribution plans in accordance with Section 14 of the Israeli Severance Pay Law. According to these plans, the Company pays fixed contributions without having a legal or constructive obligation to pay further contributions even if the fund does not have sufficient amounts to pay all employee benefits related to the employee’s service in the current and prior periods. Contributions to a defined contribution plan are recognized as an expense when they are deposited with the plan simultaneously with the receipt of work services from the employee, and no further provision is required in the financial statements.

In addition, the Company has a defined benefit plan in respect of payment of severance pay in accordance with the Severance Pay Law. According to the law, employees are entitled to severance pay when they are dismissed or retiring from their employment. Severance pay is calculated based on the employee’s latest monthly salary on employment termination date multiplied by the number of years of employment. The liability for termination of employment is measured using the projected unit credit method for calculating actuarial value.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

O.	Liabilities for employee benefits (cont.)

(2)	Post-employment employee benefits (cont.)

The actuarial calculation takes into account future pay rises and rates of employee turnover based on the estimated timing of payment. The amounts are presented as of balance sheet date based on discounted expected future cash flows using interest rates of high-quality Israeli corporate bonds with a term that is consistent with the estimated term of the relevant severance pay obligations. In addition, some of the Company’s employees are entitled to adaptation grants, which are accounted for as other long-term benefits and are also measured based on an actuarial valuation.

The Company deposits funds on a regular basis with pension funds and insurance companies (hereinafter - the “Plan Assets”) in respect of its severance pay obligations for some its employees. The Plan Assets are assets held with a long-term employee benefit funds or with qualifying insurance policies. The Plan Assets are not available for the use of the Company’s creditors, and they cannot be paid directly to the Company. The Plan Assets are measured at fair value on each balance sheet date.

The liability for employee benefits, net, presented in the balance sheet represents the present value of the liability for defined benefit plans, net of the fair value of Plan Assets. Actuarial gains and losses are carried to other comprehensive income (loss) in the period in which they are incurred.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

P.	Revenue recognition

Revenues from sale of goods are recognized in profit or loss at a point in time, upon the transfer of control of the goods sold to the customer. Control is normally transferred on the date on which the goods are received by the customer. Revenue is measured and recognized at the fair value of the consideration expected to be received according to the contract’s terms, net of amounts collected in favor of third parties (such as taxes). Revenue is recognized in profit or loss to the extent that it is probable that the economic benefits will flow to the Company and the revenue and costs, if relevant, can be measured reliably.

The company generate its revenue through final sales of products to either distributers or end clients (usually security and military entities), revenues are recognized upon acceptance of shipment by the customers. In case where the agreement involves both the distributer and the end client the Company assesses whether it acts as a principal or an agent. The Company is a principal if it controls the specified good before that good is transferred to a customer. In assessing whether an entity controls the specified good prior to transfer to the customer, the Company considers whether it has the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset. In cases where the Company acts as a principal the Company recognizes revenue at the gross consideration amount. In cases where the Company acts as an agent, the Company recognizes the revenue at a net amount, after deducting the amounts due to the principal supplier.

Income which includes warranty services

Under its contracts, the Company provides warranty services to its customers, in accordance with the provisions of law or industry practice. In all of the Company’s contracts, it provides the warranty services to ensure the quality of the sold product, rather than as an additional service rendered to the customer. Accordingly, the warranty does not constitute a separate performance obligation, and therefore the Company records in its financial statements a provision for warranty in accordance with the provisions of IAS 37.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

Q.	Income tax

The tax results in respect of current or deferred taxes are carried to profit or loss, unless they relate to items carried to other comprehensive income or directly to equity.

(1)	Current taxes

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted as of the reporting date, as well as adjustments to the tax liability payable in respect of prior years.

(2)	Deferred taxes

Deferred taxes are calculated for temporary differences between the amounts in the financial statements and the amounts taken into account for tax purposes.

Balances of deferred taxes are calculated at the tax rate that is expected to apply when the asset is disposed of or the liability settled, based on tax laws that have been enacted or substantively enacted as of the reporting date.

The Company assesses its deferred tax assets on each reporting date, and where it is not expected that they will be utilized they are written-down. Concurrently, temporary differences (such as carryforward losses for tax purposes), in respect of which deferred tax assets were not recognized, are assessed on each reporting date, and where it is expected that they will be utilized an appropriate deferred tax asset is recognized.

As of the reporting dates, and since it is not expected that the carryforward losses for tax purposes will be utilized, the Company did not recognize deferred tax assets.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

R.	Earnings (loss) per share

Basic earnings (loss) per share are calculated by dividing the net income (loss) attributed to the Company’s shareholders by the weighted average number of the outstanding ordinary shares during the period, with retrospective adjustment in respect of bonus shares, share consolidation and share splits.

When calculating the diluted earnings (loss) per share, the basic earnings (loss) per share will be adjusted to reflect the effect of potential ordinary shares (convertible securities such as warrants), so long as their effect is dilutive (i.e., they reduce the earnings per share). Potential ordinary shares that were converted into shares during the reporting period are included in the calculation of the diluted earnings (loss) per share only until the conversion date; as from that date, they are included in the calculation of the basic earnings (loss) per share.

T.	Fair value measurement

Fair value is the price that would be received when selling an asset or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Fair value measurement assumes a transaction taking place in the principal market for the asset or liability, or in the absence of a principal market - in the most advantageous market. The fair value of an asset or liability is based on assumptions to be used by market participants to price the asset or liability, assuming that market participants act in their economic interests.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

T.	Fair value measurement (cont.)

The Company uses valuation techniques that are appropriate to the circumstances and for which sufficient information is available to measure fair value, while maximizing the use of relevant observable data and minimizing the use of unobservable inputs.

The Company measure the warrants and the SAFE at fair value through profit and loss

U.	Disclosure of the new IFRSs in the period prior to their application

(1)	Amendment to IAS 1 - “Presentation of Financial Statements”

The amendment to IAS 1 clarifies the guidance regarding the classification of liabilities as current or non-current in the statement of financial position. Among other things, the amendment clarifies that:

-	The liability will be classified as non-current if the entity has the right to defer the settlement of the liability for at least 12 months after the end of the reporting period.

-	The right to defer the settlement of the liability as stated above is established only if the entity complies with the relevant conditions as of the reporting date.

-	The settlement of the liability includes settlement with cash, other economic resources or the entity’s equity instruments.

(2)	Amendment to IAS 12 - “Taxes on Income”

The amendment to IAS 12 clarifies that the exemption from creating deferred taxes arising from initial recognition of an asset or a liability in a transaction which is not a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss (initial recognition exemption) does not apply to transactions in which equal amounts of deductible and taxable temporary differences arise on initial recognition.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

U.	Disclosure of the new IFRS in the period prior to their application (cont.)

(2)	Amendment to IAS 12 - “Taxes on Income” (cont.)

Such transactions include, for example, lease transactions, upon initial recognition of which the lessee recognizes a right-of-use asset at an amount equal to the balance of the lease liability; as well as recognition of decommissioning, dismantling and restoration liability against the cost of the property, plant & equipment.

The Company believes that the first-time application of the amendment to IAS 12 is not expected to have a material effect on the financial statements, if any.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 3 – THE COMPANY’S SUBSIDIARIES

A. Set forth below are details regarding the Company’s subsidiaries:

		Rights to	Additional information
Investee	Country of incorporation	equity/ voting rights	See Subsection #
Silynx Communications Inc. (hereinafter – “Silynx”)	USA	100%	B(1)
Source of Sound Ltd. (hereinafter - “SOS”)	Israel	100%	B(2)

B.	Additional information

(1)	Silynx is a privately-held company that was incorporated in Delaware, USA in September 2005; through the completion date of the restructuring completed by the Company on August 26, 2021 (see Note 1.B), Silynx held the entire issued and paid-up share capital of SOS.

(2)	SOS is a privately-held company that was incorporated in Israel in September 2005; SOS is engaged in the development, production, marketing and sale of personal speech and audio accessories for tactical uses (i.e., radios used by security forces, law enforcement and rescue forces, etc.).

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 4 – CASH AND CASH EQUIVALENTS

	December 31
	2022	2021
Composition:

Cash available for immediate withdrawal - in $	55	1,251
Cash available for immediate withdrawal - in NIS	--	305
Cash available for immediate withdrawal - in EUR	14	5
	69	1,561

NOTE 5 – TRADE RECEIVABLES, NET

	December 31
	2022	2021
A. Composition:

Trade receivables	2,790	1,369
Less provision for doubtful debts (see Note C below)	16	13

Trade receivables, net	2,774	1,356

B.	From time to time the Company enters into agreements with a banking corporation for the factoring of specific customers’ debts; under those agreements, the Company receives immediately up to 85% of the invoice amount (as agreed by the parties), and the remaining balance is paid to the Company when payment is received from the customer, against the payment of a credit allocation fee and interest at a variable rate (of Prime plus a margin);

As of December 31, 2022 and 2021, the open factoring transactions with the banking corporation are amounted to $357 and 0; a review conducted by the Company indicates that such factoring agreements meet the criteria for classification as assignment by way of sale, and therefore, when there are open factoring transactions, those transactions are presented net of the balance of the customer debt in respect of which it was entered into.

In 2021 and 2022, the Company sold customer debts in a total amount of $504 and $2,440, respectively.

In 2021 and 2022, the factoring expenses recorded under finance amounted to $4 and $27, respectively.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 5 – TRADE RECEIVABLES, NET (cont.)

C.	The Company operates to mitigate its credit risk by securing substantial part of the payment in advance for customers classified as other customers, as well as factoring substantial part of the balance for customers.

For the remaining balance for trade receivables, impairment provisions are recognized based on the simplified approach within IFRS 9 using a provision matrix in the determination of the lifetime expected credit losses.

The Company is sorting its trade receivables into three groups:

1.	Key customers IL - each of which is responsible for 10% or more of the total revenues.

2.	Key customers rest of world - each of which is responsible for 10% or more of the total revenues.

3.	Other customers.

Write-off policy

The Company writes off its financial assets if any of the following occur:

●	Inability to locate the debtor.

●	Discharge of the debt in bankruptcy.

●	It is determined that the efforts to collect the debt are no longer cost-effective given the size of receivable.

The collections department must comply with the collection efforts outlined in the policy to collect on delinquent customer accounts before any write-offs are made.

At every reporting date, the historically observed default rates are updated and changes in the forward-looking estimates are analyzed. The Company estimated the following provision matrix:

Three-level provision matrix

	Default rate	As of December 31, 2022	ECL	Default rate	As of December 31, 2021	ECL
Key customers IL	0.1%	2,098	2	0.1%	9	-
Key customers rest of world	0.9%	-	-	0.65%	1,248	8
Other customers	2.1%	676	14	5.2%	99	5
Total		2,774	16		1,356	13

The Company periodically estimates the financial stability of its customers. The company believes that the financial stability of its key customers is high.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 6 – OTHER CURRENT ASSETS

	December 31
	2022	2021
Composition:

Institutions	2	61
Prepaid expenses	91	66
Advances to suppliers	60	5
Other	61	57
	214	189

NOTE 7 – INVENTORY

	December 31
	2022	2021
Composition:

Raw materials	1,169	954
Products in process	1,029	672
Finished goods	235	121
	2,433	1,747

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 8 – PROPERTY, PLANT AND EQUIPMENT

	Furniture and office equipment	Computers and electronic equipment	Leasehold improvements	Molds and production equipment	Total
Cost
As at January 1, 2021	448	279	70	1,044	1,841
Additions	1	10	--	105	116
As of December 31, 2021	449	289	70	1,149	1,957
Additions	2	--	--	6	8
As at December 31, 2022	451	289	70	1,155	1,965

Accumulated depreciation
As at January 1, 2021	434	271	53	965	1,723
Additions	6	5	4	33	48
As of December 31, 2021	440	276	57	998	1,771
Additions	3	4	2	38	47
As of December 31, 2022	443	280	59	1,036	1,818

Amortized cost
As of December 31, 2022	8	9	11	119	147
As of December 31, 2021	9	13	13	151	186

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 9 – LEASES

A.	Set forth below are details regarding the lease agreements in which the Company is (or was) engaged in the reporting periods:

(1)	In November 2016, the Company entered into agreement with a third party (hereinafter - the “Lessor”), where under the Company will lease from the Lessor offices in Virginia, USA (hereinafter - the “Leased Property”), in consideration for monthly lease fees of approx. $3 and for a period of 5 years (hereinafter - the “Lease Term”).

In July 2017, the Company stopped using the Leased Property, and in April 2018 the Company entered into an agreement with another third party (hereinafter - the “Lessee”), where under the Lessee will sub-lease the Leased Property from the Company for the remaining Lease Term in consideration for monthly lease fees of $2. The Lease Term and the sublease term ended in 2021.

In accordance with what is stated above, on January 1, 2019, the Company recognized a lease liability of $94; the Company estimated this liability using a discount rate of 10.56%, as estimated by an independent external appraiser to be the Company’s incremental interest rate as of that date.

(2)	In May 2019, the Company entered into agreement with a third party (hereinafter - the “Lessor”), where under the Company will lease from the Lessor offices in California, USA in consideration for monthly lease fees of approx. $2 and for a period of 6 months; in practice, as of the approval date of the financial statements, the Company still leases the offices from the Lessor, but without a valid lease agreement.

After the term of the agreement, which is shorter than one year, the above lease was accounted for as an operating lease in the financial statements, and consequently the lease expenses in respect of the lease were recognized directly in profit and loss as incurred.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 9 – LEASES (cont.)

A.	Set forth below are details regarding the lease agreements in which the Company is (or was) engaged in the reporting periods (cont.):

(3)	In January 2019, SOS entered into agreement with a third party (hereinafter - the “Lessor”), where under SOS will lease from the Lessor offices in Netanya, in consideration for monthly lease fees of approx. $6 (NIS 21) and for a period of one year, and an option to extend the lease term by one further year (hereinafter - the “the Agreement”).

On the Agreement’s inception date, SOS’s management believed that SOS will exercise the extension option; therefore, the option period was included in the lease term.

Accordingly, on January 1, 2019, the Company recognized a lease liability of $124 (NIS 464); the Company estimated this liability using a discount rate of 10.56%, as estimated by an independent external appraiser to be the SOS’s incremental interest rate as of that date. On the other hand, SOS recognized a right-of-use asset of identical amount as of that date.

The lease term as set in the New Agreement ended in December 2021; however, in practice, SOS continues using the leased property for the same amount of monthly lease fees.

(4)	The Company is a party to lease agreements, under which it leases vehicles for a period of 3 years.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 9 – LEASES (cont.)

B.	Set forth below are the changes in the right-of-use assets attributed to offices and vehicles:

	Office space	Vehicles	Total
Cost
As at January 1, 2021	218	112	330
Additions	--	77	77
Derecognitions	(218)	--	(218)
As of December 31, 2021	--	189	189
Additions	--	113	113
As of December 31, 2022	--	302	302

Accumulated depreciation
As at January 1, 2021	188	80	268
Additions	30	40	70
Derecognitions	(218)	--	(218)
As of December 31, 2021	--	120	120
Additions	--	50	50
As at December 31, 2022	--	170	170

Amortized cost
As of December 31, 2022	--	132	132
As of December 31, 2021	--	69	69

C.	Lease liabilities

	December 31
	2022	2021
Composition:
Lease liabilities in respect of lease of vehicles	128	74
	128	74
Less current maturities	60	38
	68	36

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 9 – LEASES (cont.)

C.	Lease liabilities (cont.)

The contractual repayment dates of the lease liabilities subsequent December 31, 2022:

First year - current maturities	60
Second year	51
Third year	17

D.	Additional details regarding lease transactions

	For the year ended December 31,
	2022	2021

Finance expenses for lease liabilities	10	8
Expenses short-term leases (*)	101	19
Cash flow used in lease transactions	59	89

(*)	The Company has expenses in respect of the lease of offices for a period shorter than 12 months. The Company applied to this lease the expedient made available in the standard, and recognized the lease costs on a straight-line basis over the lease term.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 10 – LOANS FROM RELATED PARTIES

A.	Composition:

	See subsection #	December 31
	below	2022	2021

Loans from related parties	B	50	107
Loans from related parties in respect of salaries	B	--	908
		50	1,015

B.	Additional information

The loans are unlinked, do not bear interest, and have no fixed repayment date. In view of the fact that the said loans do not bear interest and their terms do not reflect market terms, the Company accounted for the loans as transactions with controlling shareholders that involve an equity benefit. Therefore, the Company was required to estimate the rate of the interest it would have been required to pay had the loans been received from third parties that are not related to the Company. In 2021 and 2022 The said interest rate, used by the Company in the reporting periods for the purpose of recognizing finance expenses in respect of the said loans (against a corresponding amount recognized in equity), was estimated by the Company with the assistance of an independent external appraiser, at 17%.

On June 28, 2022 the related parties informed the Company that they waive the above-mentioned debt, which amounted to $908.

On December 31, 2022 the related parties informed the Company that they waive $93.

NOTE 11 – TRADE PAYABLES

	December 31
	2022	2021
Composition:

Trade payables	2,210	2,047
Accrued expenses	--	12
Checks payable	11	359
	2,221	2,418

NOTE 12 – OTHER ACCOUNTS PAYABLES

	December 31
	2022	2021
Composition:

Employees and liabilities in respect thereof	434	461
Accrued expenses	337	973
Loan from former shareholder (*)	263	263
Advance payments from customers	479	145
Institutions	336	50
Warranty provision	35	35
Other	1	4
	1,885	1,931

(*)	A loan received from former Company interested parties; the loan is unlinked, bears no interest, and will be repaid immediately after the repayment of a loan taken by the Company from banking corporations; if the loan is not paid on the said date, the loan balance will bear an annual interest rate of 10% as from that date.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 13 – LOANS FROM BANKING CORPORATIONS

A.	Composition:

	Interest	December 31
	rate (*) %	2022	2021

Loan denominated in shekels	3.1	171	270
		171	270
Less current maturities		70	78
		101	192

(*)	As at the balance sheet date.

B.	Additional information

In connection with a loan from Bank Mizrachi, which was repaid in full in 2021, as part of a loan agreement between the Company and the banking corporation of May 2015, and the amendment thereto, the latest of which is dated July 2017, the Company issued to the banking corporation 1,885,291 options that are exercisable into 1,885,291 ordinary Company shares of $0.01 in consideration for a variable exercise price, which was set as the lower of $0.159 per share and the lowest share price as reflected upon the occurrence of various events set out in the agreement; those events include, among other things, a private placement (including to a related party), an IPO, sale of control, etc. The options will expire on June 2023.

On August 26, 2021, as part of the restructuring executed by the Company (see Note 1.B. above), the aforesaid options were replaced with options exercisable into Company shares in accordance with their original terms and the original agreement with the banking corporation, which stipulated that such replacement shall be carried out in the event of a restructuring.

On September 22, 2022, the Company signed a warrant buyback agreement with Bank Mizrachi, canceling the bank’s warrants for a one-time fee of $170 (NIS 600). The cancellation of the option is conditional on the Company becoming public until May 30, 2023.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 13 – LOANS FROM BANKING CORPORATIONS (cont.)

B.	Additional information (cont.)

In view of the fact that the options’ exercise price is not fixed, the options were classified in the statement of financial position as a financial liability measured at fair value through profit and loss on each reporting date.

As of December 31, 2022 and 2021, the Company estimated the value of the aforesaid warrants with the assistance of an independent external appraiser at $157 and $1,394 respectively, under management’s assessments in connection with the different scenarios, in accordance with the following parameters and using the Black-Scholes model:

	December 31,
	2022	2021

The Company share price ($) (*)	0.04	0.9
Exercise price (in $)	0.159	0.159
Expected volatility in the Company’s share price	45.6%	36.8%
Expected life of the warrants (in years)	0.5	4.5
Risk-free interest	4.14%	0.56%
Expected dividend yield	--	--

(*)	The Company’s share price is determined based on the Company’s value (that reflects a company value as a consequence of the restructuring executed by the Company, as set out in Note 1.B. above) as appraised by the appraiser as of each date, while using the discounted cash flow method, and at discount rates of 17% to 18%.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 14 – LIABILITIES FOR EMPLOYEE BENEFITS, NET

	December 31
	2022	2021
A. Composition:

Present value of defined benefit liabilities	226	288
Less - fair value of plans’ assets	194	239
	32	49

B. Changes in the present value of defined benefit liabilities

	2022	2021

Balance at beginning of year	288	292
Current service cost	8	7
Interest cost	8	6
Benefits paid	(9)	(42)
Expenses in respect of exchange rate differences	(33)	11
Net actuarial loss	(36)	14
Balance at end of year	226	288

C. Plans’ assets

The plans’ assets include severance pay funds, and the severance pay component in executive insurance policies and in pension funds.

Changes in the fair value of plan assets

	2022	2021

Balance at beginning of year	239	248
Expected return on plan assets	7	6
Employer contributions	7	7
Benefits paid	(9)	(42)
Income from exchange rate differences	(30)	11
Net actuarial gain (loss)	(20)	9
Balance at end of year	194	239
Actual return on plan assets	(14)	15

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 14 – LIABILITIES FOR EMPLOYEE BENEFITS, NET (cont.)

D.	Expenses in respect of defined benefit plans

	For the year ended December 31,
	2022	2021

Current service cost	8	7
Interest cost	8	6
Expected return on plans’ assets	7	6
Exchange rate differentials, net	(3)	--
	20	19
Presentation in profit and loss:
Cost of revenue	8	7
Finance expenses	12	12
	20	19
Presentation in other comprehensive income (loss)	16	(5)

E.	Key actuarial assumptions

	December 31,
	2022	2021

Discount rate	5.5%	3.1%
The expected weighted average cost of capital on plans’ assets	3.1%	2.4%
Expected pay rise rate	2.8%	2.6%

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 14 – LIABILITIES FOR EMPLOYEE BENEFITS, NET (cont.)

F.	Expenses in respect of defined contribution plans

	For the year ended December 31,
	2022	2021

Expenses in respect of employee benefits	81	69

Presentation in profit and loss:
Cost of revenue	31	29
Research and development expenses	13	13
Selling and marketing expenses	16	10
General and administrative expenses	21	17
	81	69

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 15 – COMMITMENTS AND PLEDGES

A.	Commitments

In December 2021, the Company and third parties (hereinafter - the “Investors”) entered into an investment and IPO collaboration agreement, which focuses mainly on the raising of $225 (hereinafter - the “Investment Agreement” and the “Investment Amount”, respectively), either directly by the Investors and/or by way of raising capital from other investors that will be introduced by the Investors (hereinafter - the “Additional Investors”). The Investment Amount was set based on the Investors’ assessment of the costs that the Company will accrue in order to execute the IPO; under the Investment Agreement, the Investors have undertaken to provide to the Company with additional funds as required (directly or through anyone acting on their behalf, including the Additional Investors) if the IPO costs exceed the investment amount. In accordance with the Investment Agreement, in exchange for the Investment Amount and full collaboration on behalf of the Company and the Investors in the execution of an IPO, the Company shall allocate to the Investors, immediately after an IPO on the TASE or any other stock exchange (hereinafter - the “IPO”), and subject to the completion of the IPO and for the raising of the entire Investment Amount, ordinary Company shares, such that subsequent to the allocation of the shares to the Investors and the Additional Investors, the Investors and the Additional Investors shall hold a certain percentage of the Company’s issued and paid up share capital that will depend on the Company’s value as set in the aforesaid IPO; the Investors and the Additional Investors will be subject to dilution of up to 40% of the Company’s issued and paid-up share capital as a result of the IPO and as set out in the agreement; should the amount raised as part of the IPO exceed $5,145, then in respect of the Investment share exceeding the said amount, the stake of the Investors, the Additional Investors, the existing shareholders, a Company officer and a third party that served as a mediator in the engagement in the Investment Agreement will be diluted, on a pro rata basis, in accordance with their stake in the Company’s shares, but only if the amount raised as part of the IPO exceeds $5,145 (NIS 16,000).

The Investment Agreement was amended October 26, 2022, or the Amendment, to include any initial public offering on Nasdaq or the NYSE (and, in such event, cease promoting any public offering on the TASE). Further, the Amendment specified that, among other things, in the event of an initial public offering on a U.S. stock exchange: (1) existing shareholders will hold 50% of the Company’s issued and outstanding share capital following the offering (including 442,118 options to be assigned to the Company’s vice president); (2) the Investors would hold a minimum of 13.48% of the Company’s issued and outstanding share capital following the offering; (3) following the completion of the offering, the Company may allocate 12% of its share capital to its option plan; and (4) the Company will list the Investors’ shares for trading up to six months following the completion of the offering. The Investors also agreed to transfer to the Company an amount of $200 thousand in connection with any expenses associated with the Company’s initial public offering.

Subject to completion of the initial public offering, the Company and the Investors (the Investors will be considered as one party) will transfer to the Mediator Ordinary Shares representing 1% of the Company’s issued and paid-up share capital immediately prior to completion of the Issuance, in equal parts (i.e.: each party will transfer 0.5% of the Company’s issued share capital as aforesaid), and the Mediator will bear the tax consequences for this transfer.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 15 – COMMITMENTS AND PLEDGES (cont.)

A.	Commitments (cont.)

It was also agreed that if the IPO shall not be executed by the date set for that purpose, the Investment Amount shall be retained by the Company until such date when the Company will execute the first capital raising round through which (including as part of that first capital raising round) the Company will have raised a total of $3,007; as part of the first capital raising round, ordinary Company shares will be issued to the Investors and/or the Additional Investors against the Investment Amount, at a price reflecting a discount of 30% of the share price as derived from that latest capital raising round that will be executed.

In accordance with the Investment Agreement, a total of $10 (NIS 31) shall be given to the Company immediately after the signing of the Investment Agreement, and the remaining amount - $215 (NIS 670) - shall be given to the Company as part of the IPO.

The agreement also sets other mechanisms for compensating the Investors or anyone acting on their behalf in the event that an IPO will not be completed. Investors or anyone acting on their behalf were also given the right to make further investments in the Company in the event that an IPO shall not be completed as stated above.

In June 2022, the Company entered into a number of investment agreements (hereinafter - the “SAFE”) with the Additional Investors, which were introduced by the Investors; under those agreements, in exchange for a total of NIS 1,140 (hereinafter - the “Additional Investment Amount”), the Company shall allocate to the Additional Investors - subject to an IPO or change of control in the Company - ordinary Company shares at a price reflecting a discount of 33% of the share price as derived from such event; if the IPO or change of control as stated above will not take place, the Company shall allocate to the additional investors ordinary Company shares in accordance with the conversion terms agreed upon in the Investment Agreement as described above.

During 2022, the Company received a total of $342 (NIS 1,140) on account of the Investment Amount.

With regard to the Investment Agreement, the Company reached the conclusion that on the one hand this is an agreement where under the Investors shall render the Company support services as part of the IPO (hereinafter - the “Services Component”), and on the other hand the agreement includes a monetary investment that will be converted into Company shares as stated above.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 15 – COMMITMENTS AND PLEDGES (cont.)

A.	Commitments (cont.)

The consideration in respect of the Services Component, which constitutes, as stated above, a share-based payment, that was awarded when the parties entered into the Investment Agreement, was estimated at $137; this amount is based on the Investors’ assessment of the value of the services they render to the Company.

The Investment Amount and the SAFE Amount were recognized as a financial liability since the number of shares that will be issued to the Investors and the Additional Investors is not fixed. The above-mentioned liabilities were recognized initially at their fair value, which reflects the investment amounts paid to the Company. After initial recognition, the said financial liabilities are measured at fair value through profit or loss since the investment amounts include various conversion alternatives as stated above.

B.	Pledges

To secure SOS’s undertakings to a banking corporation, a floating charge was placed on all its assets and rights. Furthermore, first ranking fixed charges were placed on SOS’s share capital and goodwill, intellectual property rights, the rights to receive funds, and deposits with banks.

C.	Convertible loan

In 2017, the Company signed a loan agreement with one of its employees according to which the employee will grant the Company a convertible loan of $30 in exchange for receiving an option to purchase 282,667 shares of the Company.

The employee can exercise the option in one of two ways:

1.	Waiver of loan repayment in exchange for exercising the option at an exercise price of $0.11 per share.

2.	Receiving the loan amount back and receiving the option to exercise 282,667 options in exchange for an exercise price of $0.16 per share for 4 years from the repayment date.

The Company classified the loan as a financial liability measured at fair value through profit and loss. On January 31, 2021, the Company repaid the loan amount to the employee and accordingly reclassified the option to equity.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 16 – EQUITY

A.	Composition of share capital

	Authorized	Issued and paid-up
	No. of shares	No. of shares

Ordinary shares of NIS 0.01 par value each as of As at December 31, 2022	25,000,000	16,666,666
Ordinary shares of NIS 0.01 par value each As at December 31, 2021	25,000,000	16,666,666

On August 22, 2021 (the Company’s incorporation date), the Company issued to its shareholders 16,666,666 ordinary shares of NIS 0.01 p.v., as part of a restructuring executed by the Company; as part of the restructuring, Silynx’s entire issued and paid-up share capital, which has been held through that date by its shareholders, was transferred by the shareholders to the Company, and SOS’s entire share capital, that has been held through that date by Silynx, was transferred to the Company by way of dividend in kind (see Note 1.B. above). The shares confer upon their holders’ rights to vote in the General Meeting, right to dividends and rights upon the liquidation of the Company.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 17 – SHARE-BASED PAYMENT IN A CONSOLIDATED SUBSIDIARY

A.	In March 2011, the Company’s Board of Directors approved the award - to Mr. Nir Klein, the Company’s CEO - of 25,000 options exercisable into 25,000 ordinary Company shares of $0.01 p.v.; 15,000 options out of the said 25,000 options may be exercised in consideration for an exercise price of $5.416 per share, and the remaining amount may be exercised in exchange for an exercise price of $11.28 per share. In March 2021, all of the aforesaid options expired without being exercised.

Furthermore, in 2015, the Company’s Board of Directors approved the award of options exercisable into ordinary Company shares of $0.01 p.v. in exchange for an exercise price of $2.74 per share (of which 74,640 options were awarded to Mr. Nir Klein, who serves as the Company’s CEO, 5,598 options were awarded to Ms. Gal Nir Klein, who serves as SOS’s VP Marketing and Sales Israel, 5,598 options were awarded to Mr. Ilan Akselrod, who serves as the Company’s CFO, and 12,316 options were awarded to Mr. Ronen Hananis, who serves as SOS’s VP Development and Operations); as of January 1, 2019, 109,348 of the awarded options have vested in full and were exercisable, and the remaining options awarded in 2015 expired and/or forfeited. The options are exercisable over a period of 10 years from their award date.

B.	In March 2018, the Company’s Board of Directors approved the award of 1,324,003 non-marketable options to Company employees and officers; the options will be exercisable into 1,324,003 ordinary Company shares of $0.01 p.v. over a 10-year period from their award date, as described below:

-	585,000 of the options (of which 110,000 options and 150,000 options were awarded to Mr. Ilan Akselrod who serves as the Company’s CFO and to Mr. Ronen Hananis, who serves as SOS’s VP Development and Operations, respectively) will be exercisable into Company shares in consideration for an exercise price of $0.24 per share; 25% of the options shall vest immediately, and the remaining options shall vest in 3 equal annual tranches starting a year after their award date.

-	47,019 of the options (of which 1,945 options and 3,068 options were awarded to Mr. Ilan Akselrod and to Mr. Ronen Hananis, respectively) will be exercisable into Company shares in consideration for an exercise price of $1.14 per share; a third of the options shall vest immediately, and the remaining options shall vest in 2 equal annual tranches starting a year after their award date.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 17 – SHARE-BASED PAYMENT IN A CONSOLIDATED SUBSIDIARY (cont.)

B.	(cont.)

-	100,000 of the options will be exercisable into Company shares in consideration for an exercise price of $2.74 per share; two thirds of the options shall vest immediately, and the remaining options shall vest on December 31, 2018.

-	150,000 of the options will be exercisable into Company shares in consideration for an exercise price of $0.24 per share; the options shall vest over a period of 3 years, subject to the employee’s meeting sales targets. As from the award date of the aforesaid options, and as of December 31, 2019 and 2020, the Company’s management was of the opinion that the employee will not meet the targets set in the agreement that was signed with him; in practice, in view of the termination of the employee’s employ by the Company during the reporting year, the aforesaid options expired without vesting.

-	441,984 of the options will be exercisable into Company shares in consideration for an exercise price of $0.24 per share; a third of the options shall vest 3 years after their award date, and the remaining options shall vest in 2 equal tranches at the end of each 3 subsequent years, subject to the employee’s meeting sales targets. As from the award date of the aforesaid options, and as of December 31, 2019 and 2020, the Company’s management was of the opinion that the employee will not meet the targets set in the agreement that was signed with him; in practice, in view of the termination of the employee’s employ by the Company during the reporting year, the aforesaid options expired without vesting.

The fair value of the aforesaid options was estimated on their award date at $129, with the assistance of an independent external appraiser, using the Black-Scholes model. Set forth below are the parameters used in determining the fair value of the options:

Company share price ($) (*)	0.27
Exercise price (in $)	2.74 - 0.24	See above.
Expected volatility in Silynx’s share price	36.43% - 29.92%
Expected life of the warrants (in years)	9.5 - 5
Risk-free interest	2.94% - 2.65%
Expected dividend yield	--

(*)	The Company’s share price is determined based on the Company’s value as appraised by the appraiser as of the award date, while using the discounted cash flow method, and at a discount rate of 18%.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 17 – SHARE-BASED PAYMENT IN A CONSOLIDATED SUBSIDIARY (cont.)

C.	Set forth below are the movements in options awarded to Company employees and officers in the reporting years:

	For the year ended December 31,
	2022		2021
	No. of options	Weighted Average Exercise Price	No. of options	Weighted Average Exercise Price
Outstanding at beginning of year	655,791	0.67	1,387,775	0.77
Expired and/or forfeited during the year	(51,461)	0.27	(731,984)	0.86
Outstanding at ending of year	604,330	0.71	655,791	0.67
Exercisable at the end of the year	604,330	0.71	655,791	0.67

D.	On August 26, 2021, as part of the restructuring executed by the Company (see Note 1.B. above), the aforesaid options, which were exercisable into Company shares, were replaced with options exercisable into Company shares in accordance with their original terms (exercise price, vesting terms and exercise period). In view of the fact that the value of the Company’s shares is identical to the value of the share of the Company (which has no independent business activity), the replacement of the said options did not affect the Company’s financial statements.

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 18 – ADDITIONAL INFORMATION REGARDING PROFIT OR LOSS ITEMS

	For the year ended December 31,
	2022	2021
A. Revenue

Breakdown of revenue by geography
Israel	5,423	1,010
Europe	146	89
Asia	127	6,324
USA	1,477	2,064
Other	91	94
	7,264	9,581
Revenues from key customers, each of which is responsible for 10% or more of the total revenues reported in the financial statements:
Customer 1	3	6,315
Customer 2	4,016	334
	4,019	6,649

Trade receivables balance from key customers:
Customer 1	(103)	1,248
Customer 2	2,098	9

Revenue by product group:
In-Ear Headset systems	6,038	8,697
SST Headset systems	749	840
Other	477	44
	7,264	9,581

The Company operates in one operation segment. The Company’s chief operating decision-maker (CEO of the Company) evaluates performance, makes operating decisions and allocates resources based on financial data, consistent with the presentation in the accompanying financial statements. CODM reviews revenue, gross profit and operating income.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 18 – ADDITIONAL INFORMATION REGARDING PROFIT OR LOSS ITEMS (cont.)

	For the year ended December 31,
	2022	2021
B. Cost of revenue
Salaries and related expenses	648	673
Purchases	4,667	6,067
Depreciation and amortization	55	74
Decrease (increase) in inventory	(686)	(529)
Other	152	94
	4,836	6,379
C. Research and development expenses
Salaries and related expenses	311	381
Purchases	6	7
Professional consulting	91	32
Depreciation and amortization	9	--
Other	22	28
	439	448
D. Selling and marketing expenses
Salaries and related expenses	537	679
Exhibitions and advertising	38	43
Depreciation and amortization	23	3
Other	74	127
	672	852
E. General and administrative expenses
Salaries and related expenses	529	444
Professional services	102	279
Rent and maintenance	60	110
Depreciation and amortization	10	41
Other	136	381
	837	1,255

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 18 – ADDITIONAL INFORMATION REGARDING PROFIT OR LOSS ITEMS (cont.)

	For the year ended December 31,
	2022	2021
F. Other income
Support grants in respect of the Covid-19 crisis (see Note 1.E.)	--	159
Revenues from sublease (see Note 9.A.(1))	--	7
	--	166

G. Finance expenses
Exchange rate differentials	--	69
In respect of lease liabilities	10	8
In respect of credit from related parties	--	173
In respect of credit from banking corporations	34	27
In respect of credit from others	--	212
Revaluation of a SAFE	22	--
Revaluation of a liability in respect of a warrants	--	433
Other	57	42
	123	964

H. Finance income
Exchange rate differentials	206	--
Revaluation of a liability in respect of an Warrants	1,237	--
	1,443	--

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 19 – INCOME TAXES

A.	The tax rates applicable to Company’s income

(1)	In the reporting periods, the income of the Company and its consolidated company SOS are subject to corporate tax at the rate of 23% in Israel.

(2)	The income of the consolidated company Silynx - a company incorporated in Delaware USA - is subject to state tax of 8.84%, that reflects Silynx’s activity in California, and to federal tax of 21%.

B.	Tax assessments

The Company has not yet been issued with final tax assessments since incorporation, including due to the end of limitation periods.

C.	Carryforward tax losses

As of the reporting date, SOS has business losses carried forward for tax purposes at the total amount of $8,500. The company did not recognize deferred tax assets in respect of the aforesaid losses, since it is not expected that they will be utilized in the foreseeable future.

D.	On March 15, 2022, the Company received the Israel Tax Authority’s approval for the execution of a restructuring (hereinafter - the “Tax Ruling”) on August 26, 2021; as part of the restructuring, the entire issued and paid up share capital of Silynx was transferred to the Company, against the allotment of the Company’s shares to Silynx’s shareholders as they were through that date, and SOS’s shares, which were held in through that date by Silynx, were transferred to the Company by way of a dividend in kind (see Note 1.B.). The tax ruling stipulated, among other things, that the transfer of SOS and Silynx’s shares to the Company will be carried out in accordance with Sections 104B and 104C to the Income Tax Ordinance (hereinafter - the “Ordinance”), and subject to the provisions of Part E2 to the Ordinance and other conditions as set out in the Tax Ruling.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 20 – EARNINGS (LOSS) PER SHARE

	For the year ended December 31,
	2022	2021
Weighted average of the number of ordinary shares used to calculate basic earnings per share (in thousands) (**)	3,162	3,162
Weighted average of the number of ordinary shares used to calculate diluted earnings per share (in thousands) (**)	3,317	3,162
The income (loss) used in calculation (in $)	1,798	(153)

(*)	The loss per share was calculated based on the Company’s issued and paid-up share capital on its incorporation date, and despite the fact that in the said years the Company has not yet been incorporated.

(**)	Number of shares restated based on reverse stock split – see note 23.4.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 21 – FINANCIAL INSTRUMENTS

A.	Risk management policy

The Company’s activities expose it to various financial risks such as market risks (including currency risk, fair value risk in respect of interest rate and price risk), credit risk, liquidity risk and cash flow risk in respect of interest rate. The Company’s comprehensive risk management plan focuses on activities aimed to mitigate any potential adverse effects on the Company’s financial performance. The company does not use derivative financial instruments to hedge exposures Company’s risk management is conducted by Company’s management.

B.	Credit risks

Concentrations of credit risks may arise from exposures to a single trade receivable or groups of trade receivables with shared characteristics, such that their ability to meet their obligations is expected to be similarly affected by changes in economic or other conditions. As of the reporting dates, the Company has a significant concentration of credit risks.

The Company’s cash and cash equivalents and deposits are held in highly-rated financial institutions. In the opinion of the Company, the exposure to credit risk in respect of these financial instruments is low.

The company regularly assesses the credit worthiness of its customers. In the Company’s opinion, based on past experience and/or the customers’ credit worthiness, there is no significant credit risk in respect of the trade receivable balance; therefore, the general provision in respect of the trade receivable balance was found to be negligible, and a specific provision in respect of credit losses was also recognized at a negligible amount.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 21 – FINANCIAL INSTRUMENTS (cont.)

C.	Classification of financial instruments

	As of December 31
	2022	2021
Financial assets
Cash and cash equivalents (including deposits with banks)	89	1,578
Loans and receivables	2,853	1,422
	2,942	3,000
Financial liabilities
Financial liabilities measured at amortized cost	3,672	5,562
Financial liabilities measured at fair value through profit and loss	522	1,394
	4,194	6,956

D.	Fair value of financial instruments

(1)	Classification of financial instruments within the fair value hierarchy

The financial instruments, that are presented in the statement of financial position at fair value, are classified into groups with similar characteristics, within a fair value hierarchy that is determined based on the source of the data used to measure the fair value, as follows:

Level 1:	Quoted prices (unadjusted) in an active market for identical assets or liabilities.

Level 2:	Inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly.

Level 3:	Inputs that are not based on observable market data (assessment techniques not using observable market input).

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 21 – FINANCIAL INSTRUMENTS (cont.)

D.	Fair value of financial instruments (cont.)

(2)	Set forth below is the classification of the Company’s financial instruments, that are measured at fair value through profit and loss, in accordance with the above hierarchy as of the reporting dates:

	Level 1	Level 3	Total
As at December 31, 2022

Financial liabilities	--	522	522
As of December 31, 2021

Financial liabilities	--	1,394	1,394

(3)	Set forth below are the movements in the Company’s Level 3 financial liabilities measured at fair value through profit and loss in the reporting periods:

For the year ended December 31, 2022:

Balance as at January 1, 2022	1,394
SAFE	343
Total profit (loss) recognized in profit and loss	(1,215)

Balance as at December 31, 2022	522
For the year ended December 31, 2021:

Balance as at January 1, 2021	961
Total loss recognized in profit and loss	433

Balance as at December 31, 2021	1,394

In the reported years there were no transfers between Level 1 and Level 2 and Level 3.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 21 – FINANCIAL INSTRUMENTS (cont.)

D.	Fair value of financial instruments (cont.)

(4)	In the opinion of the Company, the fair value of the remaining financial instruments included in the statement of financial position as of the reporting date is equal to or approximates their carrying amount, except for lease liabilities, which are measured in accordance with IFRS 16.

E.	Currency risk

Currency risk is the risk that the value of a financial instrument will fluctuate as a result of changes in the exchange rate of a foreign currency (other than the Company’s functional currency). Set forth below are the linkage terms of the Company’s financial instruments (in USD thousand) as of the reporting date:

As of December 31, 2022:

	NIS	Unlinked	Other	Total

Cash and cash equivalents (including deposits with banks)	20	55	14	89
Loans and receivables	279	2,254	320	2,853
Total financial assets	299	2,309	334	2,942
Loans from interested parties and others	--	50	--	50
Warrants	157	--	--	157
Trade payable	300	1,816	105	2,221
Other accounts payables	434	636	--	1,070
SAFE	365	--	--	365
Loans from banks	171	--	--	171
Liabilities for employee benefits, net	32	--	--	32
Lease liabilities	128	--	--	128
Total financial liabilities	1,587	2,502	105	4,194
Total financial liabilities, net	(1,288)	(193)	229	(1,252)

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 21 – FINANCIAL INSTRUMENTS (cont.)

E.	Currency risk (cont.)

As of December 31, 2021:

	NIS	Unlinked	Other	Total

Cash and cash equivalents (including deposits with banks)	322	1,251	5	1,578
Loans and receivables	92	1,330	--	1,422
Total financial assets	414	2,581	5	3,000
Loans from interested parties and others	965	50	--	1,015
Warrants	1,394	--	--	1,394
Accounts payable	658	1,720	40	2,418
Other accounts payables	759	977	--	1,736
Loans from banks	270	--	--	270
Liabilities for employee benefits, net	49	--	--	49
Lease liabilities	74	--	--	74
Total financial liabilities	4,169	2,747	40	6,956
Total financial liabilities, net	(3,755)	(166)	(35)	(3,956)

As of the reporting date, the Company has net financial liabilities linked to the shekel at the total amount of $1,591. A 10% increase in the exchange rate of the shekel against the dollar shall lead to a $159 decrease in the Company’s net income and to an equal amount increase in capital deficiency. A 10% decrease in the exchange rate of the shekel against the dollar shall lead to a $159 increase in the Company’s net income and to an equal amount decrease in capital deficiency.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 21 – FINANCIAL INSTRUMENTS (cont.)

F.	Risk in respect of interest rate

Fair value risk in respect of interest rate is the risk that the value of a financial instrument will fluctuate as a result of changes in the market interest rate. The Company’s risk in respect of interest rate stems mainly from loans from others, at the total amount of $263 (principal) as of the reporting date; the loans bear interest at a fixed rate (see Note 12).

Cash flow risk in respect of interest rate is the risk that the value of the future cash flows of a financial instrument will fluctuate as a result of changes in the market interest rates. The Company’s cash flow risk in respect of interest rate stems mainly from bank credit, at the total amount of $171 as of the reporting date; the credit bears variable interest based on the Prime rate (see Note 14).

G.	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its obligations arising from its financial liabilities settled in cash or other financial assets. The Company mitigates the liquidity risk by regularly monitoring its actual and expected cash flows.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 21 – FINANCIAL INSTRUMENTS (cont.)

G.	Liquidity risk (cont.)

As to the Company’s financial position and significant doubts about the Company’s ability to continue as a going concern - see Note 1.C. above. Set forth below are the repayment dates of the Company’s financial liabilities (other than financial liabilities measured at fair value through profit and loss) in accordance with their contractual terms and at undiscounted amounts (including interest payments) as of the reporting dates:

As of December 31, 2022:

	Up to one year	One to two years	From two years to three years	Total

Trade payable	2,221	--	--	2,221
Other accounts payables	1,070	--	--	1,070
Lease liability	74	54	20	148
Credit from banking corporations	86	114	--	200
	3,451	168	20	3,639

As of December 31, 2021:

	Up to one year	One to two years	From two years to three years	Total

Trade payable	2,418	--	--	2,418
Payables and credit balances	1,736	--	--	1,736
Lease liability	41	44	--	85
Credit from banking corporations	86	86	114	286
	4,281	130	114	4,525

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 22 – BALANCES AND TRANSACTIONS WITH RELATED PARTIES

A.	Balances with interested parties

	December 31
	2022	2021

Accounts payable and accruals (included in employees and liabilities in respect thereof)	131	135
Loans from interested parties (see Note 11)	50	1,015

B.	Benefits to related parties

	For the year ended December 31,
	2022	2021

Payroll and related expenses in respect of employed interested parties (*)	443	476
Number of interested parties	3	3

C.	Benefits to senior officers

	For the year ended December 31,
	2022	2021

Short-term benefits (*)	471	425
No. of recipients	3	3

(*)	Including $1 in share-based payment in 2021.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 22 – BALANCES AND TRANSACTIONS RELATED PARTIES (cont.)

D.	Profit and loss data (*)

	For the year ended December 31,
	2022	2021

Cost of revenue	107	125
Research and development expenses	182	216
Selling and marketing expenses	330	279
General and administrative expenses	295	281

(*)	Including benefits to interested parties, related parties and officers, included in subsections b and c above.

E.	Employment terms of related parties

(1)	In 2005, SOS entered into an employment agreement with Mr. Nir Klein (as amended on August 29, 2013); under the agreement, Mr. Klein serves as SOS’s CEO on a full-time basis, in consideration for a gross monthly salary of $11 (NIS 35) (CPI-linked), plus social benefits, car maintenance, mobile phone and a laptop, and reimbursement of reasonable expenses expensed as part of doing his job. The agreement is for an unlimited term, and each party is entitled to conclude it by prior notice in writing, two months in advance. It was also set in out in the agreement, that upon conclusion of his employment with SOS for a reason that does not establish cause for termination pursuant to the terms of the agreement, Mr. Klein will be entitled to an advance notice period of 4 additional months. Furthermore, Mr. Klein will also be entitled to an annual bonus subject to meeting targets as defined by SOS’s Board of Directors; in the reporting periods, such targets were not defined, and therefore Mr. Klein was not entitled to a bonus.

With regard to the award of options to Mr. Klein in respect of his service as SOS’s CEO - see Note 17.A. above.

With regard to Mr. Klein’s announcement to the effect that he waives the Company’s debt to him in respect of salary that has not yet been paid to him - see Note 11.B.(2).

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 22 – BALANCES AND TRANSACTIONS WITH RELATED PARTIES (cont.)

E.	Employment terms of related parties (cont.)

(2)	In 2005, SOS entered into an employment agreement with Ms. Gal Nir Klein, the wife of Mr. Nir Klein, who serves as the Company’s CEO. Under the agreement, Ms. Klein serves as SOS’s VP Marketing and Sales Israel on a full-time basis, in consideration for a gross monthly salary of $7 (NIS 22) (CPI-linked), plus social benefits, car maintenance, mobile phone and a laptop, and reimbursement of reasonable expenses expensed as part of doing her job. The agreement is for an unlimited term, and each party is entitled to conclude it by prior notice in writing, two months in advance. It was also set in out in the agreement, that upon conclusion of her employment with SOS for a reason that does not establish cause for termination pursuant to the terms of the agreement, Ms. Klein will be entitled to an advance notice period of 4 additional months. Furthermore, Ms. Klein will also be entitled to an annual bonus subject to meeting targets as defined by SOS’s Board of Directors; in the reporting periods, such targets were not defined, and therefore Ms. Klein was not entitled to a bonus.

With regard to the award of options to Ms. Klein in respect of her service in SOS as stated above - see Note 17.A. above.

(3)	During the reporting periods, Ms. Ofir Klein and Mr. Roey Klein, the children of Mr. Nir Klein, who serve as the Company’s CEO, were employed by SOS in consideration for monthly salaries that are immaterial to the Company.

(4)	In 2014, SOS entered into an employment agreement (as amended from time to time) with Mr. Ilan Akselrod. Under the agreement, Mr. Akselrod serves as SOS’s CFO on a full-time basis, in consideration for a gross monthly salary of $7 (NIS 21) in the reporting periods, plus social benefits, mobile phone and a laptop, and reimbursement of reasonable expenses expensed as part of doing his job. The agreement is for an unlimited term, and each party is entitled to conclude it by prior notice, 30 days in advance.

With regard to options awarded to Mr. Akselrod in respect of his service as stated above - see Notes 17.A. and 17.B. above.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 22 – BALANCES AND TRANSACTIONS WITH RELATED PARTIES (cont.)

E.	Employment terms of related parties (cont.)

(5)	In August 2021, SOS entered into an employment agreement with Mr. Elihai (Elik) Cohen; under the agreement, starting July 1, 2021 Mr. Cohen has been serving as the Company’s VP International Marketing and Sales on a full-time basis, in consideration for a gross monthly salary of $9 (NIS 28); on July 1, 2022 and July 1, 2023, Mr. Cohen’s salary will be increased to $9 (NIS 32.5) and $10 (NIS 35), respectively. Mr. Cohen will also be entitled to social benefits, car maintenance, mobile phone, and reimbursement of reasonable expenses expensed as part of doing his job. The agreement is for an unlimited term, and each party is entitled to conclude it by prior notice, 90 days in advance. In addition, Mr. Cohen will be entitled to commissions in respect of sales, based on targets set out in the agreement; in the reporting year, Mr. Cohen was entitled to such a commission at an immaterial amount.

With regard to options awarded to Mr. Cohen in respect of his service as stated above - see Notes 17.A. and 17.B. above.

(6)	In 2006, SOS entered into an employment agreement (as amended from time to time) with Mr. Ronen Hananis. Under the agreement, Mr. Hananis serves as SOS’s VP Development and Operations on a full-time basis, in consideration for a gross monthly salary of $10 (NIS 30), plus social benefits, car maintenance, mobile phone, and reimbursement of reasonable expenses expensed as part of doing his job. The agreement is for an unlimited term, and each party is entitled to conclude it by prior notice, 30 days in advance.

With regard to options awarded to Mr. Hananis in respect of his service as stated above - see Notes 17.A. and 17.B. above.

F.	On the Company’s incorporation date (August 22, 2021) Mr. Ron Klein, Mr. Nir Klein and Mr. Ilan Akselrod were appointed as Chairman of the Company’s Board of Directors, Company’s CEO and Director, and Company’s CFO, respectively.

It should be clarified that until the completion of an IPO by the Company, the employment terms of Mr. Ron Klein, Mr. Nir Klein and Mr. Ilan Akselrod shall remain unchanged by virtue of their employment agreements with Silynx and/or SOS.

U.S. Dollars in Thousands

Silynxcom Ltd.

Notes to the Financial Statements

NOTE 22 – BALANCES AND TRANSACTIONS WITH RELATED PARTIES (cont.)

G.	With regard to loans provided to the Company by interested parties thereof, and the waiver of some of the aforesaid loans subject to the completion of the IPO - see Note 10.

NOTE 23 – SUBSEQUENT EVENTS

1.	On January 1, 2023, the Company granted 5,046,445 options to its employees and officers with an exercise price of $0.24- $0.53 per option. The options are exercisable to shares in a 1:1 ratio. The option will vest over a period of 3 years.

2.	On January 9, 2023, the Company granted 130,000 options to its employees with an exercise price of $0.26 per option. The options are exercisable to shares in a 1:1 ratio. The option will vest over a period of 3 years.

3.	On April 19, 2023, the Company and the bank corporation amended the warrant cancellation agreement (hereafter: the amendment). According to the amendment, the warrant is canceled in return of $172 (NIS 600) unless there were will not be IPO by November 30, 2023. The warrant cancellation agreement was extended through December 31, 2023.

4.

Change in authorized share capital and reverse stock split.

On August 6, 2023, the Company's shareholders approved in the general shareholders meeting that:

All shares (issued and unissued) be consolidated on the basis that every 5.612 Ordinary Shares of par value NIS 0.01 will be consolidated into 1 ordinary share with no par value, such that the authorized ordinary share of the Company following the reverse stock split and the cancellation of par value per shar will be in the amount of 4,455,000 ordinary shares of no par value. In addition, the Company approved to increase its authorized shar capital to 20,000,000 ordinary shares.

On November 28, 2023, the Company's shareholders approved in the general shareholders meeting that:

All shares (issued and unissued) are consolidated on the basis that every 1 Ordinary Share par is consolidated into 1.064572054 ordinary share with no par value, such that the authorized ordinary shares of the Company following the stock split will be in the amount of 21,291,441 ordinary shares of no par value. In addition, the Company approved to decrease its authorized share capital to 20,000,000 ordinary shares, and the Company’s current issued and outstanding Ordinary Shares will be in the aggregate amount of 3,161,779 Ordinary Shares, of no par value each, and the Company’s options will be in the amount of 1,150,275 options to purchase Ordinary Shares (in such case the exercise price will be adjusted accordingly).

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS AS OF JUNE 30, 2023

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS AS OF JUNE 30, 2023

TABLE OF CONTENTS

Unaudited Interim Condensed Consolidated Financial Statements
Unaudited Interim Condensed Consolidated Statements of Financial Position	F-69 - F-70
Unaudited Interim Condensed Consolidated Statements of Comprehensive Loss	F-71
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity	F-72 - F-73
Unaudited Interim Condensed Consolidated Statements of Cash Flows	F-74 - F-75
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-76 - F-86

The amounts are stated in thousands of USD

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands of USD)

	June 30,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	351	69
Deposits with banking corporations	25	20
Trade receivables, net	781	2,774
Other current assets	441	214
Inventory	2,664	2,433
Total current assets	4,262	5,510

NON-CURRENT ASSETS:
Property, plant & equipment, net	121	147
Long-term deposits	24	18
Right of use assets	134	132
Total non-current assets	279	297

TOTAL ASSETS	4,541	5,807

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands of USD)

		June 30,	December 31,
	Note	2023	2022
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current maturities of loans from banking corporations		69	70
Lease liabilities – current		67	60
Loans from related parties	6	33	50
Trade payables		1,200	2,221
Warrants at fair value	4	146	157
SAFE	4	345	365
Other accounts payables		1,250	1,885
Total current liabilities		3,110	4,808

NON-CURRENT LIABILITIES:
Loans from banking corporations		61	101
Lease liabilities		63	68
Liabilities for employee benefits, net		31	32
Total non-current liabilities		155	201

SHAREHOLDERS’ Equity:
Share capital		52	52
Premium and other capital reserves		19,462	16,658
Capital reserve for transactions with controlling shareholders		1,542	1,542
Accumulated loss		(19,780)	(17,454)
Total shareholders’ equity		1,276	798

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		4,541	5,807

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands of USD – except for earnings per share)

		For the six-month period ended June 30 (except for earnings per share)
	Note	2023	2022

Revenue	5	3,096	1,980
Cost of Revenue		1,901	1,318
Gross profit		1,195	662

Research and development expenses		569	200
Selling and marketing expenses		1,989	348
General and administrative expenses		965	392
Operating Profit (loss)		(2,328)	(278)

Finance Expenses		35	69
Finance Income		37	1,356
Income (loss) before income taxes		(2,326)	1,009
Income taxes expenses		-	-
Net Income (loss) for the period		(2,326)	1,009

Amounts that shall not be subsequently reclassified to profit and loss:
Gain (loss) from remeasurement of defined benefit plans		-	-
Total comprehensive loss for the period		(2,326)	1,009

Basic earnings (loss) per share (in USD) (*)	7	(0.736)	0.318

Weighted average of the number of ordinary shares used to calculate basic earnings per share (*)		3,161,779	3,161,779

Diluted earnings (loss) per share (in USD) (*)	7	(0.736)	0.287

Weighted average of the number of ordinary shares used to calculate diluted earnings per share (*)		3,161,779	3,519,844

(*)	After giving effect to the reverse stock split (see also Note 8)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(in thousands of USD)

For the six-month period ended June 30, 2023

	Share capital	Premium and other capital reserves	Capital reserve for transactions with controlling Shareholders	Accumulated loss	Total

Balance as of January 1, 2023	52	16,658	1,542	(17,454)	798
Net income for the year
Stock-based compensation	-	2,804	-	-	2,804
Loss for the year	-	-	-	(2,326)	(2,326)
Balance as of June 30, 2023	52	19,462	1,542	(19,780)	1,276

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(in thousands of USD)

For the six-month period ended June 30, 2022

	Share capital	Premium and other capital reserves	Capital reserve for transactions with controlling Shareholders	Accumulated loss	Total

Balance as of January 1, 2022	52	16,642	541	(19,252)	(2,017)
Debt forgiveness from controlling shareholders	-	-	954		954
Net Income for the period	-	-	-	1,009	1,009
Balance as of June 30, 2022	52	16,642	1,495	(18,243)	(54)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of USD)

	For the six-month period ended June 30
	2023	2022
Cash flows from operating activities:
Net income (loss)	(2,326)	1,009
Adjustments Required to Present Cash Flows from Operating Activities:
Depreciation and amortization	67	42
Increase (decrease) in liability for employee benefits, net	(1)	(3)
Revaluation of derivatives measured at fair value through profit and loss	(31)	(1,157)
Benefit component in respect of related party transactions	-	40
Other finance expenses	11	(16)
Share-based payment	2,804	-
	2,850	(1,094)
Changes in asset and liability line items:
Decrease (increase) in trade receivables	1,993	983
Decrease (increase) in other current assets	(227)	4
Decrease (increase) in inventory	(231)	(224)
Increase (Decrease) in trade payables	(1,021)	(1,514)
Increase (Decrease) in other accounts payables	(635)	(530)
	(121)	(1,281)

Net cash provided by (used in) operating activities	403	(1,366)

Cash flow from investing activities
Increase in long-term bank deposit	(11)	(9)
Purchase of property, plant and equipment	(4)	-
Net cash provided by (used in) investing activities	(15)	(9)

Cash flows from financing activities
Repayment of loans from related parties	(17)	-
Repayment of loans from banking corporations	(40)	(41)
Receipt of loans from related parties	-	-
SAFE	-	343
Repayment of lease liabilities	(44)	(31)
Net cash provided by (used in) financing activities	(101)	271
Exchange rate differentials for cash and cash equivalent balances	(5)	(13)
Increase (decrease) in cash and cash equivalents	282	(1,117)
Cash and cash equivalents balance at the beginning of the year	69	1,561
Cash and cash equivalents balance at the end of the year	351	444

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

U.S. Dollars in Thousands

SILYNXCOM LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of USD)

	For the six-month period ended June 30
	2023	2022

Appendix A - Cash paid and received during the year for:

Interest paid	6	10

Appendix B – Material activities not involving cash flows:

Recognition of right-of-use asset against a lease liability	39	69
Debt forgiveness from controlling shareholders	-	954

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 1 – GENERAL

A.	Silynxcom Ltd. (hereinafter - the Company) was incorporated in Israel on August 22, 2021, as a privately-held company as part of a restructuring carried out by the Company as set out in subsection B below. The Company’s registered offices are located at 19 Yad Harutzim St., Netanya.

The Company is engaged through Silynx Communications Inc. (hereinafter - “Silynx”) and Source of Sound Ltd. (hereinafter - “SOS”) in a single area of activity: development, production, marketing and sale of ruggedized noise protection and communication accessories for tactical uses, including radios used by security forces, law enforcement, rescue forces, etc.

B.	Silynx Communications, Inc. (hereinafter: the “The Former Company” or “Silynx”) was incorporated in Delaware, USA on September 19, 2005 and commenced operations in October 2005.

On August 26, 2021, the Board of Directors of the Former Company decided to make a structural change (hereinafter “the Reorganization”). For the reorganization, Silynxcom Ltd. (hereinafter: the “Company”) was incorporated on August 22, 2021, as a private limited company, in accordance with the provisions of the Israeli Companies Law while maintaining the same capital structure as the Former Company. On August 26, 2021, the Former Company transferred to the Company all its holdings directly and indirectly in the subsidiary. The reorganization was completed on March 15, 2022, after receiving an approval from the Israeli Tax Authorities.

The Company accounted for the reorganization using the pooling of interest method, and the consolidation of the financial statements reflects the reorganization using the “As Pooling” method accordingly.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 1 – GENERAL (CONT.)

C.	Going Concern

As of June 30, 2023, the Company has total shareholders’ equity of $1,276, and a working capital of $1,152.

However, in the opinion of Company’s management, the Company’s resources as of the approval date of the financial statements may not be sufficient to continue the Company’s activity in its present form in the foreseeable future. Therefore, the Company’s ability to consummate its plans is dependent on its ability to continue to finance its activities by raising additional funds.

Company’s management works to obtain the aforesaid financing sources, through, among other things, a public offering. However, as of the approval date of the Unaudited Interim Condensed Consolidated Financial Statements, there is uncertainty as to the plans of the Company’s management.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Unaudited Interim Condensed Consolidated Financial Statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES:

1.	Significant accounting policy

Statement of compliance

These interim condensed consolidated financial statements have been prepared in accordance with International Accounting Standards (“IAS”) 34 Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of financial statements and should be read in conjunction with the 2022 annual consolidated financial statements. The Company has applied the same accounting policies and methods of computation in its interim consolidated financial statements as in its 2022 annual consolidated financial statements.

Basis of measurement

These Unaudited Interim Condensed Consolidated Financial Statements have been prepared on a going concern basis, under the historical cost basis, except for financial instruments which have been measured at fair value.

2.	Critical Estimates and Assumptions

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The Company’s financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the Company’s financial statements and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods.

The functional currency for each of the Company’s subsidiaries is the currency of the primary economic environment in which the respective entity operates; the Company has determined the functional currency of each entity to be denominated in the U.S. dollar. Such determination involves certain judgements to identify the primary economic environment. The Company shall reconsider the functional currency of its subsidiaries if there is a change in events and/or conditions which determine the primary economic environment. During the six months ended June 30, 2023, there have been no such changes.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONT):

The critical judgments and significant estimates in applying accounting policies that have the most significant effect on the amounts recognized in the Unaudited Interim Condensed Consolidated Financial Statements are the same as at December 31, 2022:

a)	Determining the fair value of share-based payment transactions

The fair value of share-based payment transactions is determined upon initial recognition by the binomial options-pricing model. The binomial options-pricing model is based on the share price, exercise price and assumptions regarding expected volatility, the term of share option, dividend yield and a risk-free interest rate.

b)	Derivative liability – Warrants

The Company uses the Black-Scholes option-pricing model to estimate fair value at each reporting date. The key assumptions used in the model are the expected future volatility in the price of the Company’s common shares and the expected life of the warrants.

NOTE 3 – SIGNIFICANT EVENTS AND TRANSACTIONS IN THE PERIOD:

a.	On January 1, 2023, the Company granted 5,046,445 options to its employees and officers. The options may be exercised into ordinary shares of the Company in consideration of $0.24-$0.53 per option. The options shall vest in one to four installments and up to a period of four years commencing from the grant date. The theoretical economic value of these options is, according to the Black-Scholes option-pricing model, $5,242, based on the following assumptions: a standard deviation at a rate of 40-49% determined based on similar listed entities, a risk-free interest rate of 3.86-3.94% and an anticipated lifespan of five years.

On January 9, 2023, the Company granted 130,000 options to its employees. The options may be exercised into ordinary shares of the Company in consideration of $0.26 per option. The options shall vest in four installments over a period of three years commencing from the grant date. The theoretical economic value of these options is, according to the Black-Scholes option-pricing model, $139, based on the following assumptions: a standard deviation at a rate of 47-49% based on similar listed entities, a risk-free interest rate of 3.86-3.94% and an anticipated lifespan of five years.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 3 – SIGNIFICANT EVENTS AND TRANSACTIONS IN THE PERIOD (CONT):

Set forth below are the movements in options awarded to Company employees and officers in the reporting years:

	For the six months ended June 30,
	2023		2022
	No. of options	Weighted Average Exercise Price	No. of options	Weighted Average Exercise Price
Outstanding at beginning of year	604,330	0.71	655,791	0.67
Granted	5,176,445	0.33	-	-
Expired	-	-	-	-
Outstanding at ending of year	5,780,775	0.37	655,791	0.67
Exercisable at the end of the year	2,015,442	0.39	655,791	0.67

b.	On April 19, 2023, the Company and the bank corporation amended the warrant cancellation agreement (the “Amendment”). According to the Amendment, the warrants are cancelled in exchange for approximately $162 unless an initial public offering does not occur by November 30, 2023. The Amendment was extended to December 31, 2023.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 4 – FAIR VALUE MEASUREMENT:

The following table sets out the Company’s liabilities that are measured at fair value in the financial statements:

	Fair value measurements using input type
	June 30, 2023 (Unaudited)
	Level 1	Level 2	Level 3	Total
SAFE			(345)	(345)
Warrants at fair value	-	-	(146)	(146)

	Fair value measurements using input type
	December 31, 2022
	Level 1	Level 2	Level 3	Total
SAFE			(365)	(365)
Warrants at fair value	-	-	(157)	(157)

As of June 30, 2023 and December 31, 2022, the Company estimated the value of the warrants with the assistance of an independent external appraiser at $146 and $157 respectively, under management’s assessments in connection with the different scenarios, in accordance with the following parameters and using the Black-Scholes options-pricing model:

	June 30,	December 31,
	2023	2022

Silynx share price (USD)	0.04	0.04
Exercise price (in USD)	0.159	0.159
Expected volatility in Silynx’s share price	41%	45.6%
Expected life of the warrants (in years)	0.01	0.5
Risk-free interest	5.24%	4.14%
Expected dividend yield	–	–

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 4 – FAIR VALUE MEASUREMENT (CONT.):

(**) As of June 30, 2023 and December 31, 2022, the Company estimated the value of the SAFE with the assistance of an independent external appraiser at $346 and $365 respectively, under management’s assessments in connection with the different scenarios.

The following tables describes the change in the Company’s liabilities that are measured at level 3 in the financial statements:

SAFE + Warrants
As of December 31, 2021	(1,394)
Issuance of SAFE	(343)
Change in fair value	1,157
Balance as of June 30, 2022	(580)

Balance as of December 31, 2022	(522)
Change in fair value	31
Balance as of June 30, 2023	(491)

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 5 – REVENUE:

	For six months ended June 30,
	2022	2022
Breakdown of revenue by geography
Israel	1,260	1,131
Europe	78	46
Asia	1,015	38
USA	623	738
Other	120	27
	3,096	1,980

Revenue by product group:
In-Ear Headset systems	2,143	1,395
SST Headset systems	678	267
Other	275	318
	3,096	1,980

The Company operates in one operation segment. The Company’s chief operating decision-maker (CEO of the Company) evaluates performance, makes operating decisions and allocates resources based on financial data, consistent with the presentation in the accompanying financial statements. CODM reviews revenue, gross profit and operating income.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 6 – RELATED PARTIES:

A.	Balances with related parties

	June 30,	December 31,
	2023	2022
Accounts payable and accruals (included in employees and liabilities in respect thereof)	128	131
Loans from related parties	33	50

B.	Benefits to related parties

	For the six months ended June 30,
	2023	2022
Payroll and related expenses in respect of employed related parties (*)	149	161
Number of related parties	3	3

C.	Benefits to senior officers

	For the six months ended June 30,
	2023	2022
Short-term benefits (*)	219	220
No. of recipients	3	3

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 6 – RELATED PARTIES (CONT):

D.	Profit and loss data (*)

	For the 6 months ended June 30,
	2023	2022

Cost of revenue	28	53

Research and development expenses	69	73

Selling and marketing expenses	158	138

General and administrative expenses	116	118

(*)	Including benefits to interested parties, related parties and officers, included in subsections b and c above.

U.S. Dollars in Thousands

SILYNXCOM LTD.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of USD)

NOTE 7 – EARNINGS (LOSS) PER SHARE:

	For the 6 months ended June 30,
	2023	2022

Weighted average of the number of ordinary shares used to calculate basic earnings per share (**)	3,162	3,162

Weighted average of the number of ordinary shares used to calculate diluted earnings per share (**)	3,162	3,520

The income (loss) used in calculation	(2,326)	1,009

(**)	Number of shares restated based on the reverse stock split according to subsequent events note – see note 8.

NOTE 8 – SUBSEQUENT EVENTS:

Change in authorized share capital and reverse stock split –

On August 6, 2023, the Company’s shareholders approved in the general shareholders meeting that:

All shares (issued and unissued) are consolidated on the basis that every 5.612 Ordinary Shares of par value NIS 0.01 are consolidated into 1 ordinary share with no par value, such that the authorized ordinary shares of the Company following the reverse stock split and the cancellation of par value per share will be in the amount of 4,455,000 ordinary shares of no par value. In addition, the Company approved to increase its authorized share capital to 20,000,000 ordinary shares.

On November 28, 2023, the Company's shareholders approved in the general shareholders meeting that:

All shares (issued and unissued) are consolidated on the basis that every 1 Ordinary Share par is consolidated into 1.064572054 ordinary share with no par value, such that the authorized ordinary shares of the Company following the stock split will be in the amount of 21,291,441 ordinary shares of no par value. In addition, the Company approved to decrease its authorized share capital to 20,000,000 ordinary shares, and the Company’s current issued and outstanding Ordinary Shares will be in the aggregate amount of 3,161,779 Ordinary Shares, of no par value each, and the Company’s options will be in the amount of 1,150,275 options to purchase Ordinary Shares (in such case the exercise price will be adjusted accordingly).

1,075,000 Ordinary Shares

Silynxcom Ltd.

PRELIMINARY PROSPECTUS

ThinkEquity

       , 2023

Through and including,         , 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

The Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	A financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	Reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	Reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court; (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	Expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	To events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	In amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that our Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by us in the last three years which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On December 29, 2021, we entered into an agreement with certain investors, or the Investors, as amended on October 26, 2022, whereby such Investors invested NIS 700 thousand in exchange for the issuance of securities following this offering under the following terms: (1) existing shareholders will hold 50% of our issued and outstanding share capital following this offering (including 237,600 options to be assigned to our Company’s vice president); (2) the Investors would hold a minimum of 13.48% of our issued and outstanding share capital following the offering; (3) following the completion of the offering, we may allocate 12% of our share capital to our option plan; and (4) we will list the Investors’ shares for trading up to six months following the completion of the offering.

On June 1, 2022, we entered into certain equity investment agreements, which we refer to as a Simple Agreement for Future Equity, or SAFEs, for an aggregate net proceeds of NIS 1.14 million, which amounts will be converted into our Ordinary Shares at a discount rate of (i) 67% (i.e., 33% discount) with respect to an initial public offering or change of control, or a Liquidity Event, or (ii) 70% (i.e., 30% discount) with respect to a bona fide transaction with the principal purpose of raising capital, pursuant to which our Company issues and sells shares in consideration for investment in an aggregate amount of at least NIS 10,000 thousand in one or more related closings, or Equity Financing.

Since March 2011, we have granted to our directors, officers, and employees options to purchase an aggregate of 1,342,237 Ordinary Shares under our ESOP, with exercise prices ranging between $1.27 and $59.46 per share. As of June 30, 2023, no options granted to directors, officers and employees have been exercised, and 191,961 options were forfeited and expired. The total outstanding amount of options and warrants to directors, officers, employees and consultants as of June 30, 2023 is 454,105.

Item 8. Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description
1.1#	Form of Underwriting Agreement by and among Silynxcom Ltd. and the underwriters named therein.
3.1#	Articles of Association of Silynxcom Ltd.
3.2%	Articles of Association of Silynxcom Ltd. to be in effect upon the consummation of this offering.
4.1#	Form of Representative’s Warrant
5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Silynxcom Ltd.
5.2*	Opinion of Sullivan & Worcester LLP, U.S. counsel to Silynxcom Ltd.
10.1*	Form of Indemnification Agreement.
10.2%	English translation of Silynxcom Ltd. Equity Incentive Plan.
10.3%	English translation of Form of SAFE, dated as of June 1, 2022.
10.4#	English translation of Loan Agreement, dated as of May 5, 2020, by and between the Company and Bank Mizrahi.
10.5%	English translation of Investors Agreement, dated as of December 29, 2021, by and among the Company and certain investors
10.6%	Amendment to the Investors Agreement, dated as of October 26, 2022, by and among the Company and certain investors.
10.7%	Silynxcom Ltd. Compensation Policy
21.1#	List of Subsidiaries
23.1#	Consent of Ziv Haft, Certified Public Accountants (Isr.), BDO Member Firm independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1)
23.3*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2)
24.1#	Power of Attorney.
99.1#	Consent of Director Nominee Yossi Tisch
99.2#	Consent of Director Nominee Yafit Keret
99.3#	Consent of Director Nominee Adler Adrian
99.4#	Consent of Director Nominee Itiel Efrat
107#	Calculation of Registration Fee Table

%	Filed herewith
*	To be filed by an amendment
#	Previously Filed

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in our Company’s consolidated financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Netanya, Israel on December 19, 2023.

SIlynxcom LTD.

By:	/s/ Nir Klein
Nir Klein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Klein	Chairman, Board of Directors	December 19, 2023
Ron Klein

/s/ Nir Klein	Chief Executive Officer and Director	December 19, 2023
Nir Klein	(Principal Executive Officer)

/s/ Ilan Akselrod	Chief Financial Officer	December 19, 2023
Ilan Akselrod	(Principal Financial and Accounting Officer)

/s/ Gal Nir Klein	Vice President of Marketing and Israel Sales and Director	December 19, 2023
Gal Nir Klein

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Silynx Communications Inc., the duly authorized representative in the United States of Silynxcom Ltd., has signed this registration statement on December 19, 2023.

SILYNX COMMUNICATIONS INC.

By:	/s/ Ilan Akselrod
Name:	Ilan Akselrod
Title:	Chief Financial Officer